Exhibit 4.1

Dated April 6, 2022

Base Indenture

between

EWC Master Issuer LLC, as Master Issuer,

and

Citibank, N.A.,

as Trustee and Securities Intermediary

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE 1

Section 1.1 Definitions 1

Section 1.2 Cross-References 1

Section 1.3 Accounting Terms; Accounting and Financial Determinations; No

Duplication 2

Section 1.4 Rules of Construction 2

ARTICLE II THE NOTES 3

Section 2.1 Designation and Terms of Notes 3

Section 2.2 Notes Issuable in Series 4

Section 2.3 Series Supplement for Each Series 10

Section 2.4 Execution and Authentication 11

Section 2.5 Registrar and Paying Agent 12

Section 2.6 Paying Agent to Hold Money in Trust 13

Section 2.7 Noteholder List 14

Section 2.8 Transfer and Exchange 15

Section 2.9 Persons Deemed Owners 16

Section 2.10 Replacement Notes 17

Section 2.11 Treasury Notes 17

Section 2.12 Book-Entry Notes 18

Section 2.13 Definitive Notes 19

Section 2.14 Cancellation 20

Section 2.15 Principal and Interest 21

Section 2.16 Tax Treatment 21

Section 2.17 Tax Withholding 22

ARTICLE III SECURITY 22

Section 3.1 Grant of Security Interest 22

Section 3.2 Certain Rights and Obligations of the Master Issuer Unaffected 24

Section 3.3 Performance of Collateral Transaction Documents 25

Section 3.4 Stamp, Other Similar Taxes and Filing Fees 25

Section 3.5 Authorization to File Financing Statements 25

ARTICLE IV REPORTS 26

Section 4.1 Reports and Instructions to Trustee 26

Section 4.2 Rule 144A Information 29

Section 4.3 Reports, Financial Statements and Other Information to

Noteholders 29

Section 4.4 Manager 30

Section 4.5 No Constructive Notice 30

ARTICLE V ALLOCATION AND APPLICATION OF COLLECTIONS 30

Section 5.1 Administration of Accounts and Additional Accounts. 30

Section 5.2 Management Accounts and Additional Accounts 31

Section 5.3 Senior Notes Interest Reserve Account 32

Section 5.4 Senior Subordinated Notes Interest Reserve Account 33

Section 5.5 Advance Funding Reserve Account. 34

Section 5.6 Cash Trap Reserve Account 35

Section 5.7 Collection Account 36

Section 5.8 Collection Account Administrative Accounts 36

Section 5.9 Hedge Payment Account 38

Section 5.10 Trustee as Securities Intermediary 39

Section 5.11 Establishment of Series Accounts; Legacy Accounts 40

Section 5.12 Collections and Investment Income 41

Section 5.13 Application of Collections on Weekly Allocation Dates 46

Section 5.14 Quarterly Payment Date Applications 51

Section 5.15 Determination of Quarterly Interest 65

Section 5.16 Determination of Quarterly Principal 65

Section 5.17 Prepayment of Principal 65

Section 5.18 Retained Collections Contributions 65

Section 5.19 Interest Reserve Letters of Credit 66

Section 5.20 Replacement of Ineligible Accounts 68

Section 5.21 Instructions and Directions 68

ARTICLE VI DISTRIBUTIONS 69

Section 6.1 Distributions in General 69

ARTICLE VII REPRESENTATIONS AND WARRANTIES 70

Section 7.1 Existence and Power 70

Section 7.2 Company and Governmental Authorization 70

Section 7.3 No Consent 70

Section 7.4 Binding Effect 71

Section 7.5 Litigation 71

Section 7.6 No ERISA Plans 71

Section 7.7 Tax Filings and Expenses 72

Section 7.8 Disclosure 72

Section 7.9 1940 Act 72

Section 7.10 Regulations T, U and X. 72

Section 7.11 Solvency 73

Section 7.12 Ownership of Equity Interests; Subsidiaries 73

Section 7.13 Security Interests 73

Section 7.14 Related Documents 75

Section 7.15 Non-Existence of Other Agreements. 75

Section 7.16 Compliance with Contractual Obligations and Laws 75

Section 7.17 Other Representations 75

Section 7.18 No Employees 75

Section 7.19 Insurance 75

Section 7.20 Environmental Matters 76

Section 7.21 Intellectual Property 76

ARTICLE VIII COVENANTS 78

Section 8.1 Payment of Notes 78

Section 8.2 Maintenance of Office or Agency 78

Section 8.3 Payment and Performance of Obligations 79

Section 8.4 Maintenance of Existence 79

Section 8.5 Compliance with Laws 79

Section 8.6 Inspection of Property; Books and Records 79

Section 8.7 Actions under the Collateral Transaction Documents and Related

Documents 80

Section 8.8 Notice of Defaults and Other Events 81

Section 8.9 Notice of Material Proceedings 82

Section 8.10 Further Requests 82

Section 8.11 Further Assurances 82

Section 8.12 Liens 84

Section 8.13 Other Indebtedness 84

Section 8.14 Employee Benefit Plans 84

Section 8.15 Mergers 84

Section 8.16 Asset Dispositions 85

Section 8.17 Acquisition of Assets 86

Section 8.18 Dividends, Officers’ Compensation, etc. 87

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307 87

Section 8.20 Charter Documents 88

Section 8.21 Investments 88

Section 8.22 No Other Agreements 88

Section 8.23 Other Business 89

Section 8.24 Maintenance of Separate Existence 89

Section 8.25 Covenants Regarding the Securitization IP 90

Section 8.26 1940 Act. 92

Section 8.27 Real Property 92

Section 8.28 No Employees 92

Section 8.29 Insurance 92

Section 8.30 Litigation 93

Section 8.31 Environmental 93

Section 8.32 Enhancements 93

Section 8.33 Series Hedge Agreements; Derivatives Generally 93

Section 8.34 Additional Securitization Entity 94

Section 8.35 Subordinated Notes Repayments 95

Section 8.36 Tax Lien Reserve Amount 95

Section 8.37 Bankruptcy Proceedings 95

ARTICLE IX REMEDIES 96

Section 9.1 Rapid Amortization Events 96

Section 9.2 Events of Default 96

Section 9.3 Rights of the Control Party and Trustee upon Event of Default 100

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling 103

Section 9.5 Limited Recourse 104

Section 9.6 Optional Preservation of the Securitized Assets 104

Section 9.7 Waiver of Past Events 104

Section 9.8 Control by the Control Party 105

Section 9.9 Limitation on Suits 106

Section 9.10 Unconditional Rights of Noteholders to Receive Payment 106

Section 9.11 The Trustee May File Proofs of Claim 106

Section 9.12 Undertaking for Costs 107

Section 9.13 Restoration of Rights and Remedies 107

Section 9.14 Rights and Remedies Cumulative 107

Section 9.15 Delay or Omission Not Waiver 108

Section 9.16 Waiver of Stay or Extension Laws 108

ARTICLE X THE TRUSTEE 108

Section 10.1 Duties of the Trustee 108

Section 10.2 Rights of the Trustee 111

Section 10.3 Individual Rights of the Trustee 114

Section 10.4 Notice of Events of Default and Defaults 115

Section 10.5 Compensation and Indemnity 115

Section 10.6 Replacement of the Trustee 116

Section 10.7 Successor Trustee by Merger, etc 117

Section 10.8 Eligibility Disqualification 117

Section 10.9 Appointment of Co-Trustee or Separate Trustee 117

Section 10.10 Representations and Warranties of Trustee 119

ARTICLE XI CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY 119

Section 11.1 Controlling Class Representative 119

Section 11.2 Resignation or Removal of the Controlling Class Representative 122

Section 11.3 Expenses and Liabilities of the Controlling Class Representative 123

Section 11.4 Control Party 123

Section 11.5 Note Owner List 126

ARTICLE XII DISCHARGE OF INDENTURE 127

Section 12.1 Termination of the Master Issuer’s and Guarantors’ Obligations 127

Section 12.2 Application of Trust Money 130

Section 12.3 Repayment to the Master Issuer 130

Section 12.4 Reinstatement 131

ARTICLE XIII AMENDMENTS 131

Section 13.1 Without Consent of the Control Party, the Controlling Class

Representative or the Noteholders 131

Section 13.2 With Consent of the Controlling Class Representative or the

Noteholders 135

Section 13.3 Supplements 137

Section 13.4 Revocation and Effect of Consents 137

Section 13.5 Notation on or Exchange of Notes 137

Section 13.6 The Trustee to Sign Amendments, etc. 137

Section 13.7 Amendments and Fees 138

ARTICLE XIV MISCELLANEOUS 138

Section 14.1 Notices 138

Section 14.2 Communication by Holders With Other Holders 141

Section 14.3 Officer’s Certificate as to Conditions Precedent 141

Section 14.4 Statements Required in Certificate 141

Section 14.5 Rules by the Trustee 142

Section 14.6 Benefits of Indenture 142

Section 14.7 Payment on Business Day 142

Section 14.8 Governing Law 142

Section 14.9 Successors 142

Section 14.10 Severability 143

Section 14.11 Counterpart Originals 143

Section 14.12 Table of Contents, Headings, etc. 143

Section 14.13 No Bankruptcy Petition Against the Securitization Entities 143

Section 14.14 Recording of Indenture 143

Section 14.15 Waiver of Jury Trial 143

Section 14.16 Submission to Jurisdiction; Waivers 144

Section 14.17 Permitted Asset Dispositions; Release of Collateral 144

Section 14.18 Calculation of Holdco Leverage Ratio and Senior ABS Leverage

Ratio 145

Section 14.19 Instructions and Directions on Behalf of the Master Issuer 146

Section 14.1 Electronic Signatures and Transmission. 146

ANNEXES
Annex A	--	Base Indenture Definitions List
EXHIBITS
Exhibit A	--	Weekly Manager’s Certificate
Exhibit B-1	--	Form of Notice of Grant of Security Interest in Trademarks
Exhibit B-2	--	Form of Notice of Grant of Security Interest in Patents
Exhibit B-3	--	Form of Grant of Security Interest in Copyrights
Exhibit C-1	--	Form of Supplemental Notice of Grant of Security Interest in
Trademarks
Exhibit C-2	--	Form of Supplemental Notice of Grant of Security Interest in Patents
Exhibit C-3	--	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit D	--	Form of Permitted Recipient Certification
Exhibit E	--	Form of CCR Election Notice
Exhibit F	--	Nomination for Controlling Class Representative
Exhibit G	--	Ballot for Controlling Class Representative

Exhibit H	--	Form of Note Owner Certificate
Exhibit I	--	Form of CCR Acceptance Letter
Exhibit J	--	Form of Notice of Non-Election of CCR
Exhibit K	--	Form of Collateral Protection Payment Request
SCHEDULES
Schedule 7.13(a)	--	Non-Perfected Liens
Schedule 7.19	--	Insurance

BASE INDENTURE, dated as of April 6, 2022, by and between EWC Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), and CITIBANK, N.A., a national banking association, not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”).

W I T N E S S E T H:

WHEREAS, the Master Issuer has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more Series of asset backed notes (the “Notes”), as provided in this Base Indenture and any Series Supplement; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Master Issuer, in accordance with its terms, have been done, and the Master Issuer proposes to do all the things necessary to make the Notes, when executed by the Master Issuer and authenticated and delivered by the Trustee (or registered, in the case of Uncertificated Notes) hereunder and duly issued by the Master Issuer, the legal, valid and binding obligations of the Master Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

(a)
Capitalized terms used herein and not otherwise defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

(b)
Any terms used in the Indenture (including without limitation, for purposes of Article III) that are defined in the UCC shall be construed and defined as set forth in the UCC, unless otherwise defined in the Indenture.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Related Document to any Article or Section are references to such Article or Section of the Indenture or such other Related Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3 Accounting Terms; Accounting and Financial Determinations; No Duplication.

(a)
All accounting terms not specifically or completely defined in the Indenture or the Related Documents shall be construed in conformity with GAAP.

(b)
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Related Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Related Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In the Indenture and the other Related Documents, unless the context otherwise requires:

(a)
the singular includes the plural and vice versa;

(b)
reference to any Person means, as applicable, such Person or such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the

Indenture and the other applicable Related Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c)
reference to any gender includes the other gender;

(d)
reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e)
“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f)
the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either... or” construction;

(g)
reference to any Related Document or other contract or agreement means such Related Document, contract or agreement as amended and restated, amended, supplemented or otherwise modified from time to time, but if applicable, only if such amendment, supplement or modification is permitted by the Indenture and the other applicable Related Documents;

(h)
with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”;

(i)
the use of Subclass designations, Tranche designations or other designations to differentiate Note characteristics within a Class will not alter priority of the requirement to pay among the Class pro rata unless expressly provided for in the applicable Series Supplement for such Subclass or Tranche;

(j)
if (i) any funds deposited to an Account are to be paid or allocated, or any action described in the Weekly Manager’s Certificate is to be taken, on (or prior to) the “following Weekly Allocation Date”, the “Weekly Allocation Date immediately following” or on the “immediately following Weekly Allocation Date”, such payment, allocation or action shall occur on (or prior to, if applicable) the Weekly Allocation Date related to the Weekly Collection Period in which such deposit occurs or to the Weekly Allocation Date to which the Weekly Manager’s Certificate relates, as applicable, and (ii) an action or event is to occur with respect to a Quarterly Collection Period immediately preceding a Weekly Allocation Date, such action or event shall occur with respect to the most recent Quarterly Collection Period ending prior to such Weekly Allocation Date;

(k)
if any payment is due, or any action described in a Quarterly Noteholders’ Report is to be taken, on (or prior to) the “related Quarterly Payment Date”, on the “following Quarterly Payment Date”, on the “immediately succeeding Quarterly Payment Date”, on the “next succeeding Quarterly Payment Date” or on the “immediately following Quarterly Payment Date”, such payment shall be due, or such action shall occur, as applicable, either (i) on (or prior to, if applicable) the Quarterly Payment Date related to the Quarterly Collection Period in which such payment accrues or to the Quarterly Payment Date to which such Quarterly Noteholders’ Report relates or (ii) on the Quarterly Payment Date related to the applicable Quarterly Calculation Date on which such payment is calculated;

(l)
references to (i) the “preceding Weekly Collection Period” means the most recent Weekly Collection Period ending prior to the indicated date, (ii) the “immediately preceding Quarterly Collection Period” means the most recent Quarterly Collection Period ending prior to the indicated date and (iii) “immediately preceding Quarterly Calculation Date” means the most recent Quarterly Calculation Date; and

(m)
References to “weeks” mean the Securitization Entities' fiscal weeks, which commence on and include each Sunday of a week and end on but exclude Sunday of the following week.

ARTICLE II THE NOTES

Section 2.1 Designation and Terms of Notes.

(a)
Each Series of Notes shall be substantially in the form specified in the Series Supplement for such Series and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Master Issuer, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the Series Supplement for such Series and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by any Authorized Officer of the Master Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officer. All Notes of any Series shall, except as specified in the Series Supplement for such Series and in the Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery (or registration, in the case of Uncertificated Notes), all in accordance with the terms and provisions of this Base Indenture and the Series Supplement for such Series. The aggregate principal amount of Notes which may be authenticated and delivered (or, with respect to Uncertificated Notes, registered) under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the Series Supplement for such Series.

(b)
Class A-1 Notes. Any Series of Notes that includes Class A-1 Notes may include within the Variable Funding Note Purchase Agreement any terms, provisions, forms and other matters that affect the Class A-1 Notes (other than the form of Class A-1 Notes, which will be an exhibit to the Series Supplement for such Series). With respect to any Variable Funding Note Purchase Agreement entered into by the Master Issuer in connection with the issuance of any Class A-1 Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall apply (except to the extent that the Series Supplement or Variable Funding Note Purchase Agreement with respect to such Class A-1 Notes provides otherwise):

(i)
for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, with respect to the Class A-1 Notes of any Series Outstanding, the relevant amount of each such Class A-1 Notes to be used in tabulating the percentage of such Series voting, directing, consenting or waiving or the like (the “Class A-1 Notes Voting Amount”) will be the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Class A-1 Notes (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of such Class A-1 Notes;

(ii)
for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class A-1 Notes of a Series shall continue to be deemed Outstanding unless and until both (x) all commitments to extend credit under such Variable Funding Note Purchase Agreement have been terminated thereunder and (y) the Outstanding

Principal Amount of such Class A-1 Notes shall have been reduced to zero; and

(iii)
notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Variable Funding Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Note subject to such Series Supplement or Variable Funding Note Purchase Agreement that (1) has failed to make a payment required to be made by it under the terms of the Variable Funding Note Purchase Agreement, (2) has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or (3) has become the subject of an Event of Bankruptcy.

Section 2.2 Notes Issuable in Series.

(a)
The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement. A Series of Notes may include separate Classes, Subclasses or Tranches as set forth in the related Series Supplement. Any reference to a Series shall, unless the context requires otherwise, also include any Class, Subclass or Tranche of such Series. Any Series of Class A-1 Notes may be uncertificated, if provided for in its Series Supplement.

(b)
So long as each of the certifications described in clause (vi) below are true and correct as of the applicable Series Closing Date, Additional Notes to be issued (other than with respect to Uncertificated Notes, which may from time to time be registered in accordance with this Base Indenture and the related Series Supplement) may, from time to time, be executed by the Master Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Order at least three (3) Business Days (except in the case of the issuance of the Series of Notes on the Closing Date) in advance of the related Series Closing Date (which Company Order may be delivered at the end of such Business Day and will be revocable by the Master Issuer upon notice to the Trustee no later than 5:00 p.m. (Eastern time) two (2) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Master Issuer to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i)
a Company Order authorizing and directing the authentication and delivery (or registration, in the case of Uncertificated Notes) of such Additional Notes by the Trustee and specifying the designation of such Additional Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such Additional Notes to be authenticated (or registered, in the case of Uncertificated Notes) and the Note Rate with respect to such Additional Notes;

(ii)
a Series Supplement for a new Series of Notes or a Supplement to the related Series Supplement for Additional Notes (other than a Series of Notes) issued under an existing Series, Class, Subclass or Tranche of Notes, as applicable, satisfying the criteria set forth in Section

2.3 executed by the Master Issuer and the Trustee and specifying the Principal Terms of such Notes;

(iii)
if there is one or more Series of Notes Outstanding (other than a Series of Notes Outstanding that will be repaid in full from the proceeds of issuance of such Additional Notes or otherwise on the applicable Series Closing Date), written confirmation from the Manager that the Rating Agency Condition with respect to the issuance of such Additional Notes is satisfied;

(iv)
any related Enhancement Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.32;

(v)
any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.33;

(vi)
one or more Officer’s Certificates, each executed by an Authorized Officer of the Master Issuer, dated as of the applicable Series Closing Date to the effect that:

(A)
the Senior ABS Leverage Ratio as of the applicable Series Closing Date is less than or equal to 6.50x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(B)
the Holdco Leverage Ratio is less than or equal to 7.00x after giving pro forma effect to the issuance of such Additional Notes and any repayment of existing Indebtedness from such Additional Notes;

(C)
no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of the issuance of such Additional Notes;

(D)
all representations and warranties of the Master Issuer in this Base Indenture and the other Related Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(E)
no Cash Trapping Period is in effect or will commence as a result of the issuance of such Additional Notes;

(F)
the New Series Pro Forma DSCR is greater than or equal to

2.00x;

(G)
no Manager Termination Event or Potential Manager

Termination Event has occurred and is continuing or will occur as a result of such issuance;

(H)
the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents (if any) as are required under this Base Indenture or the applicable Series Supplement, except for (i) increases in the aggregate Outstanding Principal Amount of any existing Series, Class, Subclass or Tranche of Notes and (ii) such changes that are permitted in accordance with the terms of the Base Indenture and the applicable Series Supplement;

(I)
all costs, fees and expenses with respect to the issuance of such Additional Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of the issuance of such Additional Notes;

(J)
all conditions precedent with respect to the authentication and delivery (or registration, in the case of Uncertificated Notes) of such Additional Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Variable Funding Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such Additional Notes have been satisfied or waived;

(K)
the Guarantee and Collateral Agreement is in full force and effect as to such Additional Notes;

(L)
if such Additional Notes include Subordinated Notes, the terms of any such Additional Notes include the Subordinated Notes Provisions to the extent applicable;

(M)
the legal final maturity date for any new Class of Senior Notes will not be prior to the legal final maturity date of any Class of Senior Notes then Outstanding; provided, that the legal final maturity date of any new Class A-1 Notes may be prior to the legal final maturity date of any Class of Senior Notes (other than Class A-1 Notes) then Outstanding;

(N)
the legal final maturity date for any new Class of Senior Subordinated Notes will not be prior to the legal final maturity of (x) any Class of Senior Notes or (y) any Class of Senior Subordinated Notes then Outstanding;

(O)
the legal final maturity date for any new Class of Subordinated Notes will not be prior to the legal final maturity date of any Class of Senior Notes, any Class of Senior Subordinated Notes or any Class of Subordinated Notes then Outstanding;

(P)
each of the parties to the Related Documents with respect to such Additional Notes has covenanted and agreed in the Related Documents that, prior to the date which is one (1) year and one (1) day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

(Q)
there is no action, proceeding, or investigation pending or threatened against any Non-Securitization Entity before any court or administrative agency that would reasonably be expected to result in a Material Adverse Effect with respect to the Securitization Entities; and

(R)
if such issuance is of a Series of Senior Subordinated Notes or Subordinated Notes, the Master Issuer has established the applicable Collection Account Administrative Accounts set forth in Section 5.8(a) and such accounts are subject to an Account Control Agreement in accordance with the terms herein;

provided that no Officer’s Certificate as described in this clause (vi) shall be required to be delivered on the Closing Date, and provided, further, that none of the conditions set forth in the foregoing clauses (A), (B), (C), (E), (F), (G), (H), (M), (N), and (O) of this clause (vi) shall apply and no Officer’s Certificates shall be required to include such representations under this clause (vi), in each case, if there are no Series of Notes Outstanding (apart from such Additional Notes) on the applicable Series Closing Date, or if all Series of Notes Outstanding (apart from such Additional Notes) will be repaid in full from the proceeds of issuance of the Additional Notes or otherwise on the applicable Series Closing Date;

(vii)
a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of issuance of Additional Notes or otherwise on the applicable Series Closing Date or defeased in accordance with Section 12.1(c), only the opinions set forth in clauses (b) and

(c)
of the definition of Tax Opinion are required to be given in connection with the issuance of such Additional Notes;

(viii)
one or more Opinions of Counsel, supported by one or more Officer’s Certificates, addressed to the Trustee and the Control Party, subject to customary assumptions and qualifications, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A)
all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement (or to the extent applicable, any Variable Funding Note Purchase Agreement) and the Additional Notes are permitted to be authenticated (or registered, in the case of Uncertificated Notes) by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (or to the extent applicable, any Variable Funding Note Purchase Agreement);

(B)
the related Series Supplement (or Supplement to a Series Supplement, as the case may be, pursuant to which such Additional Notes are being issued) and any Variable Funding Note Purchase Agreement have been duly authorized, executed and delivered by the Master Issuer and constitute valid and binding agreements of the Master Issuer, enforceable against the Master Issuer in accordance with their terms;

(C)
such new Additional Notes have been duly authorized by the Master Issuer, and, when such Notes have been duly authenticated and delivered (or registered, in the case of Uncertificated Notes) by the Trustee, such Notes will be valid and binding obligations of the Master Issuer, enforceable against the Master Issuer in accordance with their terms;

(D)
none of the Securitization Entities is required to be registered under the 1940 Act;

(E)
the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral remain perfected or recorded as of such date to the extent required by this Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests as of such date extend to any assets transferred to the Securitization Entities through the date of the issuance of such Additional Notes;

(F)
based on a reasoned analysis, (i) in the event of a bankruptcy or insolvency of a Non-Securitization Entity no Securitization Entity would be substantively consolidated with such Non-Securitization Entity and (ii) as of the applicable Series Closing Date, each transfer of Collateral to any Securitization Entity pursuant to a Contribution Agreement would be treated as a “true sale” or absolute transfer;

(G)
neither the execution and delivery by each Securitization Entity of the Indenture Documents to which it is a party nor the performance by such Securitization Entity of its obligations under such Indenture Documents: (i) conflicts with the Charter Documents of such Securitization Entity, (ii) constitutes a violation of, or a default under, any material agreement to which such Securitization Entity is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to such Securitization Entity (which order and decree may be set forth in a schedule to such opinion);

(H)
neither the execution and delivery by the Master Issuer of such Notes (or registration, in the case of Uncertificated Notes) and the related Series Supplement (or Supplement to a Series Supplement, as the case may be) (and, to the extent applicable, any Variable Funding Note Purchase Agreement) nor the performance by the Master Issuer of its obligations under each of such Notes and the related Series Supplement (or Supplement to a Series Supplement, as the case may be) (and, to the extent applicable, any Variable Funding Note Purchase Agreement): (i) violates any law, rule or regulation of any relevant jurisdiction, or
(ii)
requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any Governmental Authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I)
unless such Notes are being offered pursuant to a registration statement that has been declared effective under the 1933 Act, it is not necessary in connection with the offer and sale of such Notes by the Master Issuer to the initial purchaser thereof or by the initial purchaser to the initial investors in such Notes to register such Notes under the 1933 Act;

(J)
unless the issuance of the Notes requires otherwise, the Base Indenture is not required to be qualified under the United States Trust Indenture Act of 1939, as amended; and

(K)
all conditions precedent to such issuance have been satisfied and that the related Series Supplement (or Supplement to a Series Supplement, as the case may be) is authorized or permitted pursuant to the terms and conditions of this Base Indenture (except that no Opinion of Counsel relating to the satisfaction of conditions precedent shall be required to be delivered in connection with the issuance of Notes on the Closing Date); and

(ix) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(a)
Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative) (which waiver shall be in writing), of the conditions set forth in

Section 2.2(b), the Trustee shall authenticate and deliver (or register, in the case of Uncertificated Notes), as provided above, such Additional Notes upon execution thereof by the Master Issuer.

(b)
With regard to any Additional Notes issued pursuant to this Section 2.2 that constitute Senior Notes, Senior Subordinated Notes or Subordinated Notes, the proceeds from such issuance may be used at any time prior to the Series Anticipated Repayment Date for such Additional Notes to repay either Senior Notes, Senior Subordinated Notes or Subordinated Notes of any Series of Notes Outstanding; provided, however, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes that remains Outstanding, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid.

(c)
The issuance of Additional Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. Subject to Section 2.2(d), Additional Notes may be issued for any purpose consistent with the Related Documents, including acquisitions by the Securitization Entities.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series or Additional Notes (other than a Series of Notes) of an existing Series, Class, Subclass or Tranche of Notes, the parties hereto shall execute a Series Supplement for such new Series of Notes or a Supplement to the Series Supplement for such existing Series, Class, Subclass or Tranche of Notes, as applicable (and, in the case of Class A-1 Notes, a Variable Funding Note Purchase Agreement), which document(s) shall specify the relevant terms with respect to such Additional Notes, which may include, without limitation:

(a)
its name or designation;

(b)
the Initial Principal Amount with respect to such new Series of Notes or, to the extent applicable, such Additional Notes of an existing Series, Class, Subclass or Tranche of Notes;

(c)
the Note Rate with respect to such new Series of Notes or, to the extent applicable, such Additional Notes of an existing Series, Class, Subclass or Tranche of Notes and the applicable default rate;

(d)
the Series Closing Date;

(e)
the Series Anticipated Repayment Date with respect to such new Series of Notes or, to the extent applicable, such Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, if any;

(f)
the Series Legal Final Maturity Date;

(g)
the principal amortization schedule with respect to such new Series of Notes or, to the extent applicable, such Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, if any;

(h)
each Rating Agency rating such new Series of Notes, or, to the extent applicable, such Additional Notes of an existing Series, Class, Subclass or Tranche of Notes;

(i)
the name of the Clearing Agency, if any, for such new Series of Notes or, to the extent applicable, such Additional Notes of an existing Series, Class, Subclass or tranche of Notes;

(j)
the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Notes and the terms governing the operation of any such account and the use of moneys therein;

(k)
the method of allocating amounts deposited into any Series Distribution Account with respect to such Notes;

(l)
whether the Notes of such new Series (if applicable) will be issued in multiple Classes, Subclasses or Tranches, and the rights and priorities of each such Class, Subclass or Tranche, if any;

(m)
any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n)
whether such Notes may be issued as either Definitive Notes, Uncertificated Notes or Book-Entry Notes and any limitations imposed thereon;

(o)
whether such Notes include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p)
whether such Notes include Class A-1 Notes or subfacilities of Class A-1 Notes issued pursuant to a Variable Funding Note Purchase Agreement;

(q)
the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(r)
the terms of any related Series Hedge Agreement and the applicable Hedge

Counterparty, if any; and

(s)
any other relevant terms of such Notes (all such terms, the “Principal Terms” of such Series);

provided, the Series Supplement for any new Series of Notes may alter the terms of this Base Indenture solely as those terms apply to the terms of such Series.

Section 2.4 Execution and Authentication.

(a)
The Notes (other than Uncertificated Notes) shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Master Issuer by an Authorized Officer of the Master Issuer and delivered by the Master Issuer to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual, scanned, electronic or facsimile. If an Authorized Officer of the Master Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b)
At any time and from time to time after the execution and delivery of this Base Indenture, the Master Issuer may deliver Notes (other than Uncertificated Notes) of any particular Series (issued pursuant to Section 2.2) executed by the Master Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery (or registration, in the case of Uncertificated Notes) of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes (or register such Notes, in the case of Uncertificated Notes).

(c)
No Note (other than Uncertificated Notes) shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual, scanned, facsimile or electronic signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Master Issuer to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

Citibank, N.A., as Trustee

By: Authorized Signatory”

(d)
Each Note (other than Uncertificated Notes) shall be dated and issued as of the date of its authentication by the Trustee.

(e)
Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Master Issuer, and the Master Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Control Party (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Master Issuer, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Registrar and Paying Agent.

(a)
The Master Issuer shall (i) maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Registrar or co-registrar or Paying Agent) where Notes may be presented for registration of transfer or for exchange (or de-registration, in the case of Uncertificated Notes) (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes (or evidence of ownership of Uncertificated Notes) may be presented for payment. The Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder, if applicable, and the principal (and stated interest) amount owing to each Noteholder from time to time. The Master Issuer may appoint one or more co- registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Registrar” shall include any co-registrars. The Master Issuer may change the Paying Agent or the Registrar without prior notice to any Noteholder. The Master Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Master Issuer to the Trustee and those addressed to the Master Issuer) in connection with the Notes to the Master Issuer. Upon any resignation or removal of the Registrar, the Master Issuer shall promptly appoint a successor Registrar or, in the absence of such appointment, the Master Issuer shall assume the duties of the Registrar.

(b)
The Master Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Master Issuer fails to maintain a Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Master Issuer shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a)
The Master Issuer will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i)
hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)
give the Trustee notice of any default by the Master Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii)
at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv)
immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee set forth in Section 10.8 at the time of its appointment; and

(v)
comply with all requirements of the Code and other applicable Requirements of Law with respect to the withholding from any payments made by it on any Notes of any applicable withholding Taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b)
The Master Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c)
Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Master Issuer upon delivery of a Company Order. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Master Issuer for payment thereof (but only to the extent of the amounts so paid to the Master Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Master Issuer shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Master Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty
(30)
days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Master Issuer. The Trustee may also adopt and employ, at the expense of the Master Issuer, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a)
The Trustee shall furnish or cause to be furnished by the Registrar to the Master Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative, the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Master Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative, the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, the Trustee, after having been adequately indemnified by Note Owners satisfying the requirements set forth in Section 11.5(b) (“Applicants”) for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give the Master Issuer notice that such request has been made, within five

(5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Back-Up Manager, the Registrar nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b)
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, the Master Issuer shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a)
Upon surrender for registration of transfer of any Note (or as set forth in any Series Supplement with respect to the transfer and registration or de-registration of any Uncertificated Notes) at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Master Issuer shall (except in the case of Uncertificated Notes) execute and, after the Master Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Tranche or Subclass) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged (or de-registered) for other Notes (or, in the case of an exchange for Uncertificated Notes, de-registered) of the same Series and Class (and, if applicable, Tranche or Subclass) in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender (or de-registration) of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Master Issuer shall execute (other than Uncertificated Notes), and after the Master Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes (other than Uncertificated Notes) which the Noteholder making the exchange is entitled to receive.

(b)
Every Note presented or surrendered for registration of transfer or exchange shall be (i) (other than Uncertificated Notes) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Master Issuer and the Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee and the Registrar may require. The Master Issuer shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c)
All Notes issued and authenticated upon any registration of transfer or exchange (or de-registration) of the Notes (including any transfer of Uncertificated Notes) shall be the valid obligations of the Master Issuer, evidencing the same Indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)
The preceding provisions of this Section 2.8 notwithstanding, (i) the Master Issuer or the Registrar shall not be required (A) to issue, register the transfer of or exchange (or de-registration) any Note for a period beginning at the opening of business fifteen (15) days preceding the selection of any Note for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a).

(e)
Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange (or de-registration) of Notes, but the Master Issuer, the Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange (or de-registration) of Notes.

(f)
Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement or, to the extent applicable, any Variable Funding Note Purchase Agreement) shall be effected only if the conditions set forth in such applicable Series Supplement and, to the extent applicable, any Variable Funding Note Purchase Agreement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13 or any applicable Series Supplement with respect to Uncertificated Notes, the typewritten Note or Notes representing Book-Entry Notes for any Series, Class, Subclass or Tranche may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, Class, Subclass or Tranche, or to a successor Clearing Agency for such Series, Class, Subclass or Tranche selected or approved by the Master Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note (or any other transfer and de-registration of Uncertificated Notes), the Trustee, the Control Party, the Back-Up Manager, the Controlling Class Representative, any Agent and the Master Issuer shall deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is permitted pursuant to this Base Indenture, the applicable Series Supplement or any Variable Funding Note Purchase Agreement and, to the extent applicable, the rules of a Clearing Agency), whether or not such Note is overdue, and none of the Trustee, the Control Party, the Back-Up Manager, the Controlling Class Representative, any Agent nor the Master Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a)
If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and

(ii) there is delivered to the Master Issuer and the Trustee such security or indemnity as may be required by them to hold the Master Issuer and the Trustee harmless, then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Master Issuer shall execute and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Master Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Master Issuer or the Trustee in connection therewith.

(b)
Upon the issuance of any replacement Note (or registration of Uncertificated Notes) under this Section 2.10, the Master Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

(c)
Every replacement Note issued (or registered, in the case of Uncertificated Notes) pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Master Issuer and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d)
The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Master Issuer or any Affiliate of the Master Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded.

Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a)
Unless otherwise provided in any applicable Series Supplement (including with respect to Uncertificated Notes), the Notes of each Series, Class, Subclass and Tranche, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement which shall be the Clearing Agency on behalf of such Series, Class, Subclass or Tranche. The Notes of each Series, Class, Subclass and Tranche shall, unless otherwise provided in the applicable Series Supplement (including with respect to Uncertificated Notes), initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series, Class, Subclass or Tranche of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class, Subclass or Tranche of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13 (or as otherwise set forth, in any applicable Series Supplement with respect to Uncertificated Notes):

(i)
the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series, Class, Subclass and/or Tranche;

(ii)
the Master Issuer, the Paying Agent, the Registrar, the Trustee, the Control Party and the Controlling Class Representative shall deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii)
to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Tranche, Subclass, Class or Series of the Notes;

(iv)
subject to the rights of the Control Party and the Controlling Class Representative under the Indenture, and except for the rights granted pursuant to Section 11.5, the rights of Note Owners of each such Series, Class, Subclass or Tranche of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered Holder of the Notes of such Series, Class, Subclass or Tranche for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

(v)
subject to the rights of the Control Party and the Controlling Class Representative under the Indenture, and except for the rights granted pursuant to Section 11.5, whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series, Class, Subclass or Tranche of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series, Class, Subclass or Tranche of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b)
Pursuant to the Depository Agreement applicable to a Series, Class, Subclass or Tranche, unless and until Definitive Notes of such Series, Class, Subclass or Tranche are issued pursuant to Section 2.13 (or as otherwise set forth in any applicable Series Supplement with respect to Uncertificated Notes), the initial Clearing Agency will make book- entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c)
Whenever notice or other communication to the Holders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Master Issuer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13 Definitive Notes.

(a)
The Notes of any Series, Class, Subclass or Tranche of any Series, to the extent provided in the related Series Supplement (or Supplement to a Series Supplement pursuant to which any Additional Notes have been issued, as the case may be), upon original issuance, may be issued in the form of Definitive Notes. All Class A-1 Notes of any Series, Class, Subclass or Tranche shall be issued in the form of Definitive Notes or Uncertificated Notes. The applicable Series Supplement (or Supplement to a Series Supplement) shall set forth the legend relating to the restrictions on transfer of such Definitive Notes (or transfer and de-registration with respect to Uncertificated Notes) and such other restrictions as may be applicable.

(b)
With respect to the Notes of any Series, Class, Subclass or Tranche of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Master Issuer advises the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Master Issuer are unable to locate a qualified successor or (ii) after the occurrence of a Rapid Amortization Event, with respect to any Series, Class, Subclass or Tranche of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, Class, Subclass or Tranche, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes (or Uncertificated Notes) to Note Owners of such Series, Class, Subclass or Tranche. Upon surrender to the Trustee of the Notes of such Series, Class, Subclass or Tranche by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Master Issuer shall execute (other than with respect to Uncertificated Notes) and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Master Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes (or Uncertificated Notes) of such Series, Class, Subclass or Tranche of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes (or Uncertificated Notes), and the Trustee shall recognize the Holders of the Definitive Notes (or Uncertificated Notes) of such Series, Class, Subclass or Tranche of such

Series as Noteholders of such Series, Class, Subclass or Tranche of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Master Issuer may at any time deliver to the Trustee for cancellation (or de- registration) any Notes previously authenticated and delivered (or registered, in the case of Uncertificated Notes) hereunder which the Master Issuer or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled (or de- registered) by the Trustee. Upon the written instruction of the Master Issuer (or the Manager on its behalf), the Trustee shall cancel (or de-register) any repurchased Notes delivered to it by the Master Issuer (or the Manager on its behalf), either in certificated form or through the Applicable Procedures of DTC. Such cancelled (or de-registered) Notes shall not be reissued and upon cancellation (or de-registration) shall not be considered outstanding for purposes of calculating the DSCR, the Holdco Leverage Ratio or the Senior ABS Leverage Ratio. Immediately upon the delivery of any Notes by the Master Issuer to the Trustee for cancellation (or de-registration) pursuant to this Section 2.14 (or as set forth in any applicable Series Supplement, with respect to the de-registration of Uncertificated Notes), the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at its expense to evidence such automatic release. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment (or de-registration of Uncertificated Notes). The Trustee shall cancel (or de- register) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation (or de-registration). Except as provided in any Variable Funding Note Purchase Agreement executed and delivered in connection with the issuance of any Notes, the Master Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Master Issuer shall direct that cancelled Notes be returned to it for destruction pursuant to a Company Order. No cancelled (or de-registered) Notes may be reissued. No provision of this Base Indenture or any Series

Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled (or de-registered) pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a)
The principal of and premium, if any, on each Series, Class, Subclass or Tranche of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement (and, to the extent applicable, each Variable Funding Note Purchase Agreement) and in accordance with the Priority of Payments.

(b)
Each Series, Class, Subclass and Tranche of Notes shall accrue interest as provided in the applicable Series Supplement (and, to the extent applicable, each Variable Funding Note Purchase Agreement) and such interest shall be due and payable for such Notes on each Quarterly Payment Date in accordance with the Priority of Payments.

(c)
Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation (or de-registration) of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d)
Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement and only to the extent that the Paying Agent has been notified in writing of such exception by the Master Issuer or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding Taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding Taxes.

Section 2.16 Tax Treatment.

The Master Issuer has structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as Indebtedness of the Master Issuer or, if the Master Issuer is treated as a division of another entity for federal income tax purposes, such other entity, and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) (or registration of an Uncertificated Note) agrees to treat the Notes (or beneficial interests therein) for all purposes of United States federal, state, local and foreign income or franchise Taxes and any other Tax imposed on or measured by income, as Indebtedness of the Master Issuer or, if the Master Issuer is treated as a division of another entity for federal income tax purposes, such other entity.

Section 2.17 Tax Withholding.

The Paying Agent and the Master Issuer (or other Person responsible for withholding of Taxes) has the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to provide the Paying Agent or the Master Issuer, as applicable, with appropriate tax certifications (which includes, but is not limited to, (i) an IRS Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable IRS Form W-8 and any required attachments, for Persons other than United States persons, or applicable successor form, or the Paying Agent or the Master Issuer (or other Person responsible for withholding of Taxes) is otherwise required to so withhold under applicable law.

ARTICLE III SECURITY

Section 3.1 Grant of Security Interest.

(a)
To secure the Obligations, the Master Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in the Master Issuer’s right, title and interest in, to and under all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, health-care-insurance receivables, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights (in each case, as defined in the New York UCC), including all of the following property to the extent now owned or at any time hereafter acquired by the Master Issuer (collectively, the “Indenture Collateral”):

(i)
the limited liability company membership interests and stock owned by the

Master Issuer that represent the 100% ownership interest in the Securitization Entities owned by the Master Issuer;

(ii)
the Accounts and all amounts on deposit in or otherwise credited to the

Accounts;

(iii) any Interest Reserve Letter of Credit;

(iv) the books and records (whether in physical, electronic or other form) of the Master Issuer;

(v) the rights, powers, remedies and authorities of the Master Issuer under each of the Related Documents (other than the Indenture and the Notes) to which it is a party;

(vi) any and all other property of the Master Issuer now owned or hereafter acquired; and

(vii) all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided that (A) the Indenture Collateral shall exclude the Collateral Exclusions; (B) the Master Issuer shall not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of (i) any foreign Subsidiary of any of the Master Issuer or the Guarantors that is a Controlled Foreign Corporation or (ii) any domestic Subsidiary, substantially all of the assets of which are the equity interests of Controlled Foreign Corporations (each, a “Foreign Subsidiary Holding Company”), and in no circumstance will any such foreign Subsidiary that is a Controlled Foreign Corporation, any U.S. Subsidiary of a foreign Subsidiary that is a Controlled Foreign Corporation or any Foreign Subsidiary Holding Company be required to pledge any assets, serve as Guarantor, or otherwise guarantee the Notes; (C) the security interest in (1) the Senior Notes Interest Reserve Account and the related property shall only be for the benefit of the Senior Noteholders and the Trustee, in its capacity as trustee for the Senior Noteholders, (2) the Senior Subordinated Notes Interest Reserve Account and the related property shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders and (3) each Series Distribution Account and the related property thereto shall only be for the benefit of the applicable Series Noteholders as set forth in the applicable Series Supplement; and (D) any Cash Collateral deposited by any Non- Securitization Entities with the Master Issuer to secure such Non-Securitization Entities’ obligations under any Letter of Credit Reimbursement Agreement shall not constitute Indenture Collateral until such time (if any) as the Master Issuer is entitled to withdraw such funds from the applicable bank account pursuant to the terms of such Letter of Credit Reimbursement Agreement to reimburse the Master Issuer for any amounts due by such Non-Securitization Entities to the Master Issuer pursuant to such Letter of Credit Reimbursement Agreement that such Non- Securitization Entities have not paid to the Master Issuer in accordance with the terms thereof.

“Collateral Exclusions” means the following property of the Securitization Entities:

(i) any lease, sublease, license, or other contract or permit, in each case if the grant of a Lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, sublease, license, contract or permit (or any rights or interests thereunder) in the manner contemplated by the Indenture (a) is prohibited by the terms of such lease, sublease, license, contract or permit (or any rights or interests thereunder) or would require the consent of a third party (unless such consent has been obtained), (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law, (ii) the Excepted Securitization IP Assets, (iii) any leasehold interests in real property, (iv) the Excluded Amounts and (v) Product Costs. The Trustee, on behalf of the Secured Parties, acknowledges that it shall have no security interest in any Collateral Exclusions.

(b)
The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and the other Indenture Documents to which the Master Issuer is a party. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series, Class, Subclass or Tranche of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c)
The parties hereto agree and acknowledge that each certificated Equity Interest may be held by a custodian on behalf of the Trustee.

Section 3.2 Certain Rights and Obligations of the Master Issuer Unaffected.

(a)
Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Master Issuer acknowledges that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give as manager on behalf of the Securitization Entities, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by the Master Issuer under the Collateral Transaction Documents, and to enforce all rights, remedies, powers, privileges and claims of the Master Issuer under the Collateral Transaction Documents, (ii) to give as manager on behalf of the Securitization Entities, in accordance with the Managing Standard, all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Securitization Entity under any IP License Agreement to which such Securitization Entity is a party and (iii) as manager on behalf of the Securitization Entities, to take any other actions required or permitted under the terms of the Management Agreement.

(b)
The grant of the security interest by the Master Issuer in the Indenture Collateral to the Trustee on behalf of and for the benefit of the Secured Parties shall not (i) relieve the Master Issuer from the performance of any term, covenant, condition or agreement on the Master Issuer’s part to be performed or observed under or in connection with any of the Collateral Transaction Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on the Master Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of the Master Issuer or from any breach of any representation or warranty on the part of the Master Issuer.

(c)
The Master Issuer hereby agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Master Issuer or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing the Indenture or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral or, to the extent permitted by applicable law, the Securitized Assets; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any Secured Party or any other indemnified Person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Transaction Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Collateral Transaction Document or (b) a Collateral Business Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Master Issuer’s expense, the Master Issuer agrees to take all such lawful action as permitted under this Base Indenture as the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Master Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Master Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Master Issuer shall have failed, within ten (10) days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (ii) the Master Issuer refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (acting at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (acting at the direction of the Controlling Class Representative)), at the expense of the Master Issuer, such previously directed action and any related action permitted under this Base Indenture which the Control Party (acting at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Master Issuer to take such action), on behalf of the Master Issuer and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Master Issuer shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Related Document or the Securitized Assets. The Master Issuer shall pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Related Document.

Section 3.5 Authorization to File Financing Statements.

(a)
The Master Issuer hereby irrevocably authorizes the Control Party (acting at the direction of the Controlling Class Representative) on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the

Indenture Collateral to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture; provided, that with respect to applications and registrations for Intellectual Property, this authorization is applicable only with respect to U.S. registrations and applications for Patents, Copyrights and Trademarks. The Master Issuer authorizes the filing of any such financing statement naming the Trustee as secured party and indicating that the Indenture Collateral includes “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP. The Master Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Control Party’s request (acting at the direction of the Controlling Class Representative). The Master Issuer also hereby ratifies and authorizes the filing on behalf of the Secured Parties of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b)
The Master Issuer acknowledges that to the extent the Indenture Collateral includes certain rights of the Master Issuer as a secured party under the Related Documents, the Master Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect or record evidence of such security interests and authorizes the Control Party (acting at the direction of the Controlling Class Representative) on behalf of and for the benefit of the Secured Parties to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a)
Weekly Manager’s Certificate. By 4:30 p.m. (Eastern time) on the Business Day prior to each Weekly Allocation Date, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee, the Back-Up Manager (to the extent that the Back-Up Manager is not providing such report) and the Control Party a certificate substantially in the form of Exhibit A specifying the allocation of Collections on the following Weekly Allocation Date (each a “Weekly Manager’s Certificate”); provided that such Weekly Manager’s Certificate shall be deemed confidential information and shall not be disclosed by such recipients to any Holder or any other Person without the prior written consent of the Master Issuer or the Manager. Notwithstanding anything herein to the contrary, the initial Weekly Manager’s Certificate shall not be required to be delivered with respect to, and amounts credited to the Accounts shall not be required to be allocated pursuant to the Priority of Payments, until the first Weekly Allocation Date commencing on ●, 2022.

(b)
Quarterly Noteholders’ Report. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Master Issuer shall furnish, or cause the Manager to furnish, a Quarterly Noteholders’ Report with respect to each Series of Notes Outstanding to the Trustee, each Rating Agency with respect to such Series, the Control Party and each Paying Agent, with a copy to the Back-Up Manager.

(c)
Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Master Issuer shall deliver, or cause the Manager to provide, to the Trustee and each Rating Agency with respect to each Series of Notes Outstanding

(with a copy to each of the Control Party, the Manager and the Back-Up Manager) an Officer’s Certificate to the effect that, except as disclosed pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing (each, a “Quarterly Compliance Certificate”).

(d)
Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Collection Period, the Master Issuer shall furnish, or cause the Manager to furnish, to the Trustee and each Rating Agency (with a copy to each of the Control Party and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Series, Class, Subclass or Tranche of Notes that occurred with respect to such Quarterly Collection Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(e)
Annual Accountants’ Reports. Within one hundred fifty (150) days after the end of each fiscal year, commencing with the fiscal year ending on or around December 31, 2022, the Master Issuer shall furnish, or cause to be furnished, to the Trustee, the Control Party, the Back-Up Manager (to the extent that the Back-Up Manager is not providing such report) and each Rating Agency with respect to each Series of Notes Outstanding the reports required to be delivered to the Master Issuer by the Manager pursuant to Section 3.3 of the Management Agreement.

(f)
Securitization Entity Financial Statements. The Manager on behalf of the Securitization Entities shall provide to the Trustee, the Control Party, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding, the following financial statements:
(i)
within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year (commencing with the fiscal quarter ending June 25, 2022), an unaudited combined consolidated balance sheet of the Securitization Entities as of the end of such quarter and unaudited combined consolidated statements of income or operations, changes in members’ equity and cash flows of the Securitization Entities for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii)
within one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending on or around December 31, 2022), an audited combined consolidated balance sheet of the Securitization Entities as of the end of such fiscal year and audited combined consolidated statements of income or operations, changes in members’ equity and cash flows of the Securitization Entities for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the financial position of the Securitization Entities as of the end of such fiscal year and the results of their operations and cash flows for such fiscal year in accordance with GAAP.

(g)
Holdco Financial Statements. So long as Holdco is the direct or indirect parent of the Manager, the Master Issuer shall cause the Manager (on behalf of the Securitization Entities) to provide to the Trustee, the Control Party, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements:

(i)
within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of Holdco and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income or operations, changes in stockholder’s equity and cash flows of Holdco and its Subsidiaries for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii)
within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of Holdco and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income or operations, changes in stockholder’s equity and cash flows of Holdco and its Subsidiaries for such fiscal year, setting forth in comparative form the comparable amounts for the previous fiscal year prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited financial statements present fairly, in all material respects, the consolidated financial position of Holdco and its Subsidiaries as of the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in accordance with GAAP.

Notwithstanding the foregoing, (x) the obligations set forth in this Section 4.1(g) may be satisfied by furnishing Holdco’s Form 10-K or 10-Q, as applicable, filed with the SEC on the timeframe that the SEC shall provide or permit from time to time, and (y) for the avoidance of doubt, in no event shall the delivery requirements set forth in this Section 4.1(g) apply to the Back-Up Manager while it is acting as Interim Successor Manager or Successor Manager.

(h)
Additional Information. The Master Issuer will furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of Holdco or any Securitization Entity as the Trustee, the Control Party, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Related Documents to which such recipient is a party.

(i)
Instructions as to Withdrawals and Payments. The Master Issuer will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Control Party, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(j)
Copies to Rating Agency. The Master Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2 Rule 144A Information.

The Master Issuer agrees to provide to any Holder, and to any prospective purchaser of Notes designated by such Holder upon the request of such Holder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the 1933 Act.

Section 4.3 Reports, Financial Statements and Other Information to

Noteholders.

Subject to the last paragraph of this Section 4.3, the Trustee shall make this Base Indenture, the Guarantee and Collateral Agreement, the applicable offering circular, each Series Supplement, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(f) and Section 4.1(g) and the reports referenced in Section 4.1(e) available to each Rating Agency and the Permitted Recipients in a password-protected area of the Trustee’s internet website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) or on a third-party investor information platform and in addition, at the election of the Master Issuer, such other address as the Master Issuer may specify from time to time (it being agreed that in the event there is any discrepancy between any documentation or information posted on any such website hosted by the Master Issuer and the Trustee’s website, the Trustee’s website shall control). Assistance in using the Trustee’s internet website can be obtained by calling the Trustee’s customer service desk at 1-(888) 855-9695 or such other telephone number as the Trustee may specify from time to time. The Trustee or any such third-party platform, as the case may be, will require each party (other than the Control Party, the Manager, the Back-Up Manager and each Rating Agency) accessing such password-protected area to register as a Permitted Recipient and to make the applicable representations and warranties in a Permitted Recipient Certification (which, for the avoidance of doubt, may take the form of an electronic submission); provided, however, that Bloomberg and Intex will be permitted access to the password-protected area without completing a Permitted Recipient Certification. The Trustee and any such third-party platform may disclaim responsibility for any information distributed by it for which the Trustee or such third-party, as the case may be, was not the original source. Each time a Permitted Recipient accesses such internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee or any such third-party platform will provide the Control Party and the Manager with copies of such Permitted Recipient Certifications, including the identity, contact information, e-mail address and telephone number of such Permitted Recipients, upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. Notwithstanding the foregoing, if a Permitted Recipient that is required to deliver a Permitted Recipient Certificate is unwilling to execute a Permitted Recipient Certification, such Permitted Recipient will nonetheless be permitted to access the password-protected area of the Trustee’s internet website or other relevant third-party investor information platform with the prior written consent of the Manager.

The Trustee shall also (or shall request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the related offering memorandum, this Base Indenture, the Guarantee and Collateral Agreement, each Series Supplement, the Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(f) and Section 4.1(g) and the reports referenced in Section 4.1(e) to any Permitted Recipient that provides the Trustee with a Permitted Recipient Certification.

Section 4.4 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer. The Holders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer. Any such reports and notices that are required to be delivered to the Holders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Series Supplement or Variable Funding Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.5 No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates and documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Related Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Administration of Accounts and Additional Accounts.

Each Account and any additional accounts described in this Article V, as of the Closing Date and at all times thereafter, shall be (A) an Eligible Account, (B) pledged by (i) the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 hereof or (ii) such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 of the Guarantee and Collateral Agreement (C) except as provided in the immediately succeeding sentence or in Section 5.2(a) below, if not established with the Trustee or otherwise controlled by the Trustee under the New York UCC, subject to an Account Control Agreement and (D) subject to the jurisdiction of the State of New York (i) for purposes of the UCC and (ii) for all issues specified in Article 2(1) of the Hague Securities Convention. For any Account required to be subject to an Account Control Agreement on the Closing Date pursuant to the preceding sentence, such Account shall not be in violation of the requirements to be subject to an Account Control Agreement for a period of 60 (sixty) days following the Closing Date, so long as any amounts on deposit in such Account are transferred on a daily basis to an Account meeting the requirements of the prior sentence.

Section 5.2 Management Accounts and Additional Accounts.

(a)
Establishment of the Management Accounts. Each of the Concentration Accounts is owned by a Securitization Entity. The Franchisor Capital Accounts are owned by the Franchisor. The Distributor Operating Accounts are owned by the Distributor. The Insurance Proceeds Account is owned by the Master Issuer. The Asset Disposition Proceeds Account is owned by the Master Issuer. Each Management Account shall be an Eligible Account and, in addition, from time to time, the Master Issuer or any other Securitization Entity (other than the Holding Company Guarantor) may establish additional accounts (each of which shall be an Eligible Account) for the purpose of depositing Collections or funds necessary to meet large- franchisor exemptions or similar exemptions under applicable franchise laws therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.2(b), an “Additional Management Account”). Each Additional Management Account that is to be a Franchisor Capital Account or a Distributor Operating Account shall be designated as such by the Manager. Notwithstanding anything to the contrary in Section 5.1, in the case of any Management Account established after the Closing Date, the applicable Securitization Entity shall be permitted a period of fifteen (15) Business Days after the establishment of such deposit account to cause such deposit account to be subject to an Account Control Agreement; provided that if the aggregate balance of any group of Additional Management Accounts does not exceed $250,000 at any time, each such Additional Management Account in such group of Additional Management Account shall not be required to be subject to an Account Control Agreement.

(b)
Administration of the Management Accounts. The Securitization Entities (or the Manager on their behalf) may invest or reinvest any amounts held in the Management Accounts in Eligible Investments and such amounts may be transferred by the applicable Securitization Entity (or the Manager on their behalf) into an investment account for the sole purpose of investing in Eligible Investments; provided, however, that any such investment in any Management Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. Notwithstanding anything herein or in any other Related Document, the applicable Securitization Entity and the Manager shall not transfer any funds into any such investment account until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee or otherwise controlled by the Trustee under the New York UCC). All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such investments shall be charged to the related Management Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

(d)
Franchisor Capital Accounts. The Franchisor and any Additional Securitization Entity that from time to time acts as the “franchisor” with respect to New Franchise Agreements and New Multi-Unit Development Agreements entered into by the Additional Securitization Entity may (i) deposit to the Franchisor Capital Accounts the proceeds of capital contributions thereto directed to be made to such account necessary to meet large-franchisor exemptions or similar exemptions under applicable franchise laws therein and (ii) disburse funds from the Franchisor Capital Accounts to fund any loan or advance made in accordance with Section 8.21.

(e)
No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

(f)
Payments to Account Banks. To the extent any amounts become payable by the Trustee to an account bank or securities intermediary under an Account Control Agreement with respect to any Management Accounts, the Trustee may withdraw such amounts from the Collection Account and pay such amounts to such account bank or securities intermediary so long as the Trustee provides written notice of such withdrawal to the Manager (with a copy to the Back- Up Manager and the Control Party).

Section 5.3 Senior Notes Interest Reserve Account.

(a)
Establishment of the Senior Notes Interest Reserve Account. The Master Issuer has established with the Trustee the Senior Notes Interest Reserve Account in the name of the Trustee and has pledged such Senior Notes Interest Reserve Account to the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties; provided that, at the election of the Master Issuer (or the Manager on its behalf), the Senior Notes Interest Reserve Account may be established in the name of the Franchisor pledged to the Trustee and subject to an Account Control Agreement for the benefit of the Secured Parties. At the election of the Manager, the Senior Notes Interest Reserve

Account may also serve as a Franchisor Capital Account. The Senior Notes Interest Reserve Account shall be an Eligible Account.

(b)
Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Notes Interest Reserve Account (or any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Senior Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Notes Interest Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

(d)
Collateral Protection Payments. At any time that the Controlling Class Representative (or, if there is no Controlling Class Representative, a Majority of the Controlling Class) determines that a Collateral Protection Payment is necessary to prevent an immediate loss to the interest of the Secured Parties in the Collateral or to pay any expenses owed by any Securitization Entity, to the extent that the Manager elects not to make a Manager Advance to cover such expense, the Controlling Class Representative (or, if there is no Controlling Class Representative, the Majority of the Controlling Class Members) may direct the Manager to submit a Collateral Protection Payment Request in the form of Exhibit K (each, a “Collateral Protection Payment Request”) to the Trustee pursuant to which the Manager shall request that the Trustee withdraw (I) from the Senior Notes Interest Reserve Account the amount set forth therein which shall be an amount equal to the lesser of (x) the Senior Notes Collateral Protection Percentage of the amount of such Collateral Protection Payment and (y) the Collateral Protection Withdrawal Cap with respect to the Senior Notes Interest Reserve Account and (II) to the extent that any Senior Subordinated Notes are then outstanding, from the Senior Subordinated Notes Interest Reserve Account the amount set forth therein, which shall be an amount equal to the lesser of (x) the Senior Subordinated Notes Collateral Protection Percentage of the amount of such Collateral Protection Payment and (y) the Collateral Protection Withdrawal Cap with respect to the Senior Subordinated Notes Interest Reserve Account, and remit such amount(s) to the Manager. The Manager shall apply such amount(s) to such Collateral Protection Payment. The Trustee shall be entitled to conclusively rely on the Collateral Protection Payment Request and shall have no duty or obligation to determine or verify whether a Collateral Protection Payment is necessary, desirable or should be made, the amount of any Collateral Protection Payment, the amount of the Collateral Protection Withdrawal Cap, whether the appropriate amount was requested to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, the Senior Notes Collateral Protection Percentage or the Senior Subordinated Notes

Collateral Protection Percentage or the entities that ultimately receive such amounts.

Section 5.4 Senior Subordinated Notes Interest Reserve Account.

(a)
Establishment of the Senior Subordinated Notes Interest Reserve Account. The Master Issuer shall, prior to the issuance of any Series of Senior Subordinated Notes, establish with the Trustee the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee and shall pledge such Senior Subordinated Notes Interest Reserve Account to the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties; provided that, at the election of the Master Issuer (or the Manager on its behalf), the Senior Subordinated Notes Interest Reserve Account may be established in the name of the Franchisor pledged to the Trustee and subject to an Account Control Agreement for the benefit of the Secured Parties. The Senior Subordinated Notes Interest Reserve Account may also serve as a Franchisor Capital Account. The Senior Subordinated Notes Interest Reserve Account, once established, shall be an Eligible Account.

(b)
Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Senior Subordinated Notes Interest Reserve Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Senior Subordinated Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Subordinated Notes Interest Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.5 Advance Funding Reserve Account.

(a)
Establishment of the Advance Funding Reserve Account. The Trustee shall establish and maintain an account designated as the Advance Funding Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Advance Funding Reserve Account”). The Advance Funding Reserve Account shall be an Eligible Account.

(b)
Administration of the Advance Funding Reserve Account. All amounts held in the Advance Funding Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf), and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Advance Funding Reserve Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Advance Funding Reserve Account be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Advance Funding Reserve Account, and any loss resulting from such Eligible Investments shall be charged to the Advance Funding Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Advance Funding Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Advance Funding Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.6 Cash Trap Reserve Account.

(a)
Establishment of the Cash Trap Reserve Account. The Trustee shall establish and maintain the Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Cash Trap Reserve Account shall be an Eligible Account.

(b)
Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Cash Trap Reserve Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Cash Trap Reserve Account, and any loss resulting from such investments shall be charged to the Cash Trap Reserve Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.7 Collection Account.

(a)
Establishment of Collection Account. On or before the Closing Date, the Trustee shall establish the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account. Amounts deposited into the Collection Account on or prior to the Closing Date shall be distributed in accordance with the written instruction of the Master Issuer (or the Manager on its behalf).

(b)
Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.13.

Section 5.8 Collection Account Administrative Accounts.

(a)
Establishment of Collection Account Administrative Accounts. The Master Issuer has established, or, in the case of any account relating to any Series of Senior Subordinated Notes or Subordinated Notes, if such account has not already been established, will establish on or prior to the issuance of such Series of Senior Subordinated Notes or Subordinated Notes, the following administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i)
an account no. 13213700 entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Notes Interest Payment Account” for the deposit of the Senior Notes Quarterly

Interest Amount (together with any successor account, the “Senior Notes Interest Payment Account”);

(ii)
an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Subordinated Notes Interest Payment Account” for the deposit of the Senior Subordinated Notes Quarterly Interest Amount (together with any successor account, the “Senior Subordinated Notes Interest Payment Account”);

(iii)
an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Subordinated Notes Interest Payment Account” for the deposit of the Subordinated Notes Quarterly Interest Amount (together with any successor account, the “Subordinated Notes Interest Payment Account”);

(iv)
an account no. 13214600 entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Class A-1 Notes Commitment Fees Account” for the deposit of the Class A-1 Quarterly Commitment Fee Amount (together with any successor account, the “Class A-1 Notes Commitment Fees Account”);

(v)
an account no. 13214300 entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Notes Principal Payment Account” for the deposit of the amounts allocable to the payment of principal of the Senior Notes (together with any successor account, the “Senior Notes Principal Payment Account”);

(vi)
an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Subordinated Notes Principal Payment Account” for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes (together with any successor account, the “Senior Subordinated Notes Principal Payment Account”);

(vii)
an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Subordinated Notes Principal Payment Account” for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes (together with any successor account, the “Subordinated Notes Principal Payment Account”);

(viii)
an account no. 13213800 entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Notes Post-ARD Contingent Interest Account” for the deposit of the Senior Notes Quarterly Post-ARD Contingent Interest Amount (together with any successor account, the “Senior Notes Post-ARD Contingent Interest Account”);

(ix)
an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Subordinated Notes Post-ARD Contingent Interest Account” for the deposit of the Senior Subordinated Notes Quarterly Post-ARD Contingent Interest Amount (together with any successor account, the “Senior Subordinated Notes Post-ARD Contingent Interest Account”);

(x)
an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Subordinated Notes Post-ARD Contingent Interest Account” for the deposit of the Subordinated Notes Quarterly Post-ARD Contingent Interest Amount (together with any successor account, the “Subordinated Notes Post-ARD Contingent Interest Account”); and

(xi)
an account no. 13214500 entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Securitization Operating Expense Account” for the deposit of Securitization Operating Expenses (together with any successor account, the “Securitization Operating Expense Account”).

(b)
Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Collection Account Administrative Accounts (or in any such investment account)

shall mature not later than the Business Day prior to the next succeeding Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the related Collection Account Administrative Account, and any loss resulting from such investments shall be charged to the related Collection Account Administrative Account. The Master Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.9 Hedge Payment Account.

(a)
Establishment of the Hedge Payment Account. On or before the Series Closing Date of the first Series of Notes issued pursuant to this Base Indenture providing for a Series Hedge Agreement, the Master Issuer, or the Manager on behalf of the Master Issuer, shall establish and maintain with the Trustee the Hedge Payment Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(b)
Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Master Issuer (or the Manager on its behalf) and such amounts may be transferred by the Master Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Master Issuer to the Trustee for the benefit of the Secured Parties and (C) if not established with the Trustee, subject to an Account Control Agreement; provided, however, that any such investment in the Hedge Payment Account (or in any such investment account) shall mature not later than the Business Day prior to the next succeeding

Weekly Allocation Date. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Hedge Payment Account, and any loss resulting from such investments shall be charged to the Hedge Payment Account. The Master Issuer shall not shall direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c)
Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.12.

Section 5.10 Trustee as Securities Intermediary.

(a)
The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”)

shall be the “Securities Intermediary.” If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.10.

(b)
The Securities Intermediary agrees that:

(i)
the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii)
the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)
all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Master Issuer, payable to the Master Issuer or specially indorsed to the Master Issuer;

(iv)
all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v)
each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi)
if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer or any other Person;

(vii)
For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York; For purposes of the Hague Securities Convention, the local law of the jurisdiction of the Trustee as Securities Intermediary is the law of the State of New York;

(viii)
the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.10(b)(vi); and

(ix)
except for the claims and interest of the Trustee, the Secured Parties, the Master Issuer and the other Securitization Entities in the Trustee Accounts, neither the Securities

Intermediary nor, in the case of the Trustee, any Trust Officer has Actual Knowledge of any claim to, or interest in, the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other Person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Control Party, the Manager, the Back-Up Manager and the Master Issuer thereof.

(c)
At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times the Master Issuer shall, subject to the terms of the Indenture and the other Related Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.11 Establishment of Series Accounts; Legacy Accounts.

(a)
Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

(b)
Legacy Accounts. In the case of any mandatory or optional redemption in full of any Series, Class, Subclass or Tranche of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Series, Class, Subclass or Tranche of Notes, the

Master Issuer may (but is not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Series, Class, Subclass or Tranche of Notes transferred to the applicable distribution account for such Series, Class, Subclass or Tranche of Notes, for application toward the prepayment of such Series, Class, Subclass or Tranche of Notes. If the Master Issuer does not elect to have such funds so transferred, or if the Master Issuer elects to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.11 pursuant to instructions delivered by the Master Issuer to the Trustee.

Section 5.12 Collections and Investment Income.

(a)
Deposits to the Distributor Operating Accounts. After the Cut-Off Date, the Manager (on behalf of the Distributor) will deposit (or cause to be deposited) into the Distributor Operating Account all Product Revenue Payments within two (2) Business Days following the Distributor’s receipt thereof.

(b)
Withdrawals from the Distributor Operating Accounts. The Manager may withdraw available amounts on deposit in the Distributor Operating Accounts at any time in accordance with the Managing Standard and as otherwise set forth in the Related Documents in order to pay any Product Costs.

(c)
Deposits to the Concentration Accounts. Until the Indenture is terminated pursuant to Section 12.1, the Master Issuer, the Franchisor, the Distributor or any other

Securitization Entity holding a Concentration Account, as the case may be, shall be obligated to deposit (or cause to be deposited) the following amounts to the applicable Concentration Account to the extent owed to it or (in the case of the Master Issuer) its Subsidiaries and promptly after receipt (unless otherwise specified below):

(i)
all Royalty Payments and Franchise Fees received by a Securitization Entity via credit card payment, ACH payment, third-party processor or other online payment will be deposited directly to a Concentration Account (or, in the case of any misdirected payments, deposited to the applicable Concentration Account as soon as practicable, and in any event within three (3) Business Days of Actual Knowledge of receipt);

(ii)
all Other Franchisee Payments will be deposited directly to a Concentration Account (or, in the case of any misdirected payments, deposited to the applicable Concentration Account as soon as practicable, and in any event within three (3) Business Days of Actual Knowledge of receipt);

(iii)
as soon as practicable, and in any event within five (5) Business Days of receipt, amounts repaid to the related Securitization Entity from any tax escrow account held by a landlord under a lease with such Securitization Entity;

(iv)
as soon as practicable, and in any event within three (3) Business Days of receipt, equity contributions, if any, made (directly or indirectly) by any Non-Securitization Entity to the Holding Company Guarantor and by the Holding Company Guarantor to the Master Issuer to the extent such equity contributions are directed to be made to a Concentration Account;

(v)
as soon as practicable, and in any event within three (3) Business Days of receipt, all amounts, including Retained Corporate-Owned Center IP License Fees (if any) received under the IP License Agreements and all other license fees and all other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP; and

(vi)
as soon as practicable, and in any event within five (5) Business Days of receipt, all other amounts constituting Collections not referred to in the preceding clauses other than Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts or to the Collection Account.

(d)
Withdrawals from the Concentration Accounts. The Manager may, and with respect to clauses (iii), (iv) and (v) below shall, withdraw available amounts on deposit in any Concentration Account to make the following payments and deposits:

(i)
on a daily basis, as necessary, to the extent of amounts deposited to any Concentration Account that the Manager determines were required to be deposited to another account or were deposited to such Concentration Account in error;

(ii)
on a daily basis, as necessary, to distribute any Excluded Amounts;

(iii)
on a daily basis, as necessary, to pay to a Distributor Operating Account amounts received from Franchisees and the Retained Corporate-Owned Centers for purchases of Wax Supplies and Branded Products;

(iv)
on a daily basis, as necessary, to make payments of any refunds, credits or other amounts owing to Franchisees or any Retained Corporate-Owned Center; and

(v)
on or before 4:00 p.m. (Eastern time) on the Business Day prior to each Weekly Allocation Date, all Retained Collections with respect to the preceding Weekly Collection Period then on deposit in the Concentration Accounts to the Collection Account for application to make payments and deposits in the order of priority set forth in the Priority of Payments; provided, that the Manager may, in its sole discretion, reserve the Concentration Reserve Amount in the Concentration Accounts for payments of Excluded Amounts.

The Concentration Reserve Amount shall initially be funded on the Closing Date and thereafter may be funded with proceeds of the Residual Amount or capital contributions (but in no event directly from Retained Collections). The Manager shall separately account for the Concentration Reserve Amount apart from other amounts held in the Concentration Accounts, and no part of the Concentration Reserve Amount shall be deemed to constitute Collections (or included in any calculation that includes amounts on deposit in the Concentration Accounts).

(e)
Deposits to and Withdrawals from the Asset Disposition Proceeds Account. All Asset Disposition Proceeds received by any Securitization Entity shall be deposited promptly following receipt thereof to the Asset Disposition Proceeds Account. At the election of any Securitization Entity (or the Manager on its behalf), the Securitization Entities may direct the reinvestment of such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds (or, if any Securitization Entity shall have entered into a binding commitment to reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds, within eighteen (18) calendar months following receipt of such Asset Disposition Proceeds) (each such period, an “Asset Disposition Reinvestment Period”); provided that after the occurrence and during the continuance of any Rapid Amortization Period, (A) all amounts withdrawn from the Asset Disposition Proceeds Account shall be withdrawn substantially in accordance with a calendar month budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and (B) withdrawals of any amounts from the Asset Disposition Proceeds Account in excess in any material respect of amounts set forth in the calendar month budget will be subject to (i) the delivery by the Manager to the Control Party and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager). To the extent such Asset Disposition Proceeds have not been so reinvested in Eligible Assets within the applicable Asset Disposition Reinvestment Period, the Master Issuer (or the Manager on its behalf) shall withdraw an amount equal to all such uninvested Asset Disposition Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Asset Disposition Reinvestment Period and deposit such amount to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date immediately following the deposit of such Asset Disposition Proceeds to the Collection Account as indicated in the related Weekly Manager’s Certificate, and the related prepayment will be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate. In the event that such Securitization Entity (or the Manager on its behalf) has elected not to reinvest such Asset Disposition Proceeds, such Asset Disposition Proceeds shall be withdrawn by such Securitization Entity (or the Manager on its behalf) from the Asset Disposition Proceeds Account and remitted to the Trustee for deposit to the Collection Account promptly following such decision and applied in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date as indicated in the related Weekly Manager’s Certificate, and the related prepayment will be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate.

(f)
Deposits to and Withdrawals from the Insurance Proceeds Account. All Insurance/Condemnation Proceeds received by or on behalf of any Securitization Entity in respect of the Securitized Assets must be promptly deposited following receipt thereof to the Insurance Proceeds Account; provided, that no such deposit shall be required to be made to the extent that

(i) for any fiscal year, the aggregate amount of all Insurance/Condemnation Proceeds received by or on behalf of the Securitization Entities during such fiscal year is less than or equal to the Insurance/Condemnation Proceeds Threshold Amount or (ii) if the aggregate amount of all Insurance/Condemnation Proceeds received by or on behalf of the Securitization Entities during such fiscal year exceeds the Insurance/Condemnation Proceeds Threshold Amount, the amount of Insurance/Condemnation Proceeds with respect to a particular casualty or condemnation event is less than or equal to $1,000; provided, further, that any Insurance/Condemnation Proceeds not required to be deposited to the Insurance Proceeds Account in accordance with the above shall be treated as Collections. At the election of such Securitization Entity (or the Manager on its behalf) (as notified by the Manager to the Trustee, the Control Party and the Back-Up Manager promptly after receipt of the Insurance/Condemnation Proceeds) and so long as no Rapid Amortization Event has occurred and is continuing, the Securitization Entities may reinvest such Insurance/Condemnation Proceeds in Eligible Assets and/or to repair or replace the assets in respect of which such proceeds were received, in each case, within one (1) calendar year following receipt of such Insurance/Condemnation Proceeds; provided that in the event such Securitization Entity (or the Manager on its behalf) has repaired or replaced the assets with respect to which such Insurance/Condemnation Proceeds have been received prior to the receipt of such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall be used to reimburse such Securitization Entity (or the Manager on its behalf) for any expenditures in connection with such repair or replacement. To the extent such Insurance/Condemnation Proceeds have not been so reinvested within such one (1) calendar year period (each such period, a “Casualty Reinvestment Period”), the Master Issuer (or the Manager on its behalf) shall withdraw an amount equal to all such uninvested Insurance/Condemnation Proceeds no later than the Business Day immediately succeeding the expiration of the applicable Casualty Reinvestment Period and remit such amounts to the Trustee for deposit to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on the Weekly Allocation Date following receipt by the Trustee as indicated in the related Weekly Manager’s Certificate and the related prepayment will be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate. In the event that such Securitization Entity (or the Manager on its behalf) has elected to not reinvest such Insurance/Condemnation Proceeds, such Securitization Entity (or the Manager on its behalf) shall instead withdraw such Insurance/Condemnation Proceeds and deposit such amounts to the Collection Account promptly following such decision to pay principal of each Series of Notes Outstanding in accordance with priority (i) of the Priority of Payments on the following Weekly Allocation Date as indicated in the related Weekly Manager’s Certificate, and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate.

(g)
Deposits to the Collection Account. In addition to the weekly deposits of funds from the Concentration Accounts in accordance with Section 5.12(f)(vi), the Manager (or with respect to deposits in connection with an Interest Reserve Release Event, the Trustee at the direction of the Master Issuer) shall also deposit or cause to be deposited to the Collection Account the following amounts, in each case promptly after receipt (unless otherwise specified below):

(i)
on a weekly basis, the Product Cash Profit Amount for the immediately preceding Weekly Collection Period; provided, that notwithstanding the foregoing, the Manager may elect to retain in the Distributor Operating Account (and not deposit to the Collection Account) an amount not to exceed the Distributor Working Capital Reserve Amount;

(ii)
Indemnification Amounts within two (2) Business Days following either (i) the receipt by the Manager of such amounts if EWC Ventures, LLC is not the Manager or (ii) if EWC Ventures, LLC is the Manager, the date such amounts become payable by the related Indemnitor under the Management Agreement or any other Related Document, in each case, if such Indemnification Amounts are required to be so paid;

(iii)
Insurance/Condemnation Proceeds remaining in the Insurance Proceeds Account on the immediately succeeding Business Day following the expiration of the Casualty Reinvestment Period and Insurance/Condemnation Proceeds where the applicable Securitization Entity (or the Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Insurance/Condemnation Proceeds;

(iv)
Asset Disposition Proceeds remaining in the Asset Disposition Proceeds Account on the immediately succeeding Business Day following the expiration of the Asset Disposition Reinvestment Period and Asset Disposition Proceeds where the applicable Securitization Entity (or the Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Asset Disposition Proceeds;

(v)
the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date upon receipt thereof;

(vi)
(i) upon the occurrence of any Interest Reserve Release Event, the Master Issuer shall instruct the Trustee in writing to withdraw the amounts on deposit on the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, to the extent that no Senior Notes Interest Reserve Account Deficiency Amount or Senior Subordinated Notes Interest Reserve Account Deficiency Amount, as applicable, is outstanding on the related Quarterly Payment Date and to deposit, directly to the Collection Account for distribution in accordance with the Priority of Payments and (ii) upon the occurrence of an Advance Funding Reserve Release Event, the Master Issuer shall instruct the Trustee in writing to withdraw the related Advance Funding Reserve Release Amount and to deposit such amount directly to the Collection Account for distribution in accordance with the Priority of Payments; and

(vii)
any other amounts required to be deposited to the Collection Account hereunder or under any other Related Documents.

The Trustee shall deposit or cause to be deposited into the Collection Account amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of its rights under the Indenture, including without limitation under Article IX hereof upon receipt thereof.

(h)
Investment Income. On or prior to 4:30 p.m. (Eastern time) on the Business Day prior to each Weekly Allocation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account for application as Collections on that Weekly Allocation Date.

(i)
Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Master Issuer shall cause the Manager to cause (i) each Franchisee obligated at any time to make any Royalty Payments, Franchise Fees or Other Franchisee Payments to make such payment, either directly or indirectly (including through a third-party payment processor, third-party financing company or otherwise), to a Concentration Account, and (ii) any other Person (not an Affiliate of the Master Issuer) obligated at any time to make any payments with respect to the Securitized Assets, including, without limitation, the Securitization

IP, to make such payment to a Management Account or the Collection Account, as determined by the Master Issuer or the Manager.

(j)
Misdirected Collections. The Master Issuer agrees that if any Collections shall be received by the Master Issuer or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Master Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Master Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Control Party are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds of the Securitized Assets received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.13 Application of Collections on Weekly Allocation Dates. On each Weekly Allocation Date, commencing on April 21, 2022, the Trustee shall, based solely on the information contained in the related Weekly Manager’s Certificate (or, if delivered in accordance with the terms of the Related Documents, based solely on the information contained in the Omitted Payable Sums Notice to the extent of the information contained therein), withdraw the amount on deposit in the Collection Account as of 10:00 a.m. (Eastern time) on the Weekly Allocation Date related to such preceding Weekly Collection Period for allocation or payment in the following order of priority:

(i)
first, solely with respect to any funds on deposit in the Collection Account on such Weekly Allocation Date consisting of Indemnification Amounts, Asset Disposition Proceeds or Insurance/Condemnation Proceeds, in the following order of priority:

(A)
to reimburse the Advance Funding Administrative Agent for distribution to the Advance Funding Providers for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate); then

(B)
to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate); then

(C)
if a Class A-1 Notes Amortization Event is continuing, to make an allocation to the Senior Notes Principal Payment Account, to prepay, until paid in full, and permanently reduce the commitments under all Class A-1 Notes affected by such Class A-1 Notes Amortization Event on a pro rata basis based on commitment amounts and to cash collateralize any outstanding letters of credit; then

(D)
to make an allocation to the Senior Notes Principal Payment Account to prepay the Outstanding Principal Amount of all Senior Notes of all Series other than Class A-1 Notes until paid in full; then

(E)
provided clause (C) does not apply, to make an allocation to the Senior Notes Principal Payment Account, to prepay, until paid in full, and permanently reduce the commitments under all Class A-1 Notes on a pro rata basis based on commitment amounts and to cash collateralize any outstanding letters of credit; then

(F)
to make an allocation to the Senior Subordinated Notes Principal Payment Account, to prepay, until paid in full, the Outstanding Principal Amount of all Senior Subordinated Notes; and then

(G)
to make an allocation to the Subordinated Notes Principal Payment Account, to prepay, until paid in full, the Outstanding Principal Amount of all Subordinated Notes;

provided that any prepayment pursuant to clauses (C), (D), (E), (F) or (G) of this clause first shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate;

(ii)
second, (A) to reimburse the Advance Funding Administrative Agent for distribution to the Advance Funding Providers and, then, the Manager for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), and then (B) on a pro rata basis, to pay (w) the Control Party (1) any Control Party Fees and (2) any expenses and indemnities due and owing to the Control Party; provided, that prior to an Event of Default, the aggregate amount of all such expenses and indemnities incurred by all parties collectively under this priority (ii)(B)(w)(2) shall not exceed $200,000 per fiscal year, (x) to any Liquidation Specialist or Workout Specialist, Liquidation Fees and Workout Fees, if any, for such Weekly Allocation Date, (y) the Advance Funding Administrative Agent, for distribution to the Advance Funding Providers, any Advance Funding Provider Fee; provided, that prior to an Event of Default, the aggregate amount paid under this priority (ii)(B)(y) shall not exceed the Advance Funding Provider Fee Cap, and (z) to the Back-Up Manager, any Back-Up Manager Consent Consultation Fees not paid as and when due in connection with a Consent Request or proposed Advance, in each case, for such Weekly Allocation Date together with any such fees previously accrued and unpaid;

(iii)
third, to pay Successor Manager Transition Expenses, if any;

(iv)
fourth, to pay the Management Fee to the Manager;

(v)
fifth, to deposit to the Securitization Operating Expense Account, an amount equal to any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date, in an aggregate amount not to exceed the Capped

Securitization Operating Expense Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Weekly Allocation Date pursuant to this priority (v); provided, that the deposit to the Securitization Operating Expense Account of an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Trustee (in each of its capacities) and the payment of such sums to the Trustee will not be subject to the Capped Securitization Operating Expense Amount after an Event of Default has occurred and is continuing; provided, further, that the payment of any such fees, expenses and indemnities payable to the Trustee (in each of its capacities) that were incurred during any period while an Event of Default has occurred and is continuing shall not be subject to the Capped Securitization Operating Expense Amount, regardless of whether or not an Event of Default exists at the time of such payment;

(vi)
sixth, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited as set forth in subclauses (A) through (C) below, the following amounts until the amount required to be deposited pursuant to each of subclauses (A) through (C) below is deposited in full:

(A)
to allocate to the Senior Notes Interest Payment Account for each Series of Senior Notes, pro rata by amount due within each Series, an amount equal to the Senior Notes Accrued Quarterly Interest Amount;

(B)
to allocate to the Class A-1 Notes Commitment Fees Account, the Class A-1 Notes Accrued Quarterly Commitment Fee Amount; and

(C)
to allocate to the Hedge Payment Account, the amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Counterparty, if any; provided that the deposit to the Hedge Payment Account pursuant to this subclause (C) will exclude any termination payment payable to a Hedge Counterparty, if any;

(vii)
seventh, to pay to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement an amount equal to the Capped Class A-1 Notes Administrative Expenses Amount due under such Variable Funding Note Purchase Agreement for such Weekly Allocation Date, pro rata based on the amounts owed under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date;

(viii)
eighth, to allocate to the Senior Subordinated Notes Interest Payment Account, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount, if any, in respect of the Senior Subordinated Notes;

(ix)
ninth, first, to deposit in the Senior Notes Interest Reserve Account, an amount equal to any Senior Notes Interest Reserve Account Deficiency Amount; and second, to deposit in the Senior Subordinated Notes Interest Reserve Account, an amount equal to any Senior Subordinated Notes Interest Reserve Account Deficiency Amount; provided, however, that no amounts, with respect to any Series of Notes, will be deposited into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to this priority (ix) on any Weekly Allocation Date that occurs during the Quarterly Collection Period immediately preceding the Series Legal Final Maturity Date relating to such Series of Notes;

(x)
tenth, to allocate to the Senior Notes Principal Payment Account an amount equal to the sum of (1) any Senior Notes Accrued Quarterly Scheduled Principal Amount,

(2) any Senior Notes Quarterly Scheduled Principal Deficiency Amount and (3) amounts then known by the Manager that will become due under each Variable Funding Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of letters of credit issued under each Variable Funding Note Purchase Agreement;

(xi)
eleventh, to pay any Supplemental Management Fee, together with any previously accrued and unpaid Supplemental Management Fee;

(xii)
twelfth, so long as no Rapid Amortization Period is continuing, if a Class A-1 Notes Amortization Event has occurred and is continuing, to the Senior Notes Principal Payment Account to allocate to the Class A-1 Notes affected by such Class A-1 Notes Amortization Event, on a pro rata basis based on commitment amounts, in an amount sufficient to reduce the Outstanding Principal Amount of the Class A-1 Notes to zero and to fully cash collateralize all outstanding letters of credit thereunder on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account allocable to the Class A-1 Notes;

(xiii)
thirteenth, so long as no Rapid Amortization Event has occurred and is continuing and such Weekly Allocation Date occurs during an Advance Funding Reserve Period, to deposit into the Advance Funding Reserve Account an amount equal to the Advance Funding Reserve Account Required Amount, if any, on such Weekly Allocation Date;

(xiv)
fourteenth, so long as (x) no Rapid Amortization Period is continuing and
(y)
such Weekly Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account an amount equal to the Cash Trapping Amount, if any, on such Weekly Allocation Date;

(xv)
fifteenth, so long as a Rapid Amortization Period is continuing, to allocate first, to the Senior Notes Principal Payment Account to allocate to the Class A Notes (sequentially, in alphanumerical order of Class A Notes) in an amount sufficient to reduce the Outstanding Principal Amount of the Class A Notes to zero and to fully cash collateralize all outstanding letters of credit thereunder on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and second, to the Senior Subordinated Notes Principal Payment Account in an amount sufficient to reduce the Outstanding Principal Amount of the Senior Subordinated Notes to zero (sequentially, in alphanumerical order of the Senior Subordinated Notes) on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

(xvi)
sixteenth, so long as no Rapid Amortization Period is continuing, to allocate to the Senior Subordinated Notes Principal Payment Account, an amount equal to the sum of
(1)
the Senior Subordinated Notes Accrued Quarterly Scheduled Principal Amount, if any, and (2) the Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amount, if any;

(xvii)
seventeenth, to (A) deposit to the Securitization Operating Expense Account, an amount equal to the sum of any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped Securitization Operating Expense Amount after giving effect to priority (v) above and (B) pay pro rata (x) to the Control Party any expenses and indemnities due and owing to the Control Party in excess of the expenses and indemnities paid after giving effect to priority (ii)(B)(w)(2) above and (y) to the Advance Funding Providers any Advance Funding Provider Fees due and owing to them in excess of the Advance Funding Provider Fees paid pursuant to priority (ii)(B)(y) above;

(xviii)
eighteenth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Excess Class A-1 Notes Administrative Expenses Amounts due under each Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement on such Weekly Allocation Date;

(xix)
nineteenth, to each Class A-1 Administrative Agent pursuant to the related Variable Funding Note Purchase Agreement for payment of the Class A-1 Notes Other Amounts due under such Variable Funding Note Purchase Agreement for such Weekly Allocation Date pro rata based on amounts due under each such Variable Funding Note Purchase Agreement;

(xx)
twentieth, to allocate to the Subordinated Notes Interest Payment Account, an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount, if any, in respect of the Subordinated Notes;

(xxi)
twenty-first, so long as no Rapid Amortization Period is continuing, to allocate to the Subordinated Notes Principal Payment Account, (1) an amount equal to the Subordinated Notes Accrued Quarterly Scheduled Principal Amount, if any, and then (2) an amount equal to the Subordinated Notes Quarterly Scheduled Principal Deficiency Amount, if any;

(xxii)
twenty-second, so long as a Rapid Amortization Period is continuing, to allocate to the Subordinated Notes Principal Payment Account, with respect to the Subordinated Notes (to be allocated sequentially, in alphanumerical order of the Subordinated Notes) until the Outstanding Principal Amount of the Subordinated Notes will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Subordinated Notes Principal Payment Account;

(xxiii)
twenty-third, to allocate to the Senior Notes Post-ARD Contingent Interest Account, any Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for such Weekly Allocation Date;

(xxiv)
twenty-fourth, to allocate to the Senior Subordinated Notes Post-ARD Contingent Interest Account, any Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount, for such Weekly Allocation Date;

(xxv)
twenty-fifth, to allocate to the Subordinated Notes Post-ARD Contingent Interest Account, any Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount, for such Weekly Allocation Date;

(xxvi)
twenty-sixth, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty and (B) any other amount payable to a Hedge Counterparty, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them;

(xxvii)
twenty-seventh, to allocate to the Senior Notes Principal Payment Account an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Notes;

(xxviii)
twenty-eighth, to allocate to the Senior Subordinated Notes Principal Payment Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Senior Subordinated Notes;

(xxix)
twenty-ninth, to allocate to the Subordinated Notes Principal Payment Account, an amount equal to any unpaid premiums and make-whole prepayment premiums with respect to Subordinated Notes;

(xxx)
thirtieth, to make any other payments to or for the benefit of any Series of Notes as provided in the related Series Supplement; and

(xxxi)
thirty-first, to pay the Residual Amount at the direction of the Master Issuer. Section 5.14 Quarterly Payment Date Applications.
(a)
Senior Notes Interest Payment Account.

(i)
On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Interest Adjustment Amount, the then-current Quarterly Collection Period), and, if applicable, funds allocated to the Senior Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)
If the amount of funds allocated to the Senior Notes Interest Payment Account referred to in subclause (i) with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Interest Payment Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.14(p), on such Quarterly Calculation Date, the Master Issuer shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date an amount equal to any remaining insufficiency from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Senior Subordinated Notes Interest Payment Account, eighth, the Cash Trap Reserve Account and ninth, the Senior Notes Principal Payment Account, and deposit such funds into the Senior Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i). On such Quarterly Payment Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw, after the application of funds under the Priority of Payments, the funds on deposit in the Senior Notes Interest Reserve Account (or, if the funds on deposit in the Senior Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes) to be applied by the Trustee in accordance with such written instructions to pay, pro rata, any accrued and unpaid Senior Notes Quarterly Interest Amount on the Senior Notes Outstanding and any accrued and unpaid Class A-1 Quarterly Commitment Fee Amounts to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with this Section 5.14(a)(ii) are insufficient for such purposes.

(iii)
If the result of (i) the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with subclauses (i) and (ii) above on such Quarterly Payment Date (and after giving effect to any withdrawal from the Advance Funding Reserve Account in accordance with Section 5.14(k)(ix) and to any Debt Service Advance), is greater than zero (a “Senior Notes Quarterly Interest Shortfall Amount”), then the amount available to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes

Quarterly Interest Shortfall Amount. An additional amount of interest may accrue on the Senior Notes Quarterly Interest Shortfall Amount for each subsequent Interest Accrual Period until the Senior Notes Quarterly Interest Shortfall Amount is paid in full, as set forth in the applicable Series Supplement, and as set forth in the Quarterly Noteholders’ Report.

(b)
Class A-1 Notes Commitment Fees Account.

(i)
On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Class A-1 Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period (or, to the extent necessary to cover any Class A-1 Commitment Fee Adjustment Amount, the then-current Quarterly Collection Period), and, if applicable, funds allocated to the Class A-1 Notes Commitment Fees Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the applicable Class A-1 Notes, up to the Class A-1 Quarterly Commitment Fee Amount accrued and unpaid with respect to the applicable Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Quarterly Commitment Fee Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account.

(ii)
If the amount of funds allocated to the Class A-1 Notes Commitment Fees Account referred to in subclause (i) with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the accrued and unpaid Class A-1 Quarterly Commitment Fee Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Class A-1 Notes Commitment Fees Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.14(p), on such Quarterly Payment Date, the Master Issuer shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date an amount equal to any remaining insufficiency from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Senior Notes Post-ARD Contingent Interest Account, fourth, the Subordinated Notes Principal Payment Account, fifth, the Subordinated Notes Interest Payment Account, sixth, the Senior Subordinated Notes Principal Payment Account, seventh, the Senior Subordinated Notes Interest Payment Account, eighth, the Cash Trap Reserve Account and ninth, the Senior Notes Principal Payment Account, and deposit such funds into the Class A-1 Notes Commitment Fees Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i). On such Quarterly Payment Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw, after the application of funds under the Priority of Payments, the funds on deposit in the Senior Notes Interest Reserve Account (or, if the funds on deposit in the Senior Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes) to be applied by the Trustee in accordance with such written instruction to pay, pro rata, any accrued and unpaid Senior Notes Quarterly Interest Amount on the Senior Notes Outstanding and any accrued and unpaid Class A-1 Quarterly Commitment Fee Amounts to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with this Section 5.14(b)(ii) are insufficient for such purposes.

(iii)
If the result of (i) the accrued and unpaid Class A-1 Quarterly Commitment Fee Amounts for the Interest Accrual Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Class A-1 Quarterly Commitment Fee Amount in accordance with subclauses (i) and (ii) on such Quarterly Payment Date, is greater than zero (a “Class A-1 Quarterly Commitment Fees Shortfall

Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Class A-1 Notes shall be paid to the Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the amount of Class A-1 Quarterly Commitment Fee Amounts payable with respect to each such Series of Class A-1 Notes; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Quarterly Commitment Fees Shortfall Amount. An additional amount of interest may accrue on each such Class A-1 Quarterly Commitment Fees Shortfall Amount for each subsequent Interest Accrual Period until each such Class A-1 Quarterly Commitment Fees Shortfall Amount is paid in full, as set forth in the applicable Series Supplement or Variable Funding Note Purchase Agreement, and as set forth in the Quarterly Noteholders’ Report.

(c)
Senior Subordinated Notes Interest Payment Account.

(i)
To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Subordinated Notes Interest Payment Account (if any), on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Senior Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)
If the amount of funds allocated to the Senior Subordinated Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Interest Payment Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.14(p), on such Quarterly Payment Date, the Master Issuer shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date an amount equal to any remaining insufficiency from first, the Subordinated Notes Post-ARD Contingent Interest Account, second, the Senior Subordinated Notes Post-ARD Contingent Interest Account, third, the Subordinated Notes Principal Payment Account, fourth, the Subordinated Notes Interest Payment Account, fifth, the Cash Trap Reserve Account and sixth, the Senior Subordinated Notes Principal Payment Account, and deposit such funds into the Senior Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i). On such Quarterly Payment Date, the Master Issuer (or the Manager on its behalf) will instruct the Trustee in writing to withdraw, after the application of funds under the Priority of Payments, the funds on deposit in the Senior Subordinated Notes Interest Reserve Account (or, if the funds on deposit in the Senior Subordinated Notes Interest Reserve Account are insufficient for such purpose, funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes) to be applied by the Trustee in accordance with such written instruction to pay, pro rata, any accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount on the Senior Subordinated Notes Outstanding to the extent that amounts deposited into the applicable Series Distribution Accounts in accordance with the prior sentence are insufficient for such purposes.

(iii)
If the result of (i) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with subclauses (i) and (ii) above, is greater than zero (a “Senior Subordinated Notes Quarterly Interest Shortfall”), then such amount available to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Quarterly Interest Shortfall. An additional amount of interest may accrue on the Senior Subordinated Notes Quarterly Interest Shortfall for each subsequent Interest Accrual Period until the Senior Subordinated Notes Quarterly Interest Shortfall is paid in full, as set forth in the applicable Series Supplement.

(d)
Senior Notes Principal Payment Account.

(i)
On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Senior Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (x), (xii), (xv) and (xxvii) of the Priority of Payments and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (x), (xii), (xv) and (xxvii), in each case sequentially in order of alphanumerical designation and pro rata among each such applicable Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class, and deposit such funds into the applicable Series Distribution Account.

(ii)
If the aggregate amount of funds allocated to the Senior Notes Principal Payment Account pursuant to priorities (x), (xii), (xv) and (xxvii) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the sum (without duplication) of (A) the Senior Notes Quarterly Scheduled Principal Amount and any Senior Notes Quarterly Scheduled Principal Deficiency Amounts due with respect to each applicable Class of Senior Notes on such Quarterly Payment Date, (B) so long as no Rapid Amortization Period is continuing, if a Class A-1 Notes Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Class A-1 Notes affected by such Class A-1 Notes Amortization Event and (C) if a Rapid Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Senior Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(iii)
If any payment of principal of any Class A-1 Notes of any Series pursuant to subclause (i) above is required pursuant to the applicable Series Supplement or Variable Funding Note Purchase Agreement to be deposited with the applicable L/C Provider to serve as collateral and act as security (the “Cash Collateral”) for any obligations of the Master Issuer relating to letters of credit issued thereunder (the “Collateralized Letters of Credit”), then upon the expiration of the Collateralized Letters of Credit the Cash Collateral shall be remitted to the Master Issuer in accordance with such Series Supplement or Variable Funding Note Purchase Agreement, and as set forth in the Quarterly Noteholders’ Report.

(e)
Senior Subordinated Notes Principal Payment Account.

(i)
To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Subordinated Notes Principal Payment Account (if any) on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of
(A)
in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Senior Subordinated Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (xv), (xvi) and (xxviii) of the Priority of Payments, and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xv), (xvi) and (xxviii), in each case sequentially in order of alphanumerical designation and pro rata among each such applicable Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class, and deposit such funds into the applicable Series Distribution Account.

(ii) If the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payment Account pursuant to priorities (xv), (xvi) and (xxviii) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the sum (without duplication) of (A) the Senior Subordinated Notes Quarterly Scheduled Principal Amount and any Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amounts due with respect to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and (B) if a Rapid Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Senior Subordinated Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Senior

Subordinated Notes Principal Payment Account shall be distributed in accordance with subclause

(i) above.

(f)
Subordinated Notes Interest Payment Account.

(i)
To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)
If the amount of funds allocated to the Subordinated Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Subordinated

Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Interest Payment Account shall be distributed in accordance with subclause (i) above.

(iii)
If the result of (i) the accrued and unpaid Subordinated Notes Quarterly Interest Amounts due on such Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Subordinated Notes in accordance with subclauses (i) and (ii) on such Quarterly Payment Date, is greater than zero (a “Subordinated Notes Quarterly Interest Shortfall”), then such amount available to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Subordinated Notes Quarterly Interest Shortfall. An additional amount of interest may accrue on the Subordinated Notes Quarterly Interest Shortfall for each subsequent Interest Accrual Period until the Subordinated Notes Quarterly Interest Shortfall is paid in full, as specified in the applicable Series Supplement.

(g)
Subordinated Notes Principal Payment Account.

(i)
To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Subordinated Notes up to the aggregate amount of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (xxi), (xxii) and (xxix) of the Priority of Payments, and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xxi), (xxii) and (xxix), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Subordinated Notes of such Class and deposit such funds into the applicable Series Distribution Account.

(ii)
If the aggregate amount of funds allocated to the Subordinated Notes Principal Payment Account pursuant to priorities (xxi), (xxii) and (xxix) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the sum (without duplication) of (A) the Subordinated Notes Quarterly Scheduled Principal Amounts and any Subordinated Notes Quarterly Scheduled Principal Deficiency Amounts due with respect to each applicable Class of Subordinated Notes on such Quarterly Payment Date and (B) if a Rapid Amortization Period is continuing, the Outstanding Principal Amount of the Subordinated Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(h)
Senior Notes Post-ARD Contingent Interest Account.

(i)
On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Senior Notes Post-ARD Contingent Interest Account pursuant to subclause

(ii) below, to be paid for the benefit of the Holders of each applicable Class of Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Post-ARD Contingent Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Senior Notes Quarterly Post-ARD Contingent Interest Amount payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the aggregate amount of funds allocated to the Senior Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the Senior Notes Quarterly Post-ARD Contingent Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Post-ARD Contingent Interest Account shall be distributed in accordance with subclause (i) above.

(i)
Senior Subordinated Notes Post-ARD Contingent Interest Account.

(i)
To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, the funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of each applicable Class of Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Post-ARD Contingent Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Senior Subordinated Notes Quarterly Post- ARD Contingent Interest Amount payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii)
If the aggregate amount of funds allocated to the Senior Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to subclause (i) above is insufficient to pay the Senior Subordinated Notes Quarterly Post-ARD Contingent Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Post-ARD Contingent Interest Account shall be distributed in accordance with subclause (i) above.

(j)
Subordinated Notes Post-ARD Contingent Interest Account.

(i)
To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the

Subordinated Notes Post-ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period, and, if applicable, funds allocated to the Subordinated Notes Post-ARD Contingent Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of each applicable Class of Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Post-ARD Contingent Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Subordinated Notes Quarterly Post-ARD Contingent Interest Amount payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the aggregate amount of funds allocated to the Subordinated Notes Post- ARD Contingent Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period pursuant to subclause (i) above is insufficient to pay the Subordinated Notes Quarterly Post-ARD Contingent Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Post-ARD Contingent Interest Account shall be distributed in accordance with subclause (i) above.

(k)
Amounts on Deposit in the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account and the Advance Funding Reserve Account.

(i)
On each Quarterly Calculation Date (A) preceding a Quarterly Payment Date that is a Cash Trapping Release Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds then on deposit in the Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount and (B) preceding the first Quarterly Payment Date occurring on or after the date on which all Senior Notes and all Senior Subordinated Notes have been paid in full, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date all funds then on deposit in the Cash Trap Reserve Account (in each case, after giving effect to any allocations to be made as of such Quarterly Payment Date from the Cash Trap Reserve Account) and deposit such funds into the Collection Account for distribution in accordance with the Priority of Payments.

(ii)
On each Quarterly Calculation Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, funds allocated to the Cash Trap Reserve Account on each Weekly Allocation Date with respect to the related Quarterly Collection Period and (I) apply such funds on the following Quarterly Payment Date to the extent necessary to pay unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (II) in the event of a Quarterly Reallocation Event, allocate such funds in excess of the funds required to be paid pursuant to subclause (ii)(I) in accordance with Section 5.14(p) and (III) if a Rapid Amortization Period is continuing or a Rapid Amortization Event will occur on the following Quarterly Payment Date, allocate any remaining funds to the Senior Notes Principal Payment Account until the Outstanding Principal Amount of the Senior Notes is paid in full, and allocate any remaining funds thereafter to the Collection Account for distribution in accordance with the Priority of Payments.

(iii)
On any Cash Trapping Release Date, the Trustee shall release from the Cash Trap Reserve Account, as directed in writing by the Master Issuer (or the Manager on its behalf), the Cash Trapping Release Amount with respect to such Cash Trapping Release Date and deposit such amount into the Collection Account.

(iv)
Amounts on deposit in the Cash Trap Reserve Account will be available to make optional prepayments of principal of the Senior Notes, at the sole discretion of the Master Issuer (or the Manager acting on its behalf). Any such amounts used to make optional prepayments (1) will be allocated (after giving effect to all other payments to be made as of the related Quarterly Payment Date, including all other releases and payments from the Cash Trap Reserve Account) pursuant to priorities (ii) through (xxx) of the Priority of Payments (except for priority (xiv) thereof), and then (2) will be allocated to the applicable Series Distribution Accounts to make optional prepayments of principal on the Senior Notes (either (a) if a Class A-1 Notes Amortization Event has occurred and is continuing, first, to prepay and permanently reduce the commitments under all Class A-1 Notes affected by such Class A-1 Notes Amortization Event, on a pro rata basis based on commitment amounts and then, to prepay all Senior Notes of all Series other than the Class A-1 Notes in alphanumeric order on a pro rata basis based on principal outstanding or (b) if a Class A-1 Notes Amortization Event is not continuing, to prepay all Senior Notes of all Series other than the Class A-1 Notes on a pro rata basis based on principal outstanding so long as, immediately after giving effect to such prepayment, an amount is retained in the Cash Trap Reserve Account that is equal to the aggregate principal amount outstanding under the Class A-1 Notes at such time); provided that any such optional prepayment will be accompanied by the payment of any make-whole prepayment premiums related thereto, to the extent such prepayment premiums are otherwise payable in connection with the optional prepayment of such Notes in accordance with the applicable Series Supplement. Any amounts remaining on deposit in the Cash Trap Reserve Account after such optional prepayment will remain deposited therein until the Quarterly Payment Date following the Quarterly Calculation Date on which the Cash Trapping Period is no longer in effect, unless otherwise provided herein.

(v)
If the Master Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.14 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Notes Interest Reserve Account is insufficient, the Master Issuer (or the Manager on its behalf) shall instruct the Control Party (on behalf of the Trustee) to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of each such Class.

(vi)
If the Master Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.14 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, after giving effect to any allocations set forth in the Priority of Payments on such date, withdraw from the Senior Subordinated Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Subordinated Notes Interest Reserve Account is insufficient, the Master Issuer (or the Manager on its behalf) shall instruct the Control Party (on behalf of the Trustee) to make a draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series

Distribution Accounts, to be paid to the Senior Subordinated Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of each such Class.

(vii)
On any date on which no Senior Notes are Outstanding, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or instruct the Control Party to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes Interest Reserve Account to the issuer thereof for cancellation.

(viii)
On any date on which no Senior Subordinated Notes are Outstanding, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or instruct the Control Party to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes Interest Reserve Account to the issuer thereof for cancellation.

(ix)
If on any Quarterly Calculation Date during an Advance Funding Reserve Period there is a Debt Service Shortfall, the Trustee, in accordance with the applicable Weekly Manager’s Certificate, shall withdraw from the Advance Funding Reserve Account an amount equal to the lesser of (i) the amount required to satisfy such Debt Service Shortfall and (ii) the funds on deposit in the Advance Funding Reserve Account and apply such funds to the Senior Notes Interest Payment Account.

(x)
If, during an Advance Funding Reserve Period, from time to time, the Manager (in accordance with the Managing Standard) determines that any Collateral Protection Requirement has been paid in cash by the Manager or any other Person, the Manager shall certify pursuant to an Officer’s Certificate delivered to the Trustee, the Advance Funding Administrative Agent, the Control Party and the Back-Up Manager, that such Collateral Protection Requirement has been satisfied, and the Trustee shall, as so directed in writing by the Manager, withdraw from the Advance Funding Reserve Account the lesser of (i) the amount required to satisfy such Collateral Protection Requirement and (ii) the funds on deposit in the Advance Funding Reserve Account, and shall remit such amount to the Manager, to reimburse the Manager or such other Person for such Collateral Protection Requirement.

(xi)
If, during an Advance Funding Reserve Period, at any time any Debt Service Advances or Collateral Protection Advances remain outstanding, and there are funds on deposit in the Advance Funding Reserve Account, (i) on any Weekly Allocation Date, in accordance with the Weekly Manager’s Certificate, the Manager will instruct the Trustee to withdraw from the Advance Funding Reserve Account or (ii) on any other date, promptly upon the Manager’s knowledge thereof, the Manager will instruct the Trustee to withdraw from the Advance Funding Reserve Account, an amount equal to the lesser of (x) the amount required to reimburse such Advances in full and (y) the funds on deposit in the Advance Funding Reserve Account and direct the Trustee to apply such funds towards the reimbursement of such Advances, first (A) to the Advance Funding Administrative Agent to reimburse the Advance Funding Providers for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate). For the avoidance of doubt, any withdrawal from the Advance Funding Reserve Account will not be subject to a nonrecoverability determination by the Advance Funding Administrative Agent.

(xii)
On (i) the first Weekly Allocation Date immediately following the end of an

Advance Funding Reserve Period, the Trustee, in accordance with the applicable Weekly Manager’s Certificate, shall withdraw from the Advance Funding Reserve Account the full amount on deposit in the Advance Funding Reserve Account and deposit such amount into the Collection Account for distribution pursuant to the Priority of Payments on such date and (ii) each Weekly Allocation Date on which the amount of funds on deposit in the Advance Funding Reserve Account is in excess of the Senior Notes Interest Reserve Amount, the Trustee in accordance with the applicable Weekly Manager’s Certificate will withdraw from the Advance Funding Reserve Account the amount of such excess and deposit such amount into the Collection Account for distribution pursuant to the Priority of Payments on such date (each such Weekly Allocation Date on which any amounts on deposit in the Advance Funding Reserve Account are released, an “Advance Funding Reserve Release Event” and the amount released from the Advance Funding Reserve Account on the date of such Advance Funding Reserve Release Event, the “Advance Funding Reserve Release Amount”).

(l)
Principal Release Amount.

(i)
If a Rapid Amortization Period or Event of Default is continuing, each Principal Release Amount shall be applied in the order set forth in Section 5.14(d)(i), Section 5.14(e)(i) or Section 5.14(g)(i), as applicable, notwithstanding the exclusion of Principal Release Amounts therein.

(ii)
So long as no Rapid Amortization Period, Event of Default or Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date any Principal Release Amount from the Senior Notes Principal Payment Account, Senior Subordinated Notes Principal Payment Account or Subordinated Notes Principal Payment Account, as applicable, and apply such funds on such Quarterly Payment Date to the extent necessary to pay, in the following order of priority, (A) unreimbursed Advances of the Advance Funding Providers (with interest thereon at the Advance Interest Rate), (B) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (C) pro rata, Senior Notes Quarterly Interest Amounts, Class A-1 Quarterly Commitment Fee Amounts, and Series Hedge Payment Amounts, and (D) Senior Subordinated Notes Quarterly Interest Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.14. On the immediately succeeding Weekly Allocation Date, the Manager (on behalf of the Master Issuer) shall instruct the Trustee, pursuant to the applicable Weekly Manager’s Certificate, to distribute the remainder of such Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi), but excluding (i) priority (xvi) in the case of a Principal Release Amount with respect to any Series of Senior Subordinated Notes or (ii) priority

(xxi) in the case of a Principal Release Amount with respect to any Series of Subordinated Notes.

(iii) If no Rapid Amortization Period or Event of Default is continuing, but a Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Master

Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, any Principal Release Amount from the Senior Notes Principal Payment Account, Senior Subordinated Notes Principal Payment Account or Subordinated Notes Principal Payment Account, as applicable, to the extent necessary to pay the Outstanding Principal Amount of the applicable Class A-1 Notes, and deposit such funds into the applicable Series Distribution Account for distribution to the Holders of the applicable Class A-1 Notes, pro rata, after giving effect to other amounts available for payment thereof. On the immediately succeeding Weekly Allocation Date, the Manager (on behalf of the Master Issuer) shall instruct the Trustee pursuant to the applicable Weekly Manager’s Certificate to distribute the remainder of the Principal Release

Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi), but excluding (i) priority (xvi) in the case of a Principal Release Amount with respect to any Series of Senior Subordinated Notes or (ii) priority (xxi) in the case of a Principal Release Amount with respect to any Series of Subordinated Notes.

(m)
Securitization Operating Expense Account. On or prior to the time specified in Section 4.1(a) hereof for the delivery of a Weekly Manager’s Certificate with respect to a Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to withdraw on the related Weekly Allocation Date an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

(n)
Hedge Payment Account.

(i)
On each Quarterly Calculation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date, after giving effect to any allocations set forth in the Priority of Payments on such date, the funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period and, if applicable, funds allocated to the Hedge Payment Account pursuant to subclause (ii) below, up to the accrued and unpaid amount of Series Hedge Payment Amount, and distribute such funds among each Hedge Counterparty, pro rata based upon the Series Hedge Payment Amount payable to each Hedge Counterparty.

(ii)
if the amount of funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Collection Period is insufficient to pay the aggregate accrued and unpaid Series Hedge Payment Amount due and payable since the prior Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.14(p) shall be triggered and any funds reallocated as a result thereof into the Hedge Payment Account shall be distributed in accordance with subclause (i) above.

(o)
Optional Prepayments. The Master Issuer shall have the right to optionally prepay the Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, in whole or in part in accordance with the related Series Supplement or, to the extent applicable, the Variable Funding Note Purchase Agreement; provided that following a Series Anticipated Repayment Date for any Series of Notes (or Tranche thereof, as applicable) that remains

Outstanding, all optional prepayments must be applied first, pro rata among each Class in order of priority, to Senior Notes, second, pro rata among each Class in order of priority, to Senior Subordinated Notes and third, pro rata among each Class in order of priority, to Subordinated Notes. The Master Issuer shall instruct the Trustee in writing to withdraw on each applicable optional prepayment date, including such prepayment dates that do not occur on Quarterly Payment Dates, the prepayment amounts on deposit in the applicable Series Distribution Account in accordance with the applicable Series Supplement or, to the extent applicable, the Variable Funding Note Purchase Agreement, and as set forth in the Quarterly Noteholders’ Report.

(p)
Quarterly Reallocation Events. In the event that there exists any shortfall with respect to amounts payable under any subsection of this Section 5.14 that specifically refers to this clause (p) (a “Quarterly Reallocation Event”), then the Master Issuer (or the Manager on its behalf) shall instruct the Trustee to reallocate on the relevant Quarterly Calculation Date (subject to Section 5.14(k)(ii)) the aggregate funds on deposit in the Specified Indenture Trust Accounts that were allocated during the immediately preceding Quarterly Collection Period to the Specified

Indenture Trust Accounts in sequential order in the aggregate amounts due under priorities (vi), (viii), (x), (xii), (xiv), (xv), (xvi), (xx), (xxi), (xxii), (xxiii), (xxiv), (xxv), (xxvii), (xxviii), (xxix) and (xxx) of the Priority of Payments for such Quarterly Collection Period.

Section 5.15 Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement and, to the extent applicable, the Variable Funding Note Purchase Agreement, and as set forth in the Quarterly Noteholders’ Report.

Section 5.16 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement and, to the extent applicable, the Variable Funding Note Purchase Agreement, and as set forth in the Quarterly Noteholders’ Report.

Section 5.17 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, and to the extent applicable, the Variable Funding Note Purchase Agreement, in each case, if not otherwise described herein, and as set forth in the Quarterly Noteholders’ Report.

Section 5.18 Retained Collections Contributions.

With respect to any Quarterly Collection Period, the Master Issuer may designate Retained Collections Contributions made to the Master Issuer during such period to be included in Net Cash Flow, but not more than $2,500,000 in any Quarterly Collection Period or more than $5,000,000 during any period of four (4) consecutive Quarterly Collection Periods or more than $10,000,000 from the Closing Date to the latest Series Legal Final Maturity Date for any Notes Outstanding; provided that any Retained Collections Contribution made shall be excluded from the Net Cash

Flow for purposes of calculations undertaken in the following circumstances: (a) to determine compliance with any Series Non-Amortization Test and (b) to determine the New Series Pro Forma DSCR. The amount of any Retained Collections Contribution included in Net Cash Flow for the purpose of calculating the DSCR shall be retained in the Collection Account until the Weekly Allocation Date on which either (i) the DSCR for the period of four (4) Quarterly Collection Periods ended immediately prior to such Weekly Allocation Date is at least 1.75x without giving effect to the inclusion of such Retained Collections Contribution or (ii) such Retained Collections Contribution is required to pay any shortfall in the amounts payable under priorities (ii) through (xxx) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date. The Master Issuer shall not designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under the Class A-1 Notes. For the avoidance of doubt, any funding of the Advance Funding Reserve Account shall not constitute a Retained Collections Contribution.

Section 5.19 Interest Reserve Letters of Credit.

The Master Issuer may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Account and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued. Where on any Quarterly Calculation Date the Master Issuer (or the Manager on its behalf) instructs the Trustee to withdraw funds from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, for allocation or payment on the following Quarterly Payment Date, such funds shall be drawn, first, from amounts on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, on such Quarterly Calculation Date and second, from amounts available to be drawn under the applicable Interest Reserve Letter of Credit.

Each such Interest Reserve Letter of Credit (a) shall name each of the Trustee, for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, and the Control Party as the beneficiary thereof; (b) shall allow the Trustee (or the Control Party on the Trustee’s behalf) to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.14; (c) shall have an expiration date of no later than ten (10) Business Days prior to the Class A-1 Notes Renewal Date specified in the related Variable Funding Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued; and (d) shall indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable. The (i) Trustee (at the direction of the Master Issuer) shall or (ii) the Control Party (at the Master Issuer’s request and on the Master Issuer’s behalf) may, submit a notice of drawing under such Interest Reserve Letter of Credit issued by such L/C Provider, and the proceeds of any such draw shall be deposited into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable.

If, on the date that is five (5) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Master Issuer has not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account (as directed in writing by the Manager), as applicable, in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount or the Senior Subordinated Notes Interest Reserve Account Deficiency Amount on such date, as applicable, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

If, on any day an Interest Reserve Letter of Credit is outstanding, such Interest Reserve Letter of Credit becomes an Ineligible Interest Reserve Letter of Credit, then (a) on the fifth (5th) Business Day after such day, either (i) the Master Issuer shall fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, or (ii) the Trustee (at the direction of the Master Issuer) or the Control Party (on the Master Issuer’s behalf) shall submit a notice of drawing under such Interest Reserve Letter(s) of Credit and apply the proceeds of such drawing to fund such account, in either case in an amount equal to the Senior Notes Interest Reserve Account Deficiency Amount or the Senior Subordinated Notes Interest Reserve Account Deficiency Amount on such date, in each case calculated as if such Interest Reserve Letter(s) of Credit had not been issued or (b) prior to the fifth (5th) Business Day after such day, the Master Issuer shall obtain one or more replacement Interest Reserve Letters of

Credit on substantially the same terms as each such Interest Reserve Letter of Credit being replaced.

In the event that an Interest Reserve Letter of Credit has been issued in satisfaction of the Senior Notes Interest Reserve Amount, the Master Issuer shall be entitled to submit an amendment to such Interest Reserve Letter of Credit and/or the excess amount of the related Interest Reserve Letter of Credit may be reduced by delivering a replacement or amended Interest Reserve Letter of Credit to the Control Party reflecting such reduced amount. If the existing Interest Reserve Letter of Credit is so amended, the Trustee and the Control Party shall be entitled to execute or acknowledge such amendment based solely on the written confirmation from the Manager (in the form of an Officer’s Certificate) acting in accordance with the Managing Standard as to the amount reflected in such amendment being at least equal difference between the Senior Notes Interest Reserve Amount and the amount on deposit in the Senior Notes Interest Reserve Account as of the immediately following Weekly Allocation Date (after the allocation of all amounts on such Weekly Allocation Date pursuant to the Priority of Payments). The Control Party will (without the consent of the Trustee, any Noteholder, the Controlling Class Representative or any other Secured Party) deliver to the L/C Provider any replaced Interest Reserve Letter of Credit for termination simultaneously with the receipt by the Control Party of the related replacement Interest Reserve Letter of Credit upon the Control Party’s receipt of the written confirmation from the Manager (in the form of an Officer’s Certificate) acting in accordance with the Managing Standard that no Senior Notes Interest Reserve Account Deficiency Amount will exist on the immediately following Weekly Allocation Date (after the allocation of all amounts on such Weekly Allocation Date pursuant to the Priority of Payments).

Section 5.20 Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Master Issuer shall (i) within five

(5) Business Days of obtaining knowledge thereof, notify the Control Party and the Trustee thereof and (ii) within ninety (90) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account,

(B)
with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, (D) in the case of a Management Account, transfer or cause to be transferred all items deposited in the lock-box related to such Ineligible Account to a new lock-box related to such new Management Account, and (E) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Trustee. In the event that any of the Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any.

Section 5.21 Instructions and Directions.

Any instructions or directions to be provided by the Master Issuer referenced in this Article

V may be given by the Manager on behalf of the Master Issuer and (a) with respect to a Quarterly Calculation Date or Quarterly Payment Date, respectively, shall be contained in the applicable Quarterly Noteholders’ Report for such Quarterly Payment Date and (b) with respect to a Weekly Allocation Date shall be contained in the Weekly Manager’s Certificate for such Weekly Allocation Date. Notwithstanding anything to the contrary contained herein or in any other Related Document, the delivery by the Control Party of an Omitted Payable Sums Certification to the Trustee will be deemed to satisfy any requirements set forth in the Indenture for the Master Issuer (or the Manager on its behalf) to provide written instructions to the Trustee with respect to the movement of funds on the related Weekly Allocation Date to the extent of the information contained therein.

ARTICLE VI DISTRIBUTIONS

Section 6.1 Distributions in General.

(a)
Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series, Class, Subclass or Tranche, as applicable, of record on the preceding Record Date (or in the case of optional prepayments made in accordance with a Series Supplement, the Noteholders of each Series, Class, Subclass or Tranche, as applicable, of record on the applicable prepayment date as specified therein) the amounts payable thereto by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (Eastern time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of the Note at the applicable Corporate Trust Office, which surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Trustee, the Control Party, the Back-Up Manager and their Affiliates.

(b)
Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class or Tranche of the same alphanumerical designation; provided, however, that any roman numeral denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority, i.e. “Class A-2-I Notes” will be pari passu and pro rata in right of payment according to the amount then due and payable with respect to “Class A-2-II Notes” except to the extent specified in this Base Indenture, the related Series Supplement or the related Variable Funding Note Purchase Agreement; provided, further, however, that unless otherwise specified in the Series Supplement, in this Base Indenture or in any applicable Variable Funding Note Purchase Agreement, all distributions to Noteholders of all Classes or Tranches within a Series of Notes having the same alphabetical designation shall be pari passu with each other with respect to the distribution of Securitized Assets proceeds resulting from exercise of remedies upon an Event of Default. The use of Subclass designations or Tranche designations or other designations to differentiate Note characteristics within a Class shall not alter priority or the requirement to pay among the Class pro rata unless expressly provided for in the applicable Series Supplement.

(c)
Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Master Issuer whether set forth in a Quarterly Noteholders’ Report, Company Order or otherwise.

ARTICLE VII REPRESENTATIONS AND WARRANTIES

The Master Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of the date hereof and as of each Series Closing Date:

Section 7.1 Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required (i) to carry on its business as now conducted and (ii) for consummation of the transactions contemplated by the Indenture and the other Related Documents except, in the case of clauses (b) and (c)(i), to the extent the failure to do so would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by the Master Issuer of this Base Indenture and any Series Supplement and by the Master Issuer and each other Securitization Entity of the other Related Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Related Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity (other than Permitted Liens), except for Liens created by this Base Indenture or the other Related Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreements, the violation of which would not reasonably be expected to result in a Material Adverse Effect. This Base Indenture and each of the other Related Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent.

No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Master Issuer of this Base Indenture and any Series Supplement and by the Master Issuer and each other Securitization Entity of any Related Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings

(a)
as shall have been obtained or made by such Securitization Entity prior to the Closing Date as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13 or

Section 8.25 or (b) relating to the performance of any Collateral Business Documents, the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect.

Section 7.4 Binding Effect.

This Base Indenture and each other Related Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Master Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that (a) would affect the validity or enforceability of this Base Indenture or any Series Supplement or (b) either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

Section 7.6 No ERISA Plans.

No Securitization Entity has established, maintains, contributes to, or has any liability (contingent or otherwise) in respect of (or has in the past six (6) years established, maintained, contributed to, or had any liability (contingent or otherwise) in respect of) any Single Employer Plan or Multiemployer Plan. No Securitization Entity has any contingent liability with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability (i) for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws or (ii) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each “employee benefit plan” within the meaning of Section 3(3) of ERISA for which any Securitization Entity has any liability presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of non-compliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each such “employee benefit plan” within the meaning of Section 3(3) of ERISA for which any Securitization Entity has any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a current favorable determination or opinion letter from the IRS regarding such qualification (or an application for such a letter is currently pending) and nothing has occurred, to the knowledge of the Master Issuer, whether by action or by failure to act, that would cause the loss of such qualification.

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all United States federal, state and local Tax returns and all other Tax returns which, to the knowledge of the Master Issuer, are required to be filed by Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or any other Taxes otherwise due and payable by it, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, the Master Issuer is not aware of any material Tax assessments proposed in writing against any Non-Securitization Entity. Except as would not reasonably be expected to result in a Material Adverse Effect, no Tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any Tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

No written report, financial statements, certificate or other information furnished in writing (other than projections, budgets, other estimates and general market, industry and economic data) to the Trustee, the Control Party or the Holders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Related Document (when taken together with all other information furnished by or on behalf of the Non-Securitization Entities to the Trustee or the Holders, as the case may be), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in each case when taken as a whole and in the light of the circumstances under which they were made, and the furnishing of the same to the Trustee, the Control Party or the Holders, as the case may be, shall constitute a representation and warranty by the Master Issuer made on the date the same are furnished to the Trustee or the Holders, as the case may be, to the effect specified herein.

Section 7.9 1940 Act.

The Master Issuer is not, and no Securitization Entity is an “investment company” as defined in Section 3(a)(1) of the 1940 Act.

Section 7.10 Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Related Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Related Documents, (i) the fair value of the assets of the Securitization Entities, when taken as a whole, will exceed their debts and liabilities, including contingent liabilities; (ii) the present fair saleable value of the property of the Securitization Entities, when taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities as such debts and other liabilities become absolute and matured; (iii) the

Securitization Entities, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) the Securitization Entities, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Closing Date, and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a)
All of the issued and outstanding limited liability company interests of the Master Issuer are directly owned by the Holding Company Guarantor, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Holding Company Guarantor free and clear of all Liens other than Permitted Liens.

(b)
All of the issued and outstanding limited liability company interests of the Franchisor are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(c)
All of the issued and outstanding limited liability company interests of the Distributor are directly owned by the Master Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Master Issuer free and clear of all Liens other than Permitted Liens.

(d)
As of the Closing Date, (i) the Holding Company Guarantor has no direct Subsidiaries and owns no Equity Interests in any other Person, other than the Master Issuer, (ii) the Master Issuer has no direct Subsidiaries and owns no Equity Interests in any other Person, other than the Franchisor and the Distributor, (iii) the Franchisor has no Subsidiaries and owns no Equity Interests in any other Person and (iv) the Distributor has no Subsidiaries and owns no Equity Interests in any other Person.

Section 7.13 Security Interests.

(a)
The Master Issuer and each Guarantor owns and has good title to its Securitized Assets, free and clear of all Liens other than Permitted Liens. Other than the Accounts and Intellectual Property, the Indenture Collateral consists of securities, loans, investments, accounts, commercial tort claims, inventory, equipment, fixtures, health care insurance receivables, chattel paper, money, deposit accounts, instruments, financial assets, documents, investment property, general intangibles, letter of credit rights, or other supporting obligations (in each case, as defined in the UCC). Except in the case of the Intellectual Property, which is subject to Section 8.25(c) and Section 8.25(d) or as described on Schedule 7.13(a), this Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected, and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Master Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. Except as set forth in Schedule 7.13(a), the Master Issuer and the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. The Master Issuer and the

Guarantors have caused, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral (other than the Accounts and Intellectual Property) granted to the Trustee hereunder or under the Guarantee and Collateral Agreement within ten (10) days of the date hereof.

(b)
Other than the security interest granted to the Trustee in the Collateral hereunder or pursuant to the other Related Documents or any other Permitted Lien, the Master Issuer has not, and no Guarantor has, pledged, assigned, sold or granted a security interest in the Securitized Assets. All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral (other than the Intellectual Property) in the United States has been duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Master Issuer and any Guarantor and listing the Master Issuer or Guarantor as debtor covering all or any part of the Securitized Assets is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Master Issuer or such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and the Master Issuer has not, and no Guarantor has, authorized any such filing.

(c)
All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

Section 7.14 Related Documents.

The Indenture Documents, the Collateral Transaction Documents, the Account Agreements, the Depository Agreements, any Variable Funding Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement and any Enhancement Agreement with respect to each Series of Notes are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Non-Existence of Other Agreements.

Other than as permitted by Section 8.22, (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of Series of Notes, the execution of the Related Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Other Representations.

All representations and warranties of each Securitization Entity made in each other Related Document to which a Securitization Entity is a party are true and correct (i) as of the date hereof or (ii) if made on a future date (A) if qualified as to materiality, in all respects, and (B) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and in each case are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19 Insurance.

The Securitization Entities shall maintain, or cause to be maintained, the insurance coverages (or self-insurance for such risks) described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20 Environmental Matters.

(a)
None of the Securitization Entities is subject to any liabilities pursuant to any Environmental Law or with respect to any Materials of Environmental Concern that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)
Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(i)
The Securitization Entities: (x) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (y) hold all Environmental Permits (each of which is in full force and effect) required for their current operations and (z) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(ii)
There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened.

(iii)
No Securitization Entity has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or that it is liable under any other Environmental Law, or in either case, with respect to the release of any Materials of Environmental Concern to the environment.

(iv)
No Securitization Entity has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law that has not been fully and finally resolved.

Section 7.21 Intellectual Property.

(a)
The Securitization IP comprises all the Intellectual Property used in or necessary for the Securitization Entities to conduct the business as now conducted and as proposed to be conducted after the Closing Date in the United States except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the issuances, registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned or cancelled in the United States except where such expiration, abandonment or cancellation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)
(i) The use of the Securitization IP and the operation of the European Wax Center System (including any products or services sold, marketed, offered for sale in connection therewith) did not and do not infringe, misappropriate, dilute or otherwise violate the Intellectual Property rights of any third party in a manner that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) to the Master Issuer’s knowledge, the Securitization IP is not being infringed, misappropriated, diluted or otherwise violated by any third party in a manner that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (iii) there is no action, proceeding or investigation pending or to the Master Issuer’s knowledge, threatened, alleging the foregoing that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)
No action, proceeding or investigation is pending or, to the Master Issuer’s knowledge, threatened, that seeks to limit, cancel, or challenge the validity, enforceability or scope of, or the Securitization Entities’ rights in or to, any Securitization IP, or the use thereof, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)
The Franchisor is the sole and exclusive owner of all right, title, and interest in and to Owned Securitization IP and has a valid right to use the Licensed Securitization IP, free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens (including the IP License Agreements and licenses permitted pursuant to Section 8.16).

(e)
The Master Issuer has not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than pursuant to the Contribution Agreements, any Permitted Liens and any Permitted Asset Dispositions under Section 8.16(d).

(f)
The Securitization Entities (i) have since their inception maintained reasonable policies, practices and procedures regarding the confidentiality, integrity and availability of its data

(including data included within the Securitization IP) and information technology and (ii) have been, and remain, in material compliance with all applicable laws, regulations, contracts, policies, and guidance, in each case ((i) and (ii)) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

ARTICLE VIII COVENANTS

Section 8.1 Payment of Notes.

(a)
The Master Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture, any applicable Series Supplement and, to the extent applicable, any Variable Funding Note Purchase Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Variable Funding Note Purchase Agreement or any other Related Document, amounts properly withheld under the Code or any applicable state, local or foreign law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Master Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b)
By acceptance of its Notes, each Holder agrees that the failure to provide the Paying Agent with appropriate tax certifications (which includes but is not limited to (i) an IRS Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable IRS Form W-8 and any required attachments, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Holder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Master Issuer as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a)
The Master Issuer shall maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Registrar or co-registrar or Paying Agent) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Master Issuer in respect of the Notes and the Indenture may be served, and where, at any time when the Master Issuer is obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Master Issuer shall give prompt written notice to the Trustee, the Back-Up Manager and the Control Party of the location, and any change in the location, of such office or agency. If at any time the Master Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee, the Back-Up Manager and the Control Party with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b)
The Master Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may, from time to time, rescind such designations. The Master Issuer shall give prompt written notice to the Trustee, the Back-Up Manager and the Control Party of any such designation or rescission and of any change in the location of any such other office or agency. The Master Issuer hereby designates the applicable Corporate Trust Office as one such office or agency of the Master Issuer.

Section 8.3 Payment and Performance of Obligations.

The Master Issuer shall, and shall cause each other Securitization Entity to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon each such Securitization Entity or upon the income, properties or operations of such Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Transaction Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Master Issuer hereunder and the Guarantors under the Guarantee and Collateral Agreement regarding the protection of the Securitized Assets from Liens (other than Permitted Liens)), and shall maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

The Master Issuer shall, and shall cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state in which the failure to so qualify would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. The Master Issuer shall, and shall cause each other Securitization Entity (other than any Additional Securitization Entity that is a corporation for U.S. federal income tax purposes) to, be treated as a disregarded entity within the meaning of U.S. Treasury Regulations Section 301.7701-2(c)(2) and the Master Issuer shall not, and shall not permit any other Securitization Entity (other than any Additional Securitization Entity that is a corporation for U.S. federal income tax purposes) to, be classified as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 8.5 Compliance with Laws.

The Master Issuer shall, and shall cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to the Master Issuer or such other Securitization Entity except where such non-compliance would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; provided, however, such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Securitized Assets or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6 Inspection of Property; Books and Records.

The Master Issuer shall, and shall cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings and transactions, business and activities in accordance with GAAP. The Master Issuer shall, and shall cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Control Party, the Controlling Class Representative, the Back-Up Manager and the Trustee or any Person appointed by any of them to act as its agent to inspect any of its properties (subject to the rights of tenants under applicable leases and subleases), to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and the reasonable costs and documented out-of-pocket expenses of one such visit and inspection by each of the Control Party, the Controlling Class Representative and the Trustee, or any Person appointed by them, shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided, however, that during the continuance of a Warm Back-Up Management Trigger Event, a Rapid Amortization Event or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Related Documents, any such Person may visit and conduct such activities at any time and all such visits and activities shall constitute a Securitization Operating Expense. In addition to the foregoing, the Master Issuer shall, and shall cause the other Securitization Entities to, cooperate with all reasonable requests of the Control Party in connection with the performance by the Control Party of its obligations under the Related Documents.

Section 8.7 Actions under the Collateral Transaction Documents and Related

Documents.

(a)
Except as otherwise provided in Section 8.7(d), the Master Issuer shall not,

and will not permit any Securitization Entity to, take any action which would permit any Non- Securitization Entity or any other Person party to a Collateral Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Collateral Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Collateral Transaction Document.

(b)
Except as otherwise provided in Section 3.2(a) or Section 8.7(d), the Master Issuer shall not, and shall not permit any Securitization Entity to, take any action which would permit any other Person party to a Collateral Business Document to have the right to refuse to perform any of its respective obligations under such Collateral Business Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Collateral Business Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c)
Except as otherwise provided in Section 3.2(a), the Master Issuer agrees that it shall not, and shall cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Transaction Document or under any instrument or agreement included in the Securitized Assets, take any action to compel or secure performance or observance by any such obligor of its obligations to the Master Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(d)
The Master Issuer agrees that it shall not, and shall cause each Securitization Entity not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Related Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Related Document without any such consent (x) to the extent permitted under the terms of such other Related Documents, (y) as contemplated by Section 13.1 and Section 13.2 hereof and (z) as follows:

(i)
to add to the covenants of any Securitization Entity for the benefit of the Secured Parties; or to add to the covenants of any Non-Securitization Entity for the benefit of any Securitization Entity;

(ii)
to terminate any Related Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Master Issuer, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under the Related Document, so long as the Master Issuer enters into a replacement agreement with a new party within ninety (90) days of the termination of the Related Document;

(iii)
to make such other provisions in regard to matters or questions arising under the Related Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Holder or any other Secured Party; provided that an Opinion of Counsel and an Officer’s Certificate shall be delivered to the Trustee, each Rating Agency and the Control Party to such effect; or

(iv)
in the case of this Base Indenture, any applicable Series Supplement, and to the extent applicable, any Variable Funding Note Purchase Agreement, to which the related Series, Class, Subclass or Tranche of Notes is issued or any Related Document for such Series, Class, Subclass or Tranche of Notes, to the extent that the consent of the Control Party is not required, pursuant to the terms of such agreement, for such amendment, modification, supplement or waiver.

(e)
Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) the Master Issuer shall not, and shall cause each other Securitization Entity not to, without the prior written consent of the Control Party, terminate the Manager and appoint any Successor Manager in accordance with the Management Agreement and (ii) the Master Issuer shall, and shall cause each other Securitization Entity to, terminate the Manager and appoint one or more Successor Managers in accordance with the Management Agreement if and when so directed by the Control Party.

Section 8.8 Notice of Defaults and Other Events.

The Master Issuer shall give the Trustee, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and each Rating Agency with respect to each Series of Notes Outstanding notice within three (3) Business Days upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (v) any Default, (vi) any Event

of Default or (vii) any default under any Collateral Transaction Document, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Master Issuer. The Master Issuer shall, at its expense, promptly provide to the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.25(b) or Section 8.30, promptly (and in any event within ten

(10)
days) of a determination by an Authorized Officer of the Securitization Entities that the commencement or existence of any litigation, arbitration or other proceeding with respect to any

Non-Securitization Entity would reasonably be expected to result in a Material Adverse Effect), the Master Issuer shall give written notice thereof to the Trustee, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and each Rating Agency with respect to each Series of Notes Outstanding.

Section 8.10 Further Requests.

The Master Issuer shall, and shall cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11 Further Assurances.

(a)
The Master Issuer shall, and shall cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers of attorney and instruments, as are necessary or desirable to obtain or maintain the security interest (other than with regard to Intellectual Property in any jurisdiction outside of the United States) of the Trustee in the Collateral or the Securitized Assets required to be part of the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of the Indenture or the other Related Documents or to better assure and confirm unto the Trustee, the Control Party, the Holders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Guarantee and Collateral Agreement, in each case except as set forth on Schedule 7.13(a) and in accordance with Section 8.25(c) or Section 8.25(d). If the Master Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Control Party may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Master Issuer upon the Control Party’s demand therefor. The Control Party is hereby authorized (without obligation) to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral (other than with regard to Excepted Securitization IP Assets or Excluded IP) or the Securitized

Assets required to be part of the Collateral; provided, that with respect to applications and registrations for Intellectual Property, this authorization is applicable only with respect to U.S. registrations and applications for Patents, Copyrights and Trademarks.

(b)
If any amount payable under or in connection with any of the Securitized Assets shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within three (3) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c)
Notwithstanding the provisions set forth in clauses (a) and (b) above, the Master Issuer and the Guarantors shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement).

(d)
If during any Quarterly Collection Period, the Master Issuer or any Guarantor shall obtain an interest in any commercial tort claim or claims (as such term is defined in the New York UCC) and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such

Quarterly Collection Period that are still outstanding) have an aggregate value equal to or greater than $2,000,000 as of the last day of such Quarterly Collection Period, the Master Issuer or such Guarantor shall notify the Control Party and the Trustee on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation reasonably acceptable to the Control Party (acting at the direction of the Controlling Class Representative) granting a security interest under this Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Collection Period or prior to such Quarterly Collection Period.

(e)
The Master Issuer shall, and shall cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Securitized Assets, including the right to cause the Securitized Assets to become Collateral, and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f)
On or before September 30 of each calendar year, commencing with September 30, 2023, the Master Issuer shall furnish to the Trustee, each Rating Agency for each Series of Notes Outstanding and the Control Party (with a copy to the Back-Up Manager) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the United States and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the Lien and security interest of this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the Collateral in the United States until September 30 in the following calendar year.

Section 8.12 Liens.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Securitized Assets), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and

(ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the Guarantee and Collateral Agreement or any other Related Document, (ii) any Guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) Indebtedness of a Securitization Entity owed to a Securitization Entity, (iv) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of such Securitization Entity’s business, (v) Indebtedness to a bank or other financial institution arising from cash management services provided by such bank or financial institution to one or more of the Securitization Entities in the ordinary course of business; provided that such Indebtedness is extinguished within ten (10) Business Days of notification to the applicable Securitization Entity of its incurrence; or

(vi)
guarantees for the benefit of Franchisees of Indebtedness in an aggregate principal amount at any time outstanding of up to the greater of (x) $20,000,000 and (y) 5.0% of the Net Cash Flow for the preceding four (4) Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared.

Section 8.14 Employee Benefit Plans.

No Securitization Entity, and no member of a Controlled Group that includes a Securitization Entity shall, establish, sponsor, maintain, contribute to, incur any obligation to contribute to or incur any liability in respect of any Plan to the extent the liabilities under such Plan would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 8.15 Mergers.

On and after the Closing Date, the Master Issuer shall not, and shall not permit any other Securitization Entity to, merge or consolidate with or into any other Person (whether by means of a single transaction or a series of related transactions) other than any merger or consolidation of any Securitization Entity with any other Securitization Entity or any merger or consolidation of any Securitization Entity with any other entity to which the Control Party has given prior written consent.

Section 8.16 Asset Dispositions.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity, except in the case of the following (each, a “Permitted Asset Disposition”):

(a)
(i) any disposition of obsolete, surplus, damaged or worn out property or property that is no longer used or useful in the business of the Securitization Entities, and (ii) any abandonment, cancellation, or lapse of Securitization IP (including any issuances, registrations or applications thereof) that is no longer used or useful in the business of the Securitization Entities or in the reasonable good faith judgment of the Manager are no longer commercially reasonable to maintain;

(b)
any disposition of (i) Eligible Investments and (ii) inventory in the ordinary course of the Securitization Entity’s business;

(c)
any disposition of equipment to the extent that (x) such equipment is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement equipment or other Eligible Assets or (y) the proceeds thereof are applied to the purchase price of such replacement equipment or other Eligible Assets in accordance with this Base Indenture;

(d)
(a) any licenses of Securitization IP under the IP License Agreements and permitted sublicenses thereunder and (b) non-exclusive licenses, ordinary course licenses, or similar arrangements with third parties other than Securitization Entities and Non-Securitization

Entities for the exploitation of Securitization IP (including any such licenses to joint ventures or collaboration partnerships in which any Securitization Entity or Non-Securitization Entity holds an interest) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole); provided that to the extent such activities generate revenue for a Non-Securitization Entity or third party licensee, the Franchisor will receive arm’s length consideration, whether in the form of royalties or other proceeds (or fee adjustments) in connection with such exploitation, reasonably determined by the Manager in accordance with the Managing Standard;

(e)
any dispositions of property of a Securitization Entity to any other Securitization Entity not otherwise prohibited under the Related Documents;

(f)
any dispositions of property relating to repurchases of Contributed Assets in exchange for the payment of Indemnification Amounts;

(g)
Investments permitted under Section 8.21, Liens permitted under Section

8.12 and distributions permitted under Section 8.18;

(h)
transfers of properties subject to condemnation or casualty events;

(i)
any termination, non-renewal, expiration, amendment or other modification of any Collateral Business Document that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement;

(j)
any decision to abandon, fail to pursue, settle, or otherwise resolve any claim, proceeding, investigation or cause of action to enforce or seek remedy for the infringement, misappropriation, dilution or other violation of any Securitization IP, or other remedy against any third party where it is not commercially reasonable to pursue such claim or remedy in light of the cost, potential remedy, or other factors; provided that such action (or failure to act) would not reasonably be expected to materially and adversely impact the Securitization IP (taken as whole);

(k)
any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of the Securitization Entity’s business, in each case that would not reasonably be expected to result in a Material Adverse Effect;

(l)
any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the relevant Securitization Entity prior written consent; or

(m)
any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (a) through (l) above and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement;

provided, it being understood that any delivery to the Trustee of any Note, at any time and in any amount, by the Manager or any Securitization Entity, together with any cancellation thereof pursuant to Section 2.14, shall be deemed to be a Permitted Asset Disposition.

All amounts received by any Securitization Entity upon a Permitted Asset Disposition pursuant to clauses (a) – (k) and any amounts of up to $5,000,000 in the aggregate during any fiscal year pursuant to clauses (l) and (m) of the definition of “Permitted Asset Disposition” shall be treated as Collections (collectively, “Asset Disposition Collections”) with respect to the Quarterly Collection Period in which such amounts are received and not as Asset Disposition

Proceeds.

Upon any sale, transfer, lease, license, liquidation or other disposition of any property by any Securitization Entity permitted by this Section 8.16, all Liens with respect to such disposed property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Related Documents shall be automatically released, and the Trustee, upon written request of the Master Issuer, at the written direction of the Control Party (who shall be entitled to, and may conclusively rely upon, an Officer’s Certificate of the Master Issuer certifying that all conditions precedent to such release have been satisfied), shall provide evidence of such release as set forth in Section 14.17.

Section 8.17 Acquisition of Assets.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement or (ii) that is a lease, sublease, license (other than the IP License Agreements, licenses of Intellectual Property obtained in the ordinary course of business, or to the extent existing as of the Closing Date, licenses of Excluded IP and/or Excepted Securitization IP Assets, or permitted sublicenses under any of the foregoing) or other contract or permit, if the grant of a Lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, sublease, license, contract or permit in a manner contemplated by the Base Indenture and the Guarantee and Collateral Agreement (a) would be prohibited by the terms of such lease, sublease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law. Unless prohibited by a Series Supplement, the Master Issuer may purchase Notes on the open market or accept as a capital contribution from a direct or indirect parent of the Master Issuer one or more Notes, and such Notes may be cancelled in accordance with Section 2.14.

Section 8.18 Dividends, Officers’ Compensation, etc.

The Master Issuer will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Master Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Master Issuer’s Charter Documents. The Master Issuer shall not, and shall not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party. The Master Issuer may draw, repay and redraw on Commitments with respect to any Series of Class A-1 Notes for general corporate purposes of the Securitization Entities and the Non-Securitization Entities, including to fund any acquisition by any Securitization Entity or Non-Securitization Entity or any dividend, distribution or share repurchase by any Securitization Entity or Non-Securitization Entity. The Master Issuer may not designate equity contributions funded with the proceeds of such draw as Retained Collections.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Control Party, the Manager, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding. In the event that the Master Issuer or other Securitization Entity desires to so change its location or change its legal name, the Master Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name the Master Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Control Party (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest or to record evidence of such security interest, as applicable, of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Master Issuer or other Securitization Entity and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Master Issuer and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments would not reasonably be deemed to be disadvantageous to any Holder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Master Issuer shall provide written notice to each Rating Agency (with a copy to the Control Party) of any amendment of any Charter Document of any Securitization Entity.

Section 8.21 Investments.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other Investment if such Investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than (a) Investments in the Accounts and Eligible Investments, (b) Investments in any other Securitization Entity, (c) loans or advances by the Franchisor or any Additional Securitization Entity to any Non-Securitization Entity in accordance with Section 8.24(a)(ii) using funds on deposit in the Franchisor Capital Account, (d) guarantees of obligations of any Non-Securitization Entity provided in the form of letters of credit issued pursuant to a Variable Funding Note Purchase Agreement, (e) guarantees with respect to operating leases (or obligations that would have been accounted for as operating leases under GAAP as in effect on the Closing Date), or (f) guarantees for the benefit of Franchisees of Indebtedness in an aggregate principal amount at any time outstanding of up to the greater of (x)

$20,000,000 and (y) 5.0% of the Net Cash Flow for the preceding four (4) Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared.

Section 8.22 No Other Agreements.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Related Document, any Collateral Business Document, any other document permitted by a Series Supplement, Variable Funding

Note Purchase Agreement or the Related Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32) or any Series Hedge Agreement (subject to Section 8.33), any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23 Other Business.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes, entry into and performance of the Collateral Business Documents and other agreements permitted pursuant to Section 8.22 and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24 Maintenance of Separate Existence.

(a)
The Master Issuer shall, and shall cause each other Securitization Entity to, except as otherwise permitted hereunder or under the other Related Documents:

(i)
maintain their own deposit and securities accounts, as applicable, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities), other than as provided in the Related Documents;

(ii)
ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Related Documents and the transactions described in the proviso to clause (vi) meet the requirements of this clause (ii);

(iii)
to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of any of its Affiliates (other than the other Securitization Entities); provided that segregated offices in the same building shall constitute separate addresses for purposes of this clause (iii). To the extent that any Securitization Entity and any of its members or Affiliates (other than the other Securitization Entities) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(iv)
issue, as required, separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v)
conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts

(vi)
not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities); provided that the Securitization Entities may, pursuant to a Letter of Credit Reimbursement Agreement, cause letters of credit to be issued pursuant to Variable Funding Note Purchase Agreements that are for the sole benefit of one or more Non- Securitization Entities if the Master Issuer receives a fee from each Non-Securitization Entity whose obligations are secured by such letter of credit in an amount equal to the cost to the Master Issuer in connection with the issuance and maintenance of such letter of credit plus 25 basis points per annum, it being understood that such fee is an arm’s length fair market fee;

(vii)
take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii)
maintain at least two Independent Managers, on its board of managers or its Board of Directors, as the case may be;

(ix)
to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove or replace any Independent Manager only for Cause and only after providing the Trustee and the Control Party with no less than three (3) days’ prior written notice of (A) any proposed removal of such Independent Manager, and (B) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in the Charter Documents of the applicable Securitization Entity; and

(x)
(A) provide, or cause the Manager to provide, to the Trustee and the Control Party, a copy of the executed agreement with respect to the appointment of any replacement Independent Manager and (B) provide, or cause the Manager to provide, to the Trustee, the Control Party and each Holder, written notice of the identity and contact information for each Independent Manager on an annual basis and at any time such information changes.

(b)
The Master Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Master Issuer referenced in the opinion of Ropes & Gray LLP regarding substantive consolidation matters delivered to the Trustee on each Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that the Master Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Securitization IP.

(a)
The Master Issuer shall not, and shall not permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, enforcement or defense of the Franchisor’s rights in and to the Securitization IP that would constitute a breach by the

Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b)
The Master Issuer shall notify the Trustee, the Back-Up Manager and the

Control Party in writing within fifteen (15) Business Days of the Master Issuer first knowing or having reason to know that any application or registration relating to any material Securitization IP (now or hereafter existing) may become abandoned or dedicated to the public domain by a Securitization Entity or the Manager, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the United States Copyright Office or similar offices or agencies in any foreign countries in which any Securitization IP is located, or any court, but excluding office actions in the course of prosecution and any non-final determinations (other than in an adversarial proceeding) of the PTO, the United States Copyright Office or any similar office or agency in any such foreign country) regarding the validity of any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same, or the validity or enforceability of the same.

(c)
With respect to the Securitization IP, the Master Issuer shall cause the Franchisor to execute, deliver and file (within fifteen (15) Business Days of the Closing Date as to the PTO) instruments substantially in the form attached to the Base Indenture with respect to Trademarks, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or desirable to perfect or protect the Trustee’s security interest granted under the Base Indenture and the Guarantee and Collateral Agreement in the Trademarks included in the Securitization IP (excluding Excepted Securitization IP Assets) that are registered in the United States or the subject of an application to register under federal law.

(d)
If the Master Issuer or any Guarantor, either itself or through any agent, licensee or designee, shall file or otherwise acquire an application for the registration of any Patent, Trademark or Copyright (excluding, in each case, any Excepted Securitization IP Assets) with the PTO, the United States Copyright Office or any successor agency thereto, the Master Issuer or such Guarantor in a reasonable time after such filing (and in any event within ninety (90) days of such filing) (i) shall give the Trustee and the Control Party written notice thereof and (ii) execute and deliver all instruments and documents, and take all further action, that may be necessary or reasonably requested by the Trustee in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement, including, without limitation, executing and delivering (w) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit C-1 hereto, (x) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit C-2 hereto and/or (y) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit C-3 hereto, as applicable.

(e)
In the event that any Securitization IP is infringed upon, misappropriated, diluted or otherwise violated by a third party in a manner that would reasonably be expected to result in a Material Adverse Effect, the Franchisor within a commercially reasonable period of its becoming aware of such infringement, misappropriation, dilution or violation shall promptly notify the Trustee and the Control Party in writing. The Franchisor or its duly authorized agent shall take all commercially reasonable and appropriate actions, at its expense, to protect or enforce the Securitization IP, including, if commercially reasonable, suing for infringement, misappropriation, dilution or other violation of, and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation, dilution or violation, unless the failure to take such actions on behalf of the Franchisor by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if the Franchisor decides not to take any action with respect to an infringement, misappropriation, dilution or violation that would reasonably be expected to result in a Material Adverse Effect, the Franchisor will deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Manager, the

Trustee, the Back-Up Manager or the Control Party will be required to take any actions to protect or enforce the Securitization IP against such infringement, misappropriation, dilution or violation; provided, further, that the Manager will be required to act if failure to do so would constitute a breach of the Managing Standard.

(f)
With respect to any licenses of third-party Intellectual Property entered into after the Closing Date by a Securitization Entity (including, for the avoidance of doubt, the Manager acting on behalf of the Securitization Entities, as applicable) that is material to the business of such Securitization Entity, such Securitization Entity (or the Manager on its behalf) shall use commercially reasonable efforts to include terms permitting the grant by such Securitization Entity of a security interest therein to the Trustee for the benefit of the Secured Parties and to allow the Manager (and any Successor Manager or Interim Successor Manager, as the case may be) the right to use such Intellectual Property in the performance of its duties under the Management Agreement.

Section 8.26 1940 Act.

The Master Issuer shall take or omit to take action as necessary in order to ensure the Master Issuer is not an “investment company” as set forth in Section 3(a)(1) of the 1940 Act, as such section may be amended from time to time.

Section 8.27 Real Property.

The Master Issuer shall not, and shall not permit any other Securitization Entity to, enter into any lease of real property (other than in connection with any Permitted Asset Disposition). The Master Issuer shall not, and shall not permit any other Securitization Entity to, acquire any fee interest in real property.

Section 8.28 No Employees.

The Master Issuer and the other Securitization Entities shall have no employees.

Section 8.29 Insurance.

The Master Issuer shall cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee” on any insurance maintained by the Manager for the benefit of each such Securitization Entity pursuant to the Management Agreement.

Section 8.30 Litigation.

So long as Holdco is not then subject to Section 13 or 15(d) of the 1934 Act, the Master Issuer shall, on each Quarterly Payment Date, provide a written report to the Control Party, the Manager, the Back-Up Manager and each Rating Agency for each Series of Notes Outstanding that sets forth all outstanding litigation, arbitration or other proceedings against any Non- Securitization Entity that would have been required to be disclosed in Holdco’s annual reports, quarterly reports and other public filings which Holdco would have been required to file with the SEC pursuant to Section 13 or 15(d) of the 1934 Act if Holdco were subject to such Sections.

Section 8.31 Environmental.

The Master Issuer shall, and shall cause each other Securitization Entity to, promptly notify the Control Party, the Manager, the Back-Up Manager, the Trustee and each Rating Agency for each Series of Notes Outstanding, in writing, upon receipt of any written notice of which any

Securitization Entity becomes aware from any source (including but not limited to a governmental entity) relating in any way to any possible Material Adverse Effect of any Securitization Entity pursuant to any Environmental Law. In addition, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Master Issuer shall, and shall cause each other Securitization Entity to (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and obtain all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) comply with all of their Environmental Permits.

Section 8.32 Enhancements. No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.33 Series Hedge Agreements; Derivatives Generally.

(a)
No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, and the Master Issuer has delivered a copy of such prior written consent to each Rating Agency for each Series of Notes Outstanding (with a copy to the Control Party).

(b)
Without the prior written consent of the Control Party, the Master Issuer shall not, and shall not permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument if any such contract, agreement or instrument requires the Master Issuer to expend any financial resources to satisfy any payment obligations owed in connection therewith; provided that the Master Issuer shall deliver a copy of any such prior written consent to each Rating Agency for each Series of Notes Outstanding (with a copy to the Control Party).

Section 8.34 Additional Securitization Entity.

(a)
The Master Issuer in accordance with and as permitted under the Related Documents, and upon prior written notice to each Rating Agency, may form or accept as a capital contribution or cause to be formed or accepted as a capital contribution Additional Securitization Entities without the consent of the Control Party; provided that such Additional Securitization Entity is a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and has adopted Charter Documents substantially similar to the Charter Documents (including Specified Bankruptcy Opinion Provisions) of the Securitization Entities that are Delaware limited liability companies as in existence on the Closing Date; provided, further, that such Additional Securitization Entity holds Securitized Assets or is being established in order to act as a franchisor with respect to future New Franchise Agreements or to hold future assets.

(b)
If the Master Issuer desires to create, incorporate, form or otherwise organize, or accept as a capital contribution, an Additional Securitization Entity that does not comply with the requirements of the proviso set forth in clause (a) above, the Master Issuer shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld; provided that the Master Issuer shall deliver a copy of any such prior written consent to each Rating Agency for each Series of Notes Outstanding (with a copy to the Control Party).

(c)
In connection with the organization of any Additional Securitization Entity in conjunction with clause (a) or (b) above, the Master Issuer may (i) designate such Additional Securitization Entity as a “franchisor” or (ii) elect to apply the provisions hereunder and under the other Related Documents applicable to any then-existing Securitization Entity to such Additional Securitization Entity;

(d)
The Master Issuer shall cause each Additional Securitization Entity to promptly execute an Assumption Agreement in form set forth as Exhibit A to the Guarantee and Collateral Agreement pursuant to which such Additional Securitization Entity shall become jointly and severally obligated under the Guarantee and Collateral Agreement with the other Guarantors.

(e)
Upon the execution and delivery of an Assumption Agreement as required in clause (d) above, each Additional Securitization Entity party thereto will become a party to the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Guarantee and Collateral Agreement, will assume all Obligations and liabilities of a Guarantor thereunder.

(f)
If the Master Issuer desires to (i) dissolve or wind up an Additional Securitization Entity or (ii) transfer an Additional Securitization Entity to either a Securitization Entity or a Non-Securitization Entity, the Master Issuer shall (x) first, obtain the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative), such consent not to be unreasonably withheld, (y) second, in the case of a dissolution or wind up of an Additional Securitization Entity or a transfer of an Additional Securitization Entity to a Non- Securitization Entity, transfer any Securitized Assets held in such Additional Securitization Entity to a Securitization Entity and (z) third, provide notice of such dissolution, wind up or transfer to each Rating Agency for each Series of Notes Outstanding (with a copy to the Trustee, the Control Party and Back-Up Manager).

Section 8.35 Subordinated Notes Repayments. The Master Issuer shall not repay any Subordinated Notes or Senior Subordinated Notes after the Series Anticipated Repayment Date with respect to any Series of Notes Outstanding with amounts obtained by the Master Issuer from the Holding Company Guarantor, EWC Ventures or any other direct or indirect owner of Equity Interests of the Master Issuer in the form of any capital contributions or any portion of any Residual Amounts distributed to the Master Issuer pursuant to the Priority of Payments unless and until all Senior Notes Outstanding have been paid in full and are no longer Outstanding.

Section 8.36 Tax Lien Reserve Amount. In the event a Tax Lien Reserve Amount is contributed to the Holding Company Guarantor, such amount shall be contributed by the Holding Company Guarantor to the Master Issuer and held in a collateral deposit account established with or otherwise controlled by the Trustee, in which the Trustee shall have a security interest. The Tax Lien Reserve Amount may only be released from such account as follows: (a) the Master Issuer, or the Manager on behalf of the Master Issuer, delivers (i) to the Control Party, the Back-Up Manager and the Controlling Class Representative evidence reasonably satisfactory to each such Person that the Lien for which such Tax Lien Reserve Amount was established has been released by the IRS and the Master Issuer (or the Manager on its behalf) and (ii) a written instruction to the Trustee to withdraw and pay all of such Tax Lien Reserve Amount pursuant to the Manager’s written instructions; (b) the Master Issuer, or the Manager on behalf of the Master Issuer, delivers written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the IRS on behalf of the Securitization Entities; provided that the Master Issuer shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Control Party; or (c) the Control Party (acting at the direction of the Controlling Class Representative) instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve

Amount to the IRS (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice from any Securitization Entity stating that the IRS intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Control Party shall deliver a copy of any such written instruction to EWC Ventures.

Section 8.37 Bankruptcy Proceedings. The Master Issuer shall, and shall cause the other Securitization Entities to, promptly object to the institution of any bankruptcy proceeding against it and to take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have any Securitization Entity, as the case may be, adjudicated as bankrupt or Insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of any Securitization Entity, as the case may be, under applicable bankruptcy law or any other applicable law).

ARTICLE IX REMEDIES

Section 9.1 Rapid Amortization Events.

The Notes shall be subject to rapid amortization, following the occurrence of any of the following events as declared by the Control Party (at the direction of the Controlling Class Representative) by written notice to the Master Issuer (with a copy to the Back-Up Manager and the Trustee) (each, a “Rapid Amortization Event”); provided that a Rapid Amortization Event described in clause (e) below will occur automatically without any declaration by the Control Party unless the Control Party and 100% of the Noteholders have agreed to waive such event in accordance with Section 9.7:

(a)
the DSCR with respect to any Quarterly Payment Date is less than the Rapid Amortization DSCR Threshold;

(b)
EWC Systemwide Sales as calculated on any Quarterly Calculation Date are less than $450,000,000;

(c)
a Manager Termination Event shall have occurred;

(d)
an Event of Default shall have occurred; or

(e)
the Master Issuer has not repaid or refinanced a Series of Notes (or Class or Tranche thereof) in full on or prior to the Series Anticipated Repayment Date relating to such Series of Notes (or Class or Tranche thereof); provided that, if on the applicable Series Anticipated Repayment Date the Master Issuer certifies in writing to the Trustee and the Control Party that the DSCR is greater than 2.00x as of such Series Anticipated Repayment Date, and such Series of Notes (or Class or Tranche thereof) is repaid or refinanced within one (1) calendar year from such Series Anticipated Repayment Date (such calendar year, the “Post-ARD Rapid Amortization Cure Period”), such Rapid Amortization Event shall no longer be in effect following such repayment or refinancing.

For the avoidance of doubt, any Scheduled Principal Payments set forth in any Series Supplement shall continue to be made when due and payable subsequent to the occurrence of a

Rapid Amortization Event.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a)
the Master Issuer defaults in the payment of interest on any Series of Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the earlier of the date on which the Trustee receives written notice or an Authorized Officer of the Trustee has Actual Knowledge of such administrative error or omission); provided that failure to pay any Post-ARD Contingent Interest on any Quarterly Payment Date (including on any applicable Series Legal Final Maturity Date) in excess of available amounts in accordance with the Priority of Payments will not be an Event of Default;

(b)
the Master Issuer (i) defaults in the payment of any principal of any Series of Notes on its Series Legal Final Maturity Date or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments or allocations due from funds available in the Collection Account in accordance with the Priority of Payments and the applicable Series Supplement on any Weekly Allocation Date; provided that in the case of a failure to pay or allocate principal resulting solely from an administrative error or omission by the Trustee, such default continues for a period of two (2) Business Days after the earlier of the date on which the Trustee receives written notice or an Authorized Officer of the Trustee has Actual Knowledge of such administrative error or omission; provided that the failure to pay any prepayment premium on any prepayment of principal made during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date will not be an Event of Default;

(c)
any Securitization Entity fails to perform or comply with any of the covenants (other than those covered by clause (a) or clause (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Related Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure, breach or incorrect representation or warranty continues for a period of thirty (30) consecutive days or, in the case of a failure to comply with any of the agreements, covenants or provisions of any IP License Agreements, such longer cure period as may be permitted under such IP License Agreement, or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, report or other communication within the specified time frame set forth in the applicable Related Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.27 and 8.28 such failure continues for a period of ten (10) consecutive Business Days, in each case, following the earlier to occur of the Actual Knowledge of an Authorized Officer of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such default, breach or failure; provided, however, that no Event of Default shall occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the Indemnitor has paid the required Indemnification Amount in accordance with the terms of the Related Documents and

(ii) such Indemnification Amount has been deposited into the Collection Account;

(d)
the occurrence of an Event of Bankruptcy with respect to any Securitization

Entity;

(e)
the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10x;

(f)
the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the 1940 Act or is under the “control” of a Person that is required to register as an “investment company” under the 1940 Act;

(g)
any of the Related Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than (i) in accordance with the express termination provisions thereof, (ii) a termination in the ordinary course of business, which termination could not reasonably be expected to result in a Material Adverse Effect or (iii) as a result of actions, omissions or breaches of representations or warranties by any party to such Related Document that is not a Securitization Entity or a Non-Securitization Entity so long as such Related Document, or any material portion thereof, is reinstated or replaced with a substantially similar document, agreement or arrangement within thirty (30) Business Days after such Related Document ceases to be in full force and effect or enforceable in accordance with its terms) or any Non-Securitization Entity or Securitization Entity so asserts in writing;

(h)
other than with respect to Collateral with an aggregate fair market value of less than the greater of $25,000,000 or 20% of Retained Collections, the Trustee ceases to have for any reason a valid and perfected first-priority security interest in the Collateral (subject to Permitted Liens), in which perfection can be achieved under the UCC or other applicable law in the United States to the extent required by the Related Documents or any Securitization Entity or any Affiliate thereof so asserts in writing;

(i)
any Securitization Entity fails to perform or comply with any material provision of its organizational documents or any provision of Section 8.24 or the Guarantee and Collateral Agreement relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the related Contribution Agreement to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such Contribution Agreement or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of an Authorized Officer of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (at the direction of the Controlling Class Representative) of such failure;

(j)
a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial portion of the Collateral and any Collateral that has been disposed of to the extent permitted or required under the Related Documents) pursuant to a Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k)
one or more outstanding final non-appealable judgments for the payment of money are rendered against any Securitization Entity in an aggregate amount exceeding

$25,000,000 (to the extent not covered by independent third-party insurance as to which the issuer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l)
the failure of (i) EW Holdco, LLC to own (directly or indirectly) 100% of the Equity Interests of the Holding Company Guarantor; (ii) the Holding Company Guarantor to own 100% of the Equity Interests of the Master Issuer; or (iii) the Master Issuer to own (directly or indirectly) 100% of the Equity Interests of each other Securitization Entity;

(m)
other than as permitted hereunder or the other Related Documents, the Securitization Entities collectively fail to have good title or valid leasehold interest, as applicable, in or to any material portion of the Collateral;

(n)
(i) any Securitization Entity engages in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Plan and is not discharged within thirty (30) days thereafter, (iii) any Lien in an amount equal to at least

$10,000,000 in favor of the PBGC or a Plan arises on the assets of any Securitization Entity and is not discharged within thirty (30) days thereafter, (iv) a Reportable Event occurs with respect to, or proceedings are commenced in writing to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings in writing or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (v) any Single Employer Plan terminates for purposes of Title IV of ERISA or (vi) any Securitization Entity incurs, or is likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency or termination of, a Multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect on any Securitization Entity;

(o)
the IRS files notice of a Lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such Lien has not been released within sixty

(60) days, unless (i) Holdco or a Subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted Lien within sixty (60) days of such payment, or (ii) such Lien or the asserted liability is being contested in good faith and Holdco or a Subsidiary thereof has contributed to the Holding Company Guarantor the Tax Lien Reserve Amount, which such Tax Lien Reserve Amount is set aside and remitted to a collateral deposit account as provided in Section 8.36; or

(p)
a final non-appealable non-monetary judgment has been made by a court of competent jurisdiction that materially impairs (i) the Securitization Entities’ ability to conduct the Franchised Center Business and the Wax Supply and/or Branded Product distribution business related thereto as of such date, taken as a whole, or (ii) the exercise of the Securitization Entities’ or of the Trustee’s rights with respect to the Securitized Assets, then (i) in the case of any event described in each clause above (except for clause (d) thereof) that is continuing the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Master Issuer (unless no notice is required hereunder), shall declare the Notes of all Series to be immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes of all Series, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (d) above, the unpaid principal amount of the Notes of all Series, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents, shall immediately and without further act become due and payable. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Master Issuer, the Control Party, each Rating Agency for each Series of Notes Outstanding, the Controlling Class Representative, the Manager, the Back-Up Manager, each Noteholder and each other Secured Party.

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, the Master Issuer shall promptly notify the Trustee, the Back-Up Manager and the Control Party.

At any time after such a declaration of acceleration of maturity has been made relating to the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (acting at the direction of the Controlling Class Representative), by written notice to the Master Issuer and to the Trustee, may rescind and annul such declaration and its consequences, if (i) the Master Issuer has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration), and

(b)
all unpaid taxes, administrative expenses and other sums paid or advanced (in the case of the Advance Funding Providers) by the Trustee, the Advance Funding Providers or the Control Party under the Related Documents and the reasonable compensation, expenses and disbursements of the Trustee, the Advance Funding Providers and the Control Party, their agents and counsel and other amounts payable to the Trustee and the Control Party under the Related Documents, and any unreimbursed Control Party Fees, Advance Funding Provider Fees, Liquidation Fees or Workout Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any acceleration resulting from any event described in clause (d) above may not be rescinded.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a)
Payment of Principal and Interest. The Master Issuer covenants that if

(i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Master Issuer shall, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b)
Proceedings To Collect Money. In case the Master Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Master Issuer and collect in the manner provided by law out of the property of the Master Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c)
Other Proceedings. If and when an Event of Default shall have occurred and is continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), acting at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i)
proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (acting at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Related Document or by law, including any remedies of a secured party under applicable law;

(ii)
(A) direct the Master Issuer to exercise (and the Master Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of the Master Issuer or any Securitization Entity against any party to any Collateral Transaction Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Master Issuer, and any right of the Master Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Master Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (acting at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Master Issuer refuses to take such action or (z) the Control Party (acting at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Master Issuer to take such action);

(iii)
institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Related Document, with respect to the Collateral and, to the extent permitted by applicable law, any other Securitized Assets; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Related Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party (or one or more acquisition vehicles designated by it); and/or

(iv)
sell all or a portion of the Collateral and, to the extent permitted by applicable law, any other Securitized Assets, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that (A) the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Master Issuer and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral or Securitized Assets, to the extent permitted by applicable law, and (B) in carrying out such a sale of Securitization IP included in the Collateral, the Trustee (as directed by the Control Party, acting at the direction of the Controlling Class Representative) and the Control Party (acting at the direction of the Controlling Class Representative) shall take such steps as may be reasonably necessary to maintain the existence and enforceability of the Securitization IP, including maintaining the confidentiality of Trade Secrets, the nature and quality of use of Trademarks, and using and providing notices necessary to ensure the full enforceability of such rights.

(d)
Sale of Securitized Assets. In connection with any sale of the Collateral hereunder, under the Guarantee and Collateral Agreement (which may proceed separately and independently from the exercise of remedies hereunder) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Related Document or any sale of Securitized Assets, to the extent permitted by applicable law:

(i)
any of the Trustee, any Noteholder, any Enhancement Provider, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii)
the Trustee (at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii)
all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv)
the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e)
Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on behalf of the Trustee on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Guarantee and Collateral Agreement (a) shall be deposited into the Collection Account and, other than with respect to amounts owed to a depository bank or securities intermediary under the related Account Control Agreement, shall be held by the Trustee as additional collateral for the repayment of the Obligations, and (b) shall be applied first to pay a depository bank or securities intermediary in respect of amounts owed to it under the related Account Control Agreement and then as provided in the priority set forth in the Priority of Payments; provided, however, that unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f)
Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law (x) with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction and (y) with respect to the other Securitized Assets, the Trustee shall have all of the rights and remedies of an unsecured creditor in any applicable jurisdiction.

(g)
Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h)
Power of Attorney. The Master Issuer hereby grants to the Trustee an absolute and irrevocable power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, the United States Copyright Office or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, the Master Issuer for itself and for any Person who may claim through or under it hereby:

(a)
agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or Securitized Assets, to the extent permitted by applicable law or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)
waives all benefit or advantage of any such laws;

(c)
waives and releases all rights to have the Collateral and/or the Securitized Assets marshaled upon any foreclosure, sale or other enforcement of the Indenture or the Guarantee and Collateral Agreement; and

(d)
consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral and all of the Securitized Assets (to the extent permitted by applicable law) may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Related Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Related Document or otherwise, is limited in recourse to the assets of the Securitization Entities. Following the proceeds of such assets having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Securitized Assets.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral and/or Securitized Assets (to the extent permitted by applicable law) as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, any existing Default or Event of Default described in any clause of Section 9.2 (except clause (d) thereof) and its consequences, may be waived (x) by the Control Party (acting at the direction of the Controlling Class Representative) or (y) by 66.67% of the Noteholders, in each case, by notice to the Trustee, the Rating Agency (with a copy to the Back-Up Manager) and, in the case of a waiver by 66.67% of the Noteholders, the Control Party; provided, however, that before any waiver may be effective, the Trustee and the Control Party must have received any reimbursement then due or payable in respect of unreimbursed amounts then due to the Control Party or the Trustee hereunder or under the Related Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency for each Series of Notes Outstanding. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (acting at the direction of the Controlling Class Representative, or if no Controlling Class Representative has been elected, a Majority of Controlling Class Members), by notice to the Trustee, the Manager and each Rating Agency for each Series of Notes Outstanding (with a copy to the Back-Up Manager), may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided however, that a Rapid Amortization Event described in Section 9.1(e) relating to a particular Series, Class or Tranche of Notes shall not be permitted to be waived by any party unless each affected Holder has consented to such waiver in writing.

Section 9.8 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding in respect of any enforcement of the Collateral or conducting any proceeding in respect of any enforcement of Liens on the Collateral or conducting any proceeding for any remedy available to the Control Party and to direct the exercise of any trust or power conferred on the Control Party. If there is no Control Party, the Majority of the Controlling Class Members will have the right to direct the Trustee to institute, and direct the time, method and place of conducting any proceeding in respect of any enforcement of the Collateral or conducting any proceeding in respect of any enforcement of Liens on the Collateral and other rights and remedies against the other Securitized Assets (to the extent permitted by applicable law) or conducting any proceeding for any contractual or legal remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a)
such direction of time, method and place shall not be in conflict with any rule of law, the Control Party Standard or the Indenture;

(b)
the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (with the consent of the Controlling Class Representative)); and

(c)
such direction shall be in writing;

provided further that each of the Control Party (subject to Section 4.4 of the Control Party Agreement) and the Trustee (subject to Section 10.1 of this Base Indenture) need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein. The Trustee shall take no action referred to in this Section 9.8 unless instructed to do so by the Control Party (at the direction of the Controlling Class Representative) or, if there is no Control Party, the Majority of the Controlling Class Members.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to the Indenture or any other Related Document only if:

(a)
the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b)
the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c)
such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d)
the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e)
during such sixty (60) day period, the Controlling Class Representative (or, if there is no Controlling Class Representative at such time, a Majority of the Controlling Class) does not give the Trustee a direction inconsistent with the request; and

(f)
the Control Party (at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Related Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Master Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee (or by the Control Party for any contractual or legal remedy available to the Trustee), a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders and any such other Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

The Master Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Related Document; and the Master Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a)
If an Event of Default or Rapid Amortization Event of which a Trust Officer has Actual Knowledge has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party in accordance with the terms of this Base Indenture or another Related Document in which event the Trustee’s sole obligation will be to await such direction and act or refrain from acting in accordance therewith) exercise such of the rights and powers vested in it by the Indenture and the other Related Documents, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Control Party Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee shall have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party, the Controlling Class Representative or the requisite percentage of the Controlling Class Members or noteholders, as applicable, in connection with any Event of Default, Rapid Amortization Event, a Manager Termination Event or a Control Party Termination Event or for acting or failing to act due to any direction or lack of direction from the Control Party, the Controlling Class Representative or the requisite percentage of the Controlling Class Members or Noteholders. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s gross negligence, bad faith or willful misconduct except as provided in Section

10.1(c). The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement opinion, report, document, order or other instrument furnished by the Master Issuer under the Indenture.

(b)
Except during the occurrence and continuance of an Event of Default, Rapid Amortization Event, Manager Termination Event or Control Party Termination Event of which a Trust Officer shall have Actual Knowledge:

(i)
The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Related Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no other duties or implied covenants or obligations shall be read into the Indenture or any other Related Document against the Trustee; and

(ii)
In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Related Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c)
The Trustee may not be relieved from liability for its own grossly negligent action, bad faith or willful misconduct, except that:

(i)
This clause (c) does not limit the effect of clause (b) of this Section 10.1.

(ii)
The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proven that the Trustee was grossly negligent, acted in bad faith or engaged in willful misconduct in ascertaining the pertinent facts.

(iii)
The Trustee shall not be liable in its individual capacity with respect to any action taken or omitted to be taken by it in good faith at the direction of the Manager, the Master Issuer, the Control Party and/or a Holder under circumstances in which such direction is required or permitted by the terms of this Base Indenture or applicable law.

(iv)
The Trustee shall not be charged with knowledge of any Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination

Event, Potential Manager Termination Event, Advance Funding Reserve Release Event, Warm Back-Up Management Trigger Event or Control Party Termination Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d)
Notwithstanding anything to the contrary contained in the Indenture or any of the other Related Documents, no provision of the Indenture or the other Related Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or exercises of its rights or powers hereunder, if it has reasonable grounds for believing that the repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it by the terms of the Indenture or the Guarantee and Collateral Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e)
In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)
Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Related Documents.

(g)
Whether or not therein expressly so provided, every provision of the Indenture and the other Related Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h)
The Trustee shall not be responsible for the existence, genuineness or value of any of the Securitized Assets or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Securitized Assets or any agreement or assignment contained therein, for the validity of the title of the Securitization Entities to the Securitized Assets, for insuring the Securitized Assets or for the payment of Taxes, charges, assessments or Liens upon the Securitized Assets or otherwise as to the maintenance of the Securitized Assets. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Related Documents by the Securitization Entities.

(i)
The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the

Control Party, the Controlling Class Representative or the Holders of the requisite percentage of Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture, any other circumstances in which direction is required or permitted by the terms of the Indenture or applicable law.

(j)
The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refiling or redepositing of any thereof;

(ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any Tax, assessment or other governmental charge or any Lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party or the Back-Up Manager delivered to the Trustee pursuant to this Base Indenture or any other Related Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k)
The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l)
In the event that there is no Control Party or Controlling Class Representative, the Trustee’s sole obligation with respect to any Consent Requests, consents, directions, instructions or actions of the Control Party and the Controlling Class Representative shall be to provide notice of the Consent Request or the matter requiring such consents, directions, instructions or actions of the Control Party or the Controlling Class Representative to the Controlling Class Members. The Master Issuer shall thereupon seek the consent, direction, instruction or appropriate action from the Controlling Class Members and shall provide the Trustee with evidence of such consent, direction or instruction or the specific action to be taken. If the Master Issuer does not provide the Trustee with evidence that the Majority of the Controlling Class Members has provided such consent, direction, instruction or specific action, the Trustee shall have no further responsibility with respect to any rights, remedies or obligations of the Control Party and the Trustee shall have no liability for any consent, direction, instruction, action or failure to consent, direct, instruct or act on the part of the Control Party.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section

10.1:

(a)
The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper Person.

(b)
The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)
The Trustee may act through agents, custodians and nominees and shall not be liable for any negligence, bad faith or willful misconduct on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Control Party prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d)
The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of gross negligence, bad faith or willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Related Documents.

(e)
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Related Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Control Party, the Controlling Class Representative, any of the Holders or any other Secured Party, pursuant to the provisions of this Base Indenture or any Series Supplement, unless the Trustee shall have been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(f)
Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Master Issuer and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g)
The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of gross negligence, bad faith or willful misconduct for the performance of such act.

(h)
In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i)
Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(j)
The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k)
The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l)
All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with Section 9.3(e).

(m)
The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n)
Any request or direction of the Master Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

(o)
Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Master Issuer, the Manager or the Control Party and shall incur no liability for its reliance thereon.

(p)
The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q)
The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r)
The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction as specified herein or in the other Related Documents. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Control Party or the Master Issuer (or the Manager on its behalf) to provide timely written investment direction.

(s)
The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the DSCR, New Series Pro Forma DSCR or the Interest-Only DSCR.

(t)
The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u)
The Trustee shall be afforded, in each Related Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Related Document.

(v)
For any purpose under the Related Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligator upon the Notes, the Manager or any Affiliate of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligator upon the Notes, the Manager or any Affiliate of them.

(w)
The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Master Issuer (or the Manager on behalf of the Master Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however, that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Master Issuer had agreed that the procedures to be performed by the Independent Auditors are sufficient for the Master Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization

Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing of which a Trust Officer has Actual Knowledge, or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Control Party, the Manager, the Back-Up Manager, the Master Issuer, any Class A-1 Administrative Agent and each Rating Agency for each Series of Notes Outstanding with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.

Section 10.5 Compensation and Indemnity.

(a)
The Master Issuer shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Related Documents to which the Trustee is a party as the Trustee and the Master Issuer shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Master Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Master Issuer shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct, bad faith or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b)
The Master Issuer shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including Taxes, other than Taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Related Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Master Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Master Issuer, the Control Party, the Controlling Class Representative or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Related Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or the Securitized Assets, to the extent permitted by applicable law, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Master Issuer shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c)
The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a)
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)
The Trustee may, after giving thirty (30) days prior written notice to the Master Issuer, the Noteholders, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency for each Series of Notes Outstanding, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party (acting at the direction of the Controlling Class Representative) or the Master Issuer may remove the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i)
the Trustee fails to comply with Section 10.8;

(ii)
the Trustee is adjudged as bankrupt or Insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)
the Trustee fails generally to pay its debts as such debts become due; or

(iv)
the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Master Issuer shall promptly, with the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative, or, if there is no Controlling Class Representative at such time, a Majority of Controlling Class Members), appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Majority of Controlling Class Members (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Master Issuer.

(c)
If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party (acting at the direction of the Controlling Class Representative or, if there is no Controlling Class Representative at such time, a Majority of Controlling Class Members), the retiring Trustee, at the expense of the Master Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)
[Reserved].

(e)
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Control Party, the Back-Up Manager and the Master Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture, any Series Supplement and any other Related Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to the Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, the Master Issuer’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

(f)
No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Master Issuer, the Control Party, the Noteholders and each Class A-1 Administrative Agent (with a copy to the Back-Up Manager); provided, further, that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

(a)
There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Control Party and (v) have a long-term unsecured debt rating of at least “BBB” by S&P and, if it has a rating by KBRA, “BBB” by KBRA.

(b)
At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a), the Trustee shall resign after written request that it do so by the Master Issuer, or by the Control Party (at the direction of the Controlling Class Representative) or a Majority of the Controlling Class Members, in the manner and with the effect specified in Section 10.6.

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a)
Notwithstanding any other provisions of this Base Indenture, any Series

Supplement or any other Related Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Securitized Assets may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Master Issuer and each Class A-1 Administrative Agent (with a copy of such notice provided to the Back-Up Manager) and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Securitized Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral (or other rights in and to the Securitized Assets), or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Control Party. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Control Party and the Master Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)
Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)
the Notes of each Series (other than Uncertificated Notes) shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)
all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral (or other rights in and to the Securitized Assets) or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)
no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv)
the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)
Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other

Related Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Related Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Control Party and the Master Issuer.

(d)
Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Related Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Master Issuer and the Holders that:

(a)
the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b)
the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Related Document to which it is a party and to authenticate the Notes (other than Uncertificated Notes, which shall be registered), and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Related Document and to authenticate the Notes;

(c)
this Base Indenture and each other Related Document to which it is a party has been duly executed and delivered by the Trustee; and

(d)
the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a)
[Reserved].

(b)
Within five (5) Business Days after the Closing Date or any CCR Re- election Event, the Trustee shall send via email to the Class A-1 Administrative Agent and via the Applicable Procedures of the Clearing Agency with respect to the Class A-2 Notes a written notice (with copies to the Manager and the Master Issuer) in the form attached as Exhibit E hereto, announcing an election and soliciting nominations for a Controlling Class Representative (a “CCR Election Notice”). In addition, the Trustee shall post the CCR Election Notice on its password- protected website at http://www.sf.citidirect.com. Each Controlling Class Member will be allowed to nominate itself as a CCR Candidate or one Eligible Third-Party Candidate (as defined below) as a candidate for Controlling Class Representative (a “CCR Candidate”) (and will not be permitted to nominate any other Person or entity as a CCR Candidate) by submitting a nomination to the Trustee in the form attached as Exhibit F hereto (a “CCR Nomination”). A CCR Candidate does not have to be a Controlling Class Member, but if it is not a Controlling Class Member, it must certify that it (i) is an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Master Issuer and (ii) is not (w) a Competitor, (x) a Tax-Restricted Affiliate, (y) a Franchisee or (z) formed solely to act as the Controlling Class

Representative (the candidate described in clauses (i) and (ii) above, an “Eligible Third-Party Candidate”). Each Controlling Class Member nominating a CCR Candidate will also be required to represent and warrant that (i) as of a date not more than five (5) Business Days prior to the date of the CCR Election Notice, such Controlling Class Member was the holder or noteholder of the Outstanding Principal Amount of Notes of the Controlling Class specified in its CCR Nomination and (ii) such CCR Candidate nominated by such Controlling Class Member is a Controlling Class Member or an Eligible Third-Party Candidate. For any nomination to be valid, the CCR Nomination shall be delivered to the Trustee within five (5) Business Days of the date of the CCR Election Notice (such period, the “CCR Nomination Period”). CCR Nominations may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Election Notice, and no originals or medallion signature guarantees will be required, and the Trustee shall be entitled to conclusively rely on, and shall be fully protected in relying on, CCR Nominations submitted in such manner. Each nomination shall include a contact for the CCR Candidate that will be available to answer any questions raised by a Noteholder or Note Owner. Such contact information shall be posted on the Trustee’s website.

(c)
Based upon the CCR Nominations that are received by the Trustee by the last day of the CCR Nomination Period, (i) if no CCR Nomination has been received and there is no Controlling Class Representative, the Trustee shall deliver a notice in the form of Exhibit J (a “Notice of Non-Election of CCR”) to notify the Manager, the Master Issuer, the Control Party, the Back-Up Manager and the Controlling Class Members that no CCR Nominations have been received and that no CCR Election will occur, (ii) if one or more CCR Nominations have been received, the Trustee shall prepare and send to each applicable Controlling Class Member a ballot in the form of Exhibit G attached hereto (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot will list all candidates) or (iii) if a Controlling Class Representative currently exists and no CCR Nominations are received prior to the end of the CCR Nomination Period, then the Person serving as the current Controlling Class Representative will be deemed reelected and will remain the Controlling Class Representative; provided, that for such nomination purposes, with respect to any Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount will be used in place of the Outstanding Principal Amount of such Series. Each Controlling Class Member may, in its sole discretion, indicate its vote for a CCR Candidate in an election for a Controlling Class Representative (a “CCR Election”) by returning a completed CCR Ballot directly to the Trustee within three (3) Business Days of the date of the CCR Ballot (a “CCR Election Period”) certifying that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), it was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot, and including a notarization or medallion signature guarantee. CCR Ballots may be submitted by the Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Ballots. If both (i) the CCR Voting Amount is greater than or equal to the CCR Quorum Amount and (ii) a CCR Candidate receives votes representing in excess of 50% of the CCR Voting Amount, such CCR Candidate shall be elected the Controlling Class Representative. If two CCR Candidates both receive votes from Controlling Class Members owning (or owning any beneficial interest in) exactly 50% of the CCR Voting Amount, the Master Issuer (or the Manager on its behalf pursuant to the Management Agreement) shall select the Controlling Class Representative from among such CCR Candidates receiving votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount. If either (i) no CCR Candidate receives votes representing at least 50% of the CCR Voting Amount or (ii) votes are submitted by less than the CCR Quorum Amount, the Trustee shall notify the Manager, the Securitization Entities, the Control Party, the Back-Up Manager, each Rating Agency and the Controlling Class Members that a Controlling Class Representative will not be elected, and until a CCR Re-election Event occurs and a Controlling Class Representative is elected or selected (i) unless otherwise expressly provided in the Related Documents, the Control Party shall exercise the rights of the Controlling Class Representative in accordance with the Control Party Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Related Document shall be delivered to the Control Party.

(d)
In the event that a Controlling Class Representative is elected or chosen pursuant to Section 11.1(c), the Trustee will forward an acceptance letter in the form of Exhibit I hereto (a “CCR Acceptance Letter”) to such Controlling Class Representative. No Person shall be appointed Controlling Class Representative unless such Person delivers to the Trustee an executed CCR Acceptance Letter within five (5) Business Days of receipt thereof. In the CCR Acceptance Letter, the Person accepting the role of Controlling Class Representative shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Control Party, the Back-Up Manager, each Rating Agency and the Controlling Class Members and (iii) represent and warrant that it is a Controlling Class Member or an Eligible Third-Party Candidate. No elected CCR Candidate shall be appointed Controlling Class Representative unless such Person delivers a CCR Acceptance Letter to the Trustee within fifteen (15) Business Days of receipt thereof. Within two (2) Business Days of receipt of the executed CCR Acceptance Letter, the Trustee shall promptly forward copies thereof, or provide the new Controlling Class Representative’s identity and contact information to the Manager, the Securitization Entities, the Control Party, the Back- Up Manager, each Rating Agency and the Controlling Class Members.

(e)
Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee shall deliver to the noteholders via the Applicable Procedures of the Clearing Agency, the Class A-1 Administrative Agent, the Master Issuer, the Manager, the Back-Up Manager and the Control Party a notice setting forth the name and address of the new Controlling Class Representative. The prior Controlling Class Representative (if any) shall cease to be the Controlling Class Representative at the end of any CCR Election Period following a CCR Re-election Event (so long as a CCR Election is held at such time) unless it is re-elected as Controlling Class Representative after such CCR Election Period as set forth in Section 11.1(c), even if no candidate is elected as a successor Controlling Class Representative at the end of such CCR Election Period.

(f)
The Trustee shall be entitled to conclusively rely on, and shall be fully protected in all actions taken or not taken by it with respect to, (i) the email information provided by the Class A-1 Administrative Agent and the Applicable Procedures of the Clearing Agency for delivery of the CCR Election Notices and CCR Ballots to holders and beneficial owners of the Controlling Class and (ii) with respect to all CCR Re-election Events, the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters.

(g)
The Control Party and the Back-Up Manager shall each be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right hereunder or under any other Related Document that the Control Party or the Back-Up Manager, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(h)
The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information; provided, further, that if the Controlling Class Representative is the Control Party, it shall be entitled to receive any documents that the Control Party is entitled to receive pursuant to the terms of this Base Indenture and any other Related Document.

Section 11.2 Resignation or Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Back-Up Manager, the Control Party and to each Noteholder of the Controlling Class. As of any Record Date, a Majority of Controlling Class Members shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Back- Up Manager, the Control Party and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative shall be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period (or, if no CCR Election Period has occurred after a CCR Nomination Period, until the end of the related CCR Nomination Period) following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate pursuant to Section 11.1 (provided that such Controlling Class Representative candidate satisfies the requirements of this Base Indenture) and appointed as Controlling Class Representative. In addition to the foregoing, within two

(2)
Business Days of the selection, resignation or removal of the Controlling Class Representative,

the Trustee shall notify the Control Party, the Back-Up Manager and the parties to this Base Indenture of such event.

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a)
The Controlling Class Representative shall have no liability to the Holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Indenture or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of gross negligence, bad faith or willful misconduct committed with respect to its obligations or duties under the Indenture. Each Holder acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Note Owners of one or more Classes of Notes, or that conflict with other Holders, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Holders other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of Holders of one or more other Classes of Notes, or that favor its own interests over those of other Holders or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Holder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b)
Any and all expenses of the Controlling Class Representative for acting in its capacity as Controlling Class Representative shall be borne by the Controlling Class Members, pro rata according to their respective Outstanding Principal Amounts. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative and the Control Party or the Trustee are also named parties to the same action and, in the sole judgment of the Control Party, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, the Control Party shall be required to assume the defense (with any costs incurred in connection therewith being deemed reimbursable) of such claim against the Controlling Class Representative or the Trustee, so long as there is no potential for the Control Party or the Trustee to be an adverse party in such action as regards the Controlling Class Representative.

Section 11.4 Control Party.

(a)
Pursuant to the Indenture and the other Related Documents, the Control Party is authorized to consent to and implement, subject to the Control Party Standard, any Consent Request that does not require the consent of any Noteholder, including the Controlling Class Representative.

(b)
Subject to the terms of this Base Indenture and the Control Party Agreement, each Controlling Class Representative will be entitled to instruct the Control Party with respect to the approval of Consent Requests. The Controlling Class Representative will be authorized to approve Consent Requests other than (i) for so long as the Control Party (or successor Control Party) is in place under the Control Party Agreement (or successor agreement), Consent Requests that can be approved by the Control Party without the consent of any Noteholders or the Controlling Class Representative and (ii) Consent Requests that expressly require the consent of Noteholders pursuant to the terms of this Base Indenture and the other Related Documents. For any Consent Request that expressly requires, pursuant to the terms of the Indenture and the other Related Documents, the consent or direction of the Controlling Class Representative, the Control Party shall evaluate such Consent Request, form a Consent Recommendation and then promptly deliver such Consent Request and a Consent Recommendation to the Controlling Class Representative (if a Controlling Class Representative exists at such time). Except as provided in the following sentence, until the Controlling Class Representative consents to a Consent Request, the Control Party is not authorized to implement such Consent Request, provided that the Control Party shall work in good faith with the Controlling Class Representative. Notwithstanding anything in any Related Document to the contrary, if the Controlling Class Representative fails to approve or reject a Consent Request within ten (10) Business Days following delivery of such Consent Request and the related Consent Recommendation to the Controlling Class Representative, or if there is no Controlling Class Representative at such time, the Control Party shall be authorized (but not required) to approve or reject such Consent Request, other than in accordance with the Control Party Termination Events, in accordance with the Control Party Standard.

(c)
For any Consent Request that requires the consent of any affected Noteholders or 100% of the Noteholders pursuant to Section 13.2, the Control Party shall evaluate such Consent Request and shall formulate and present a Consent Recommendation to the Trustee which shall forward such Consent Request and the Consent Recommendation to each Noteholder or each affected Noteholder, as applicable. The Control Party shall be required to obtain the consent of the applicable Noteholders, as required under the Related Documents, to implement such Consent Requests.

(d)
The Control Party shall promptly notify the Trustee, the Manager, the Back- Up Manager, the Master Issuer and the Controlling Class Representative if the Control Party determines, in accordance with the Control Party Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Master Issuer and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e)
Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Control Party, the Controlling Class Representative or any Noteholder may (i) require or cause the Trustee or the Control Party to violate applicable Requirements of Law, the terms of this Indenture, the Notes, the Control Party Agreement or the other Related

Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Control Party Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Control Party’s responsibilities under the Control Party Agreement or the Trustee’s responsibility under this Indenture, the Notes and the other Related Documents. The Trustee and the Control Party shall not be required to follow any such advice, direction or objection. For the avoidance of doubt, the rights, privileges, protections, indemnities, immunities and benefits afforded to the Control Party under the Control Party Agreement shall apply for purposes of all actions taken by it pursuant to the terms of the Related Documents.

(f)
Upon any resignation or removal of the Control Party under the Control Party Agreement, the Control Party shall be succeeded by (i) a Preapproved Successor Control Party at the direction of the Master Issuer, provided that any such Preapproved Successor Control Party accepts such appointment in its sole and absolute discretion, or (ii) to the extent no Preapproved Successor Control Party agrees to be engaged, a Person selected by the Controlling Class Representative (or, if there is no Controlling Class Representative at such time, a Majority of Controlling Class Members).

(g)
During any Control Party Transition Period:

(i)
Any actions, approvals, waivers, consents, directions or other actions that would otherwise be permitted or required to be taken by the Control Party will be taken by the Controlling Class Representative (or, if there is no Controlling Class Representative, except as specifically set forth in Section 2.5 and Section 2.6 of the Control Party Agreement, a Majority of Controlling Class Members) (“Control Party Transition Period Actions” and the Controlling Class Representative or Majority of Controlling Class Members in such capacity, the applicable “Transition Control Party”);

(ii)
Control Party Transition Period Actions will be taken without regard to the Control Party Standard but by the applicable Transition Control Party acting reasonably and in good faith;

(iii)
No Control Party Fees will be payable to the Transition Control

Party;

(iv) No Control Party Termination Events will apply to the Transition Control Party;

(v) The Transition Control Party will not be eligible to be the Workout Specialist or Liquidation Specialist (each as defined in the Control Party Agreement), or any other capacity in which the Control Party is entitled to fees for administering, managing or otherwise dealing with the Collateral;

(vi) If the Transition Control Party is the Majority of Controlling Class Members, such Majority of Controlling Class Members will not be required to be directed by the Controlling Class Representative with respect to any Control Party Transition Period Actions; and

(vii) The Trustee will act as directed by the Transition Control Party in the same manner as if such Transition Control Party were the Control Party in this Base Indenture and the other Related Documents; provided, that the Trustee will not be (A) liable or responsible for any losses, damages, fines, forfeitures, liabilities, obligations or penalties due to any action or inaction, any delay in obtaining any such direction or any increases in Securitization Operation Expenses as a result thereof and (B) required to act upon any direction, waiver, consent, approval or other action that exposes the Trustee to liability or is contrary to the law or the terms of the Indenture or any

Related Document.

Section 11.5 Note Owner List.

(a)
To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. The Trustee will be required to furnish the Manager, the Control Party, the Back-Up Manager and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Master Issuer, the Control Party, the Back-Up Manager, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b)
Noteholders under any Variable Funding Note Purchase Agreement (“VFN Noteholders”) having interests of not less than 5% of the aggregate principal amount of Notes (including any unfunded commitments of any VFN Noteholder under any Variable Funding Note Purchase Agreement) or Noteholders having beneficial interests of not less than 5% of the aggregate principal amount of Notes that wish to communicate with the other Noteholders and VFN Noteholders with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Noteholders through the Applicable Procedures of each Clearing Agency, and to the VFN Noteholders through the applicable Class A-1 Administrative Agent, with respect to all Series of Notes Outstanding. If such request states that such Noteholders or VFN Noteholders desire to communicate with other Noteholders and VFN Noteholders with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit H certifying that such Noteholders hold beneficial interests of not less than 5% of the aggregate principal amount of Notes or that such VFN Noteholders hold interests of not less than 5% of the aggregate principal amount of Notes (including any unfunded commitments of such VFN Noteholders under any Variable Funding Note Purchase Agreement) (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Noteholders or VFN Noteholders propose to transmit, then the Trustee, after having been adequately indemnified by such Noteholders or VFN Noteholders, as applicable, for its costs and expenses, shall transmit the requested communication to all other Noteholders through the Applicable Procedures of each Clearing Agency and to all other VFN Noteholders through the applicable Class A-1 Administrative Agent, with respect to all Series of Notes Outstanding, and shall give the Master Issuer, the Control Party and the Controlling Class Representative notice that such request has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice of such request and transmission to the Master Issuer, the Control Party and the Controlling Class Representative.

ARTICLE XII DISCHARGE OF INDENTURE

Section 12.1 Termination of the Master Issuer’s and Guarantors’ Obligations.

(a)
Satisfaction and Discharge. The Indenture and the Guarantee and Collateral

Agreement shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or repaid) have been delivered to the Trustee for cancellation (or, with respect to Uncertificated Notes, have been de-registered), the Master Issuer has paid all sums payable hereunder and under each other Related Document, all commitments to extend credit under all Variable Funding Note Purchase Agreements and Advance Funding Agreements have been terminated and all Series Hedge Agreements have been terminated and all payments by the Master Issuer thereunder have been paid or otherwise provided for; except that (i) the Master Issuer’s obligations under Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement.

(b)
Indenture Defeasance. The Master Issuer may terminate all of its obligations under the Indenture and all obligations of the Guarantors under the Guarantee and Collateral Agreement in respect thereof and release all Collateral if:

(i)
the Master Issuer irrevocably deposits in trust with the Trustee or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Master Issuer, U.S. Dollars and/or Government Securities in an amount sufficient (after giving effect to the application of funds on deposit in the Collection Account in accordance with the Priority of Payments), in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay all principal, premiums (including make-whole prepayment premiums), if any, and interest on the Outstanding Notes (including additional interest that accrues after an anticipated repayment date or renewal date, if applicable) to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them hereunder under each other Related Document and each Series Hedge Agreement; provided that any Government Securities must provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be, and the Trustee must have been irrevocably instructed to apply such funds to the payment of principal, premiums, make- whole prepayment premiums and interest with respect to the Notes and such other sums;

(ii)
all commitments under all Variable Funding Note Purchase Agreements, Advance Funding Agreements and all Series Hedge Agreements are terminated on or before the date of deposit;

(iii)
the Master Issuer delivers notice of prepayment, redemption or maturity of the Notes in full to the Noteholders of Outstanding Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and each Rating Agency, which notice is expressly stated to be, or has become as of the prepayment date, redemption date or maturity date, as applicable, irrevocable (provided that such notice may be conditioned upon the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such deposit), and the date of prepayment, redemption or maturity as specified in such notice when delivered was not longer than twenty (20) Business Days after the date of such notice;

(iv)
the Master Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency, on or before the date of the deposit; and

(v)
the Master Issuer delivers to the Trustee and the Control Party an Opinion of Counsel to the effect that all conditions precedent to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and each of the Related Documents shall cease to be of further effect (other than any provisions which by their express terms survive the termination thereof); except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantor’s guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c)
Series Defeasance. Except as may be provided to the contrary in any Series Supplement, the Master Issuer, solely in connection with an optional prepayment in full, a mandatory prepayment in full or a redemption in full of all Outstanding Notes of a particular Series or in connection with the Series Legal Final Maturity Date of such Series of Notes, may terminate all of its Obligations under the Indenture and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series of Notes (the “Defeased Series”) on and as of any Business Day (the “Series Defeasance Date”), provided:

(i)
the Master Issuer irrevocably deposits in trust with the Trustee, or with a trustee reasonably satisfactory to the Control Party, the Trustee and the Master Issuer, U.S. Dollars and/or Government Securities sufficient (after giving effect to the application of funds on deposit in the applicable Series Distribution Account), in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without duplication:

(1)
all principal, premiums, if any, make-whole prepayment premiums, if any, Series Hedge Payment Amounts, commitment fees, administration expenses, Class A-1 Notes Other Amounts, interest on the Outstanding Notes of such Defeased Series (including additional interest that accrues after the anticipated repayment date or renewal date, if applicable) and any other amounts that will be due and payable by the Master Issuer solely with respect to the Defeased Series to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them under the Base Indenture, the Control Party Agreement, any Advance Funding Agreement, each other Related Document and each Series Hedge Agreement with respect to such Defeased Series;

(2)
all Management Fees, Supplemental Management Fees and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Control Party, the Advance Funding Providers and the Back-Up Manager, and all Successor Manager Transition Expenses, in each case that will be due and payable as of the following Quarterly Calculation Date; and

(3)
all Securitization Operating Expenses, all Class A-1 Notes Administrative Expenses for the Defeased Series, all amounts in respect of interest on Class A-1 Notes of the Defeased Series and all Class A-1 Notes Other Amounts for the Defeased Series, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided, any Government Securities must provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be, and the Trustee must have been irrevocably instructed to apply such funds to the payment of principal, premiums, make-whole prepayment premiums and interest with respect to the Notes of such Series and such other sums;

(ii)
all commitments under all Variable Funding Note Purchase Agreements, Advance Funding Agreements and Series Hedge Agreements with respect to such Defeased Series are terminated on or before the Series Defeasance Date;

(iii)
the Master Issuer delivers notice of prepayment, redemption or maturity of such Series of Notes to the Noteholders of the Defeased Series, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager and each Rating Agency not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable; provided that such notice may be conditioned upon the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such deposit;

(iv)
after giving effect to the deposit, if any other Series of Notes is Outstanding, the Master Issuer delivers to the Trustee an Officer’s Certificate of the Master Issuer stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Class A-1 Notes Amortization Event, Default or Event of Default has occurred and will be continuing;

(v)
the Master Issuer delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Master Issuer with the intent of preferring the Holders of the Defeased Series over other creditors of the Master Issuer or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi)
the Master Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency on or before the date of the deposit;

(vii)
such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any Indenture Documents; and

(viii)
the Master Issuer delivers to the Trustee an Opinion of Counsel to the effect that all conditions precedent to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and each of the Related Documents shall cease to be of further effect (other than any provisions which by their express terms survive the termination thereof) with respect to such Defeased Series, the Master Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Series and thereafter such Defeased Series shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (2) the Holders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) (or, in each case, to de-registration and/or registration of Uncertificated Notes). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations.

(d)
After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Securitized Assets and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Control Party, the Trustee and the Master Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section

1.1.
The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Related Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Master Issuer.

(a)
The Trustee and the Paying Agent shall promptly pay to the Master Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes held by them at any time.

(b)
Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Master Issuer upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two (2) years after the date upon which such payment shall have become due.

(c)
The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Master Issuer’s obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Master Issuer or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Master Issuer and the Guarantors shall be subrogated to the rights of the Holders or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII AMENDMENTS

Section 13.1 Without Consent of the Control Party, the Controlling Class Representative or the Noteholders.

(a)
Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Master Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or amendments, modifications or supplements to any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document, in form satisfactory to the Trustee, for any of the following purposes:

(i)
to create a new Series of Notes (except that the consent of the Control Party is necessary to the extent required by Section 2.2);

(ii)
to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities; provided, however, that the Master Issuer will not pursuant to this Section 13.1(a)(ii) surrender any right or power it has under the Related Documents;

(iii)
to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by the Master Issuer and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(iv)
to correct any manifest error or defect or to cure any ambiguity, defect or inconsistency or to correct or supplement any provisions herein, in any Series Supplement or in any other Indenture Document to which the Trustee is a party which may be inconsistent with any other provision herein or therein or with any related offering memorandum in the case of a Series Supplement and each related offering memorandum in the case of this Base Indenture;

(v)
to provide for or supplement the provisions hereof in respect of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(vi)
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and Collateral Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii) to comply with Requirements of Law (as evidenced by an Opinion of counsel);

(viii) to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel);

(ix) to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable law, of any Tax, including withholding Tax;

(x) to take any action necessary and appropriate to facilitate the origination of Collateral Business Documents or the management and preservation of the Collateral Business Documents, in each case, in accordance with the Managing Standard; or

(xi) accommodate a replacement Management Agreement, Back-Up Management Agreement or Control Party Agreement if at any time (x) such agreement is terminated or (y) the Manager, the Back-Up Manager or the Control Party is either unwilling or unable to perform its obligations under the Management Agreement, the Back-Up Management Agreement or the Control Party Agreement, as applicable; provided that Rating Agency Confirmation will be required for each Series of Notes that will remain Outstanding after the effective date of such supplement or amendment; provided that, to the extent that any such Supplement, amendment, modification or other supplement impacts the rights, indemnities, protections, remedies, liabilities, duties and/or obligations of the Control Party or the Back-Up Manager, the consent of the Control Party or Back-Up Manager, as applicable, will be required, to the extent that (i) the Control Party or Back-Up Manager, as applicable, will continue to act as Control Party or Back-Up Manager, as applicable, following the execution of any such Supplement, amendment, modification or other supplement or (ii) if the Control Party or the Back-Up Manager, as applicable, is not continuing to act in such capacity, any rights of such Person that, pursuant to the Control Party Agreement or the Back-Up Management Agreement (as applicable), expressly survive the termination of such agreement would be adversely affected by such amendment, modification or supplement;

provided, however, that in the case of any Supplement, amendment, modification or other supplement pursuant to any of clauses (iii), (iv), (ix), (x) or (xi) above, the Trustee, the Back-Up Manager and the Control Party shall have received an Officer’s Certificate certifying that such action could not reasonably be expected to adversely affect in any material respect the interests of any Holder, the Control Party, the Trustee, the Back-Up Manager or any other Secured Party.

(b)
Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the relevant parties may at any time, and from time to time, enter into one or more Supplements to the Base Indenture or amend, modify or supplement any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document, to:

(i)
allow any Future Brand to be contributed to, or acquired by, the Securitization Entities in a manner that does not violate the Managing Standard and to provide for any applicable provisions with respect thereto; provided that any amendment, modification or supplement that alters the manner in which Net Cash Flow or DSCR is calculated (including by any amendment, modification or supplement of any defined terms contained therein) may not be effected unless the Rating Agency Condition is satisfied with respect thereto;

(ii)
if any additional changes to the Base Indenture, the Guarantee and Collateral Agreement and/or any other Indenture Document are required or desirable to in order to facilitate any Senior Notes Interest Reserve Account and/or Senior Subordinated Notes Interest Reserve Account being held in the name of a Securitization Entity that is not the Master Issuer, then to make such changes to the Base Indenture, the Guarantee and Collateral Agreement and/or any other Indenture Document to facilitate the holding of such Senior Notes Interest Reserve Account and/or Senior Subordinated Notes Interest Reserve Account in the name of a Securitization Entity that is not the Master Issuer, in each case so long as the Trustee maintains a perfected security interest in such account; or

(iii)
correct or supplement any provision in the Related Documents (other than the Base Indenture, any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document) that may be inconsistent with any other provision or to make consistent any other provisions with respect to matters or questions arising under the Base Indenture, in any Supplement, in the Guarantee and Collateral Agreement or any other Indenture Document;

provided that the execution of any such amendment, modification or supplement shall be subject to a requirement that the Trustee, the Back-Up Manager and the Control Party have received an Officer’s Certificate certifying that such action could not reasonably be expected to adversely affect in any material respect the interests of any Holder, the Control Party, the Trustee, the Back- Up Manager or any other Secured Party.

(c)
Upon the request of the Master Issuer and receipt by the Control Party and the Trustee of the documents described in Section 2.2 and delivery by the Control Party of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Master Issuer in the execution of any Series Supplement (or any Supplement thereto) authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement (or any Supplement thereto) which affects its own rights, duties or immunities under this Base Indenture or otherwise.

(d)
The Manager, on behalf of the applicable Securitization Entities, will have the authority to close or otherwise terminate any Management Account and to amend or terminate any related Account Control Agreement without the consent of the Control Party, subject to the delivery by the Manager of an Officer’s Certificate to the Control Party and the Trustee stating that (a) such account has been closed or is dormant, (b) there are no remaining Collections or other Collateral credited thereto and (c) the Manager has taken reasonable best efforts (including, if applicable, notifying third parties) to ensure that no Collections or other Collateral will be deposited to such account thereafter. To the extent that any Collections or other Collateral are deposited in any such account thereafter, the Manager agrees to cause such Collections or other Collateral to be transferred within three (3) Business Days to an account that is subject to an Account Control Agreement or established with the Trustee.

(e)
Without the consent of the Controlling Class Representative (except in the case of any direction by the Controlling Class Representative to the Control Party) or any Noteholder, to the extent the Control Party and/or the Back-Up Manager resigns or is terminated, any Related Document may be amended, amended and restated, supplemented or otherwise modified by the parties thereto for the purpose of modifying, replacing or subdividing the role of any such resigning or terminated party upon either (x)(i) satisfaction of the Rating Agency Condition and (ii) an Officer’s Certificate delivered to the Trustee, the Control Party, and/or Back- up Manager, as applicable (if there is a Back-Up Manager and/or Control Party at such time) certifying that such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, the Trustee, the Control Party (if there is a Control Party at such time), the Back-Up Manager (if there is a Back-Up Manager at such time) or any other Secured Party or (y) in the case of a removal or resignation of the Back-Up Manager, with the consent of the Control Party (acting at the direction of the Controlling Class Representative); provided that, to the extent that any such amendment, amendment and restatement, supplement, modification or new Related Document impacts the rights, indemnities, protections, remedies, liabilities, duties and/or obligations of the Control Party or the Back-Up Manager, the consent of the Control Party or Back-Up Manager, as applicable, will be required, to the extent that (i) the Control Party or Back-Up Manager, as applicable, will continue to act as Control Party or Back- Up Manager, as applicable, following the execution of any such amendment, amendment and restatement, supplement, modification or new Related Document or (ii) if the Control Party or the Back-Up Manager, as applicable, is not continuing to act in such capacity, any rights of such Person that, pursuant to the Control Party Agreement or the Back-Up Management Agreement (as applicable), expressly survive the termination of such agreement would be adversely affected by such amendment or other modification.

(f)
In addition, without the consent of the Control Party, the Controlling Class Representative or any noteholder, upon the satisfaction of the Rating Agency Condition, any Related Document may be amended, amended and restated, supplemented or otherwise modified by the parties thereto after the Closing Date for the purpose of implementing any conforming changes necessary or advisable to accommodate the contribution of (i) any non-U.S. franchise agreements or other non-U.S. assets to the Securitization Entities (including, without limitation, any changes necessary to (x) update existing tax and intellectual property provisions related to existing franchise arrangements and payments received thereunder or (y) include payments received in respect of such non-U.S. franchise agreements or other non-U.S. assets as Collections and account for such payments in the calculation of the Net Cash Flow) or (ii) any corporate- owned Centers to a Securitization Entity formed after the Closing Date for the purpose of owning corporate-owned Centers (including, without limitation, any changes necessary to include the revenue of such corporate-owned Centers in the calculation of the Net Cash Flow).

Section 13.2 With Consent of the Controlling Class Representative or the

Noteholders.

(a)
Except as provided in Section 13.1, the provisions of this Base Indenture,

the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may, from time to time, be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative). Notwithstanding the foregoing:

(i)
any amendment, waiver or other modification that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Related Document or defaults hereunder or thereunder and their consequences provided for herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii)
any amendment, waiver or other modification that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Related Documents with respect to any material part of the Collateral or except as otherwise permitted by the Related Documents, terminate the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Related Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Related Documents shall require the consent of each affected Noteholder and each other affected Secured Party;

(iii)
any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and any other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and any other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments or Section 5.14 (for the avoidance of doubt, amendments that affect amounts payable under the Priority of Payments do not change the provisions of the Priority of Payments for purposes of this clause (C)); (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events as set forth in Section 9.7, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Outstanding,” “Potential Rapid Amortization Event” or “Rapid Amortization Event” (as defined herein or any applicable Series Supplement) or (G) amend, waive or otherwise modify this Section 13.2, shall require the consent of each affected Noteholder and each other affected Secured Party; and

(iv)
any amendment, waiver or other modification that would change the time periods with respect to any requirement to deliver to any specific Noteholders notice with respect to any repayment, prepayment, redemption or election of any Extension Period shall require the consent of each affected Noteholder.

(b)
Notwithstanding anything to the contrary herein, in addition to any amendment, modification or waiver effected in accordance with the provisions of Section 13.1 or Section 13.2(a), (i) the provisions of this Base Indenture or any Series Supplement may be amended, modified or waived in writing by the Master Issuer and the Trustee with the consent of the Noteholders required therefor pursuant to the related Variable Funding Note Purchase Agreements (but without the consent of any other Person), if such amendment, modification or waiver is with respect to any of the terms hereof relating to a Series of Class A-1 Notes (regardless of whether such amendment, modification or waiver would have the effect of modifying cash flows allocated pursuant to the Priority of Payments or otherwise affect any other Class or Series of Notes); provided, however, no such amendment may adversely affect (w) the Trustee, without the Trustee’s prior consent, (x) the Advance Funding Provider, without the Advance Funding Provider’s prior consent, (y) the Control Party without the Control Party’s prior consent or (y) the Back-Up Manager without the Back-Up Manager’s prior consent and (ii) if at any time any change in GAAP (including a conversion of Holdco’s financial reporting to IFRS) would affect the computation of any covenant, incurrence test or other restriction affecting any Securitization Entity or Non-Securitization Entity that is set forth in the Base Indenture or any Related Document (including the calculation of Covenant Adjusted EBITDA), the Base Indenture or such Related Document may be amended with the consent of the Control Party to amend the provisions of the Base Indenture or such Related Document, as the case may be, related to such covenant, incurrence test or other restriction to preserve the original intent thereof in light of such change in GAAP.

(c)
No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(d)
The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement, a copy of which shall be delivered to each Rating Agency, the Control Party, the Controlling Class Representative, the Manager, the Back- Up Manager and the Master Issuer. The Master Issuer shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Guarantee and Collateral Agreement no less than ten (10) days prior to the effectiveness of the related Supplement, except in connection with the issuance of Additional Notes that will be rated by such Rating Agency; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Control

Party and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. Any Series Supplement may be amended in accordance with the manner described above and subject to additional requirements as set forth in such Series Supplement.

Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Master Issuer may fix a record date for determining which Holders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Master Issuer, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Master Issuer and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Master Issuer and the Guarantors in accordance with its terms.

Section 13.7 Amendments and Fees.

The Master Issuer, the Control Party and the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Related Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party and the Controlling Class Representative shall be entitled to be reimbursed by the Master Issuer only for the reasonable counsel fees incurred by the Control Party or the Controlling Class Representative in reviewing and approving any amendment or in providing any consents, and except as provided in the Control Party Agreement, neither the Control Party nor the Controlling Class Representative shall be entitled to any additional compensation in connection with any amendments or consents to this Base Indenture or to any Related Document.

ARTICLE XIV MISCELLANEOUS

Section 14.1 Notices.

(a)
Any notice or communication by the Master Issuer, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email (provided that such email may contain a link to a password-protected website containing such notice for which the recipient has granted access; provided, further, that any email notice to the Trustee other than an email containing a link to a password-protected website shall be in the form of an attachment of a .pdf or similar file) or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Master Issuer:

EWC Master Issuer LLC

5830 Granite Parkway, 3rd Floor Plano, Texas 75024

Attention: Gavin O’Connor If to the Manager:

EWC Ventures, LLC 5830 Granite Parkway

Plano, Texas 75024

If to the Master Issuer with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street Boston, MA 02199-3600

Attention: Patricia C. Lynch Facsimile: 617-235-9384

If to the Manager with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street Boston, MA 02199-3600

Attention: Patricia C. Lynch Facsimile: 617-235-9384

If to the Back-Up Manager:

FTI Consulting, Inc.

1166 Avenue of the Americas, 15th Floor New York, NY 10036

Attention: Back-Up Manager c/o Robert J. Darefsky Facsimile: 212-841-9350

Email: backupmanager@fticonsulting.com If to the Control Party:

Drivetrain Agency Services, LLC

410 Park Avenue, Suite 900, New York, NY 10022 Attention: Tim Daileader

Email: tdaileader@drivetrainllc.com If to the Trustee:

Citibank, N.A.

388 Greenwich Street New York, NY 10013

Attention: Agency & Trust – EWC Master Issuer LLC

Email: anthony.bausa@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

If to KBRA:

Kroll Bond Rating Agency, LLC 805 Third Avenue, 29th Floor New York, NY 10022

Attention: ABS Surveillance

E-mail: abssurveillance@kbra.com

If to an Enhancement Provider or an Hedge Counterparty:

At the address provided in the applicable Enhancement Agreement or the applicable Series Hedge Agreement.

(b)
The Master Issuer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Master Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c)
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one

(1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(d)
Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Related Document.

(e)
If the Master Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Control Party, the Controlling Class Representative and the Trustee at the same time.

(f)
Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)
Notwithstanding any other provision herein, for so long as EWC Ventures is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Master Issuer, or by the Master Issuer to the

Manager, shall be deemed to have been delivered to both the Master Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Master Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(g).

(h)
The Trustee (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Base Indenture, the Guarantee and Collateral Agreement or any documents executed in connection herewith or therewith sent by unsecured email or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Trustee an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Trustee email (of .pdf or similar files) (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 14.2 Communication by Holders With Other Holders.

Holders may communicate with other Holders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Master Issuer to the Controlling Class Representative, the Control Party or the Trustee to take any action under the Indenture or any other Related Document, the Master Issuer to the extent requested by the Controlling Class Representative, the Control Party or the Trustee shall furnish to the Controlling Class Representative, the Control Party and the Trustee (a) an Officer’s Certificate of the Master Issuer

in form and substance reasonably satisfactory to the Controlling Class Representative, the Control Party or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Related Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Master Issuer.

Section 14.4 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Related Document shall include:

(a)
a statement that the Person giving such certificate has read such covenant or condition;

(b)
a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)
a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)
a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Holders.

Section 14.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.9 Successors.

All agreements of the Master Issuer in the Indenture, the Notes and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, the Master Issuer must not assign its obligations or rights under the Indenture or any other Related Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10 Severability.

In case any provision in the Indenture, the Notes or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals.

This Base Indenture may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

Section 14.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 No Bankruptcy Petition Against the Securitization Entities.

Each of the Holders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document. In the event that any such Holder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Holder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Holder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Holder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Master Issuer and at its expense.

Section 14.15 Waiver of Jury Trial.

EACH OF THE MASTER ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction; Waivers.

Each of the Master Issuer and the Trustee hereby irrevocably and unconditionally:

(a)
submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)
consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Master Issuer or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)
waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17 Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, all Liens with respect to the disposed property created in favor of the Trustee for the benefit of the Secured Parties under the Base Indenture and the other Related Documents shall be automatically released, and upon request of the Master Issuer, the Trustee, at the written direction of the Control Party (who shall be entitled to, and may conclusively rely upon, an Officer’s Certificate of the Master Issuer certifying that all conditions precedent to such release have been satisfied), shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at the Master Issuer’s expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18 Calculation of Holdco Leverage Ratio and Senior ABS Leverage Ratio

(a)
Holdco Leverage Ratio. For purposes of making the computation of the Holdco Leverage Ratio (including, without limitation the calculation of Covenant Adjusted EBITDA used therein), investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued

operations, in each case with respect to an operating unit of a business, and any restructurings or reorganizations, that any of the Non-Securitization Entities has either determined to make or made during the preceding four Quarterly Collection Periods or subsequent to such preceding four Quarterly Collection Periods and on or prior to or simultaneously with the date as of which such computation is made (each, for purposes of the calculations described in this Section 14.18, a “pro forma event”) shall, at the discretion of the Manager, be calculated on a pro forma basis only assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Covenant Adjusted EBITDA resulting therefrom) had occurred on the first day of such preceding four Quarterly Collection Periods. If since the beginning of such period any Person that subsequently became a Non-Securitization Entity since the beginning of such preceding four Quarterly Collection Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations, in each case with respect to an operating unit of a business, that would have been subject to adjustment pursuant to this Section 14.18, then the Holdco Leverage Ratio shall, at the discretion of the Manager, be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger, consolidation, restructuring or reorganization had occurred at the beginning of the applicable preceding four Quarterly Collection Periods.

(b)
Senior ABS Leverage Ratio. For purposes of making the computation of the Senior ABS Leverage Ratio (including, without limitation the calculation of Net Cash Flow used therein), any pro forma event shall, at the discretion of the Manager, be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations, restructurings and reorganizations (and the change in Net Cash Flow resulting therefrom) had occurred on the first day of such preceding four Quarterly Collection Periods. If since the beginning of such period any Person that subsequently became a Securitization Entity since the beginning of such preceding four Quarterly Collection Periods shall have made any investment, acquisition, disposition, merger, consolidation, discontinued operation, restructurings or reorganizations in each case with respect to an operating unit of a business, that would have been subject to adjustment pursuant to this Section 14.18, then the Senior ABS Leverage Ratio shall, at the discretion of the Manager, be calculated giving pro forma effect for any related thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger, consolidation, restructurings or reorganizations had occurred at the beginning of the applicable preceding four Quarterly Collection Periods.

(c)
Calculations to be Made in Good Faith. For purposes of the calculations described in this Section 14.18, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to the Trustee (with respect to which the Trustee shall have no obligation of any nature whatsoever) to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event, and (2) all adjustments of the nature used in connection with the calculation of “Covenant Adjusted EBITDA” or “Net Cash Flow” as set forth in the definition thereof, to the extent such adjustments, without duplication, continue to be applicable to such preceding four Quarterly Collection Periods.

(d)
Changes in GAAP. If at any time any change in GAAP (including a conversion of Holdco’s financial reporting to IFRS) would affect the computation of any covenant, incurrence test or other restriction affecting any Securitization Entity or Non-Securitization Entity that is set forth in this Base Indenture or any Related Document (including the calculation of Covenant Adjusted EBITDA), and the Manager shall so request, with the consent of the Control Party, the Manager may amend the provisions of the Related Documents related to such covenant, incurrence test or other restriction to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such covenant, incurrence test or other restriction shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein. If the Manager notifies the Control Party that Holdco is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, Holdco cannot elect to report under U.S. generally accepted accounting principles).

Section 14.19 Instructions and Directions on Behalf of the Master Issuer.

Instructions, directions, notices or reports to be provided by the Master Issuer or any other Securitization Entity hereunder, may be provided by the Manager on behalf of the Master Issuer.

Section 14.1 Electronic Signatures and Transmission.

For purposes of this Base Indenture and any of the other Indenture Documents or Related Documents, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Indenture, Indenture Documents or Related Documents, that a document, including any Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission; provided that upon the request of any Noteholder that any of its Notes be delivered in physical form, the Master Issuer and the Trustee shall cooperate to deliver such Notes to such Noteholder in physical form as soon as reasonably practicable, but in no more than ten (10) Business Days from the date of such request in any event. Notwithstanding anything to the contrary in this Base Indenture, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Master Issuer, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly Authorized Officer as of the day and year first written above.

EWC MASTER ISSUER LLC, as Master Issuer

By:/s/ Gavin O’Connor

Name: Gavin O’Connor

Title: Chief Legal Officer

CITIBANK, N.A., not in its individual capacity, but solely as Trustee and as Securities Intermediary

By:/s/ Anthony Bausa

Name: Anthony Bausa

Title: Senior Trust Officer

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended. “1940 Act” means the Investment Company Act of 1940, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” means, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement.

“Actual Knowledge” means the actual knowledge of (i) in the case of EWC Ventures, in its individual capacity or in its capacity as Manager, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel or any Senior Vice President of EWC Ventures,

(ii)
in the case of any Securitization Entity, any manager or director (as applicable) or officer of such Securitization Entity who is also an officer of EWC Ventures described in clause (i) above,
(iii)
in the case of the Manager or any Securitization Entity, with respect to a relevant matter or event, an Authorized Officer of the Manager or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event, (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event or (v) with respect to any other Person, any member of senior management of such Person.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of the Base Indenture.

“Additional Notes” means any Series, Class, Subclass and Tranche of Notes and any additional Notes of an existing Series, Class, Subclass or Tranche of Notes, in each case, issued by the Master Issuer after the Closing Date.

“Additional Securitization Entity” means any entity that becomes a direct or indirect wholly-owned Subsidiary of the Master Issuer or any other Securitization Entity after the Closing Date in accordance with and as permitted under the Related Documents and is designated by the Master Issuer as an “Additional Securitization Entity” pursuant to Section 8.34 of the Base Indenture.

Annex A-2

“Advance Funding Administrative Agent” means Bank of America, N.A., and its successors and assigns in accordance with the terms of the Advance Funding Agreement.

“Advance Funding Agreement” means that certain advance funding agreement, entered into as of the Closing Date, among the Advance Funding Administrative Agent, the Securitization Entities, the Manager and each Advance Funding Provider party thereto, as such agreement may be amended, amended and restated or otherwise modified from time to time.

“Advance Funding Provider” means, initially, Bank of America, N.A., and any other advance funding provider pursuant to the terms of the Advance Funding Agreement from time to time.

“Advance Funding Provider Fee” has the meaning set forth in the Advance Funding Agreement.

“Advance Funding Provider Fee Cap” means an amount per annum equal to 1.00% of the Maximum Advance Amount.

“Advance Funding Reserve Account” has the meaning specified in Section 5.5(a) of this Base Indenture.

“Advance Funding Reserve Account Required Amount” means an amount equal to the lesser of (i) (x) the Senior Notes Interest Reserve Amount minus (y) the aggregate amount of all funds on deposit in the Advance Funding Reserve Account and (ii) the product of (x) 25% and

(y) the amount of funds available in the Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xii) of the Priority of Payments.

“Advance Funding Reserve Period” means any period that begins on any Quarterly Payment Date on which the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.85x and that ends on any subsequent Quarterly Payment Date on which the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is equal to or exceeds 1.85x; provided, the thresholds set forth in this definition may be increased at the request of the Master Issuer upon delivery of an Officer’s Certificate from the Master Issuer to the Trustee, the Control Party and the Back-Up Manager, certifying that such increase does not materially adversely affect the Noteholders, unless any Advance Funding Reserve Period is in effect, in which case the approval of each noteholder of each Series of applicable Notes shall be required.

“Advance Funding Reserve Release Amount” has the meaning specified in Section 5.14(k)(xii) hereof.

“Advance Funding Reserve Release Event” has the meaning specified in Section 5.14(k)(xii) hereof.

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3.0% per annum (compounded monthly).

Annex A-3

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; provided, however, that no equity holder of Holdco or any Affiliate of such equity holder shall be deemed to be an Affiliate of any Non-Securitization Entity or any Securitization Entity. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control.”

“After-Acquired Securitization IP” means all Intellectual Property (other than Excluded IP) created, developed, authored or acquired by or on behalf of, or (to the extent of the rights licensed) licensed to or on behalf of, the Franchisor or any additional Securitization Entities after the Closing Date pursuant to the IP License Agreements or otherwise, including, without limitation, all Manager-Developed IP and all Licensee-Developed IP.

“Agent” means any Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Allocated Note Amount” means, as of any date of determination, an amount equal to the greater of (x) zero and (y) with respect to (i) any Franchise Asset or Securitized Supply Agreement in existence on the Closing Date, the pro rata portion of $400,000,000 allocated to such asset on the Closing Date based on such asset’s expected contribution to Retained Collections as estimated by the calculation of Transaction-adjusted Securitized Net Cash Flow and (ii) any Franchise Asset or Securitized Supply Agreement arising or entered into after the Closing Date, the Outstanding Principal Amount of the Notes allocated to such asset, on the date such asset was included in the Securitized Assets, based on such asset’s contribution to Retained Collections during the then- most recently ended four Quarterly Collection Periods (or in the case of the first four Quarterly Collection Periods, the estimated Retained Collections). With respect to any Franchise Asset or Securitized Supply Agreement that does not have a four Quarterly Collection Period operating period as of the date such asset was included in the Securitized Assets, such asset’s contribution to Retained Collections will equal (a) in the case of a New Franchise Agreement or New Multi- Unit Development Agreement, the average of all collected Franchisee Payments under all Franchise Agreements or Multi-Unit Development Agreements, as the case may be, during the four (4) Quarterly Collection Periods ending as of the date such Franchise Agreement or Multi- Unit Development Agreement, as the case may be, was included in the Securitized Assets, and (b) in the case of a Securitized Supply Agreement, the average of all Product Cash Profit Amounts with respect to such Securitized Supply Agreement during the twelve-month period after such inclusion.

“Annual Accountants’ Report” has the meaning set forth in Section 4.1(d) of the Base Indenture.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of

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Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Applicants” has the meaning set forth in Section 2.7(a) of the Base Indenture.

“Asset Disposition Collections” has the meaning set forth in Section 8.16 of the Base Indenture.

“Asset Disposition Proceeds” means, with respect to any disposition of property by a Securitization Entity, other than dispositions resulting in Asset Disposition Collections, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such disposition (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable property and that is required to be repaid in connection with such disposition (other than Indebtedness under the Notes) to the extent such principal amount is actually repaid, (B) the reasonable and customary out-of-pocket expenses incurred by the Securitization Entities in connection with such disposition and (C) income Taxes reasonably estimated to be actually payable within two (2) years of such disposition as a result of any gain recognized in connection therewith.

“Asset Disposition Proceeds Account” means the account established with the Trustee or maintained in the name of the Master Issuer, subject to an Account Control Agreement, and pledged to the Trustee, into which the Manager is required to cause Asset Disposition Proceeds to be deposited pursuant to Section 5.12(g) of the Base Indenture or any successor account established for the Master Issuer by the Manager for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.2(b) of the Base Indenture.

“Asset Disposition Reinvestment Period” has the meaning specified in Section 5.12(g) of the Base Indenture.

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the Manager authorized to act on behalf of such Securitization Entity; (ii) EWC Ventures, in its individual capacity and in its capacity as the Manager, any officer who is directly responsible for managing the Retained Corporate-Owned Center Business or otherwise authorized to act for EWC Ventures or any other officer of EWC Ventures who is authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) Holdco, in its individual capacity, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Treasurer or any Senior Vice President of Holdco, (iv) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer;

(v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter; or (vi) the Advance Funding Administrative Agent, any officer of the Advance Funding Administrative Agent who is duly authorized to act for the Advance Funding Administrative Agent with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the

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authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Back-Up Management and Consulting Agreement, dated as of the Closing Date, by and among the Master Issuer, the other Securitization Entities party thereto, the Manager, the Trustee and the Back-Up Manager, as amended, supplemented or otherwise modified from time to time.

“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back- Up Manager.

“Back-Up Manager Consent Consultation Fees” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager Fees” has the meaning set forth in the Back-Up Management Agreement.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Base Indenture, dated as of the Closing Date, by and among the Master Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplement.

“Base Indenture Account” means any account or accounts authorized and established pursuant to the Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of the Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of the Base Indenture.

“Board of Directors” means the Board of Directors of any corporation or any unlimited company, or any authorized committee of such Board of Directors.

“Book-Entry Notes” means beneficial interests in the Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Branded Products” means European Wax Center branded retail products.

“Business Day” means any day other than Saturday or Sunday or any other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of Texas, New York, New York or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

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“Capitalized Lease Obligations” means the obligations of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Indenture, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Capped Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Collection Period, an amount equal to the lesser of

(a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which

(i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Notes Administrative Expenses previously paid on each preceding Weekly Allocation Date that occurred (x) in the case of a Weekly Allocation Date occurring during the period beginning on the Closing Date and ending on the date on which 24 full and consecutive Weekly Collection Periods have occurred, since the Closing Date and (y) in the case of a Weekly Allocation Date occurring during any successive period of 24 consecutive Weekly Collection Periods after the period in clause (x), since the beginning of such period.

“Capped Securitization Operating Expense Amount” means, for any Weekly Allocation Date that occurs during each calendar year, the amount by which $500,000 exceeds the aggregate Securitization Operating Expenses already paid during such period; provided, however, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, (x) the Capped Securitization Operating Expense Amount shall automatically be increased by an additional $750,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and (y) the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expense Amount as calculated above solely in order to provide for the reimbursement of any such increased fees and expenses incurred by the Back- Up Manager that are not reimbursed through the increase in the Capped Securitization Operating Expense Amount described in clause (x) above.

“Cash Collateral” has the meaning set forth in Section 5.14(d)(iii) of the Base Indenture. “Cash Collateralized Letter of Credit” means any letter of credit that is 100% cash collateralized.

“Cash Trap Reserve Account” means the reserve account no. 13214000 entitled “Citibank,

N.A. f/b/o EWC Master Issuer LLC, Cash Trap Reserve Account”, which account is required to be maintained by the Trustee for the purpose of trapping cash upon the occurrence of a Cash Trapping Event, or any successor securities account established pursuant to the Base Indenture.

“Cash Trapping Amount” means, for any Weekly Allocation Date during a Cash Trapping Period, an amount equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xii) of the Priority of Payments (but with respect to the first

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Weekly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date); provided that, for any Weekly Allocation Date following the occurrence and during the continuation of a Rapid Amortization Event, or an Event of Default, the Cash Trapping Amount will be zero.

“Cash Trapping DSCR Threshold” means a DSCR equal to 1.75x.

“Cash Trapping Event” means, as of any Quarterly Payment Date, that the DSCR calculated as of the immediately preceding Quarterly Calculation Date is less than the Cash Trapping DSCR Threshold.

“Cash Trapping Percentage” means, with respect to any Weekly Allocation Date during a Cash Trapping Period, a percentage equal to (i) 50%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.75x but equal to or greater than 1.50x, and (ii) 100%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.50x.

“Cash Trapping Period” means any period that begins at the close of business on any Quarterly Payment Date on which the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than the Cash Trapping DSCR Threshold and will end on the first Quarterly Payment Date on which the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is equal to or exceeds the Cash Trapping DSCR Threshold.

“Cash Trapping Release Amount” means, (i) with respect to any Cash Trapping Release Date on which a Cash Trapping Period is no longer in effect, the full amount on deposit in the Cash Trap Reserve Account, and (ii) with respect to any other Cash Trapping Release Date, 50% of the aggregate amount deposited to the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, after having been reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date (i) on which a Cash Trapping Period is no longer continuing or (ii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date, the applicable Cash Trapping Percentage was equal to 100%.

“Casualty Reinvestment Period” has the meaning specified in Section 5.12(h) of the Base Indenture.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager constituting fraud, dishonesty, negligence, misconduct or other deliberate action which causes injury to any Securitization Entity or an act by such Independent Manager involving moral turpitude or a serious crime, (ii) that such Independent Manager no longer meets the definition of “Independent Manager” as set forth in the applicable Securitization Entity’s Charter Documents or (iii) a material increase in fees charged by such Independent Manager; provided, that the Independent Manager may only be removed for Cause pursuant to this clause (iii) with the consent of the Control Party.

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“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of the Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of the Base Indenture. “CCR Candidate” has the meaning set forth in Section 11.1(b) of the Base Indenture. “CCR Election” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(b) of the Base Indenture. “CCR Election Period” has the meaning set forth in Section 11.1(c) of the Base Indenture. “CCR Nomination” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of the Base Indenture.

“CCR Quorum Amount” means 50% of the sum of (x) the Outstanding Principal Amount (with respect to any Notes of the Controlling Class other than Class A-1 Notes) and (y) the Class A-1 Notes Voting Amount of the Notes of the Controlling Class as of the CCR Voting Record Date.

“CCR Re-election Event” means any of the following events: (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a written request for an election for a Controlling Class Representative from a Majority of the Controlling Class Members, which election will be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative, (vi) there is no Controlling Class Representative and the Control Party requests an election be held or (vii) at any time the Majority of the Controlling Class Members is acting as Transition Control Party, a Warm Back-Up Management Trigger Event or a Hot Back- Up Management Trigger Event occurs; provided, that with respect to a CCR Re-election Event that occurs as a result of clauses (iv) and (vi), no CCR Re-election Event will be deemed to have occurred if it would result in more than two (2) CCR Re-election Events occurring in a single calendar year. Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee will deliver to the noteholders via the Applicable Procedures of the Clearing Agency, the Class A-1 Administrative Agent, the Master Issuer, the Manager, the Back-Up Manager and the Control Party a notice setting forth the name and address of the new Controlling Class Representative.

“CCR Voting Amount” means (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and, in each case, with respect to which votes were submitted.

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“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of the Base Indenture.

“Centers” means, as of any date of determination, (i) any waxing centers operated in the United States under the European Wax Center Brand and (ii) any waxing centers located outside of the United States and subject to Contributed Franchise Agreements (it being understood that the Non-Securitization Entities have no obligation to contribute any Franchise Agreements for waxing centers located outside of the United States to the Franchisor).

“Charter Documents” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, by-laws, memorandum of association, articles of association, or such other similar document, as applicable to such entity in effect at such time.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement, which may include Subclasses or Tranches.

“Class A-1 Administrative Agent” means, with respect to any Series of Class A-1 Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement or Variable Funding Note Purchase Agreement.

“Class A-1 Commitment Fee Adjustment Amount” means, for any Series of Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as the “Class A-1 Commitment Fee Adjustment Amount” in the applicable Series Supplement or Variable Funding Note Purchase Agreement.

“Class A-1 Interest Adjustment Amount” means, for any Series of Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Class A-1 Interest Adjustment Amount” in the applicable Series Supplement or Variable Funding Note Purchase Agreement.

“Class A-1 Notes” means any Notes alphanumerically designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Notes Accrued Quarterly Commitment Fee Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period, and with respect to any Series of Class A-1 Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Weekly Allocation Date on such Series of Class A-1 Notes that is identified as “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” in the applicable Series Supplement or Variable Funding Note Purchase Agreement.

“Class A-1 Notes Administrative Expenses” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Notes Administrative Expenses” in each applicable Series Supplement or Variable Funding Note Purchase Agreement.

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“Class A-1 Notes Amortization Event” means any event designated as a “Class A-1 Notes Amortization Event” in any Series Supplement or Variable Funding Note Purchase Agreement.

“Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.8(a)(iv) of the Base Indenture.

“Class A-1 Notes Maximum Principal Amount” means, with respect to each Series of Class A-1 Notes Outstanding, the aggregate maximum principal amount of such Series of Class A-1 Notes as identified in the applicable Series Supplement or Variable Funding Note Purchase Agreement as reduced by any permanent reductions of commitments with respect to such Series of Class A-1 Notes and any cancellations of repurchased Class A-1 Notes thereunder.

“Class A-1 Notes Other Amounts” means all amounts due and payable pursuant to any Variable Funding Note Purchase Agreement that are identified as “Class A-1 Notes Other Amounts” in such Variable Funding Note Purchase Agreement.

“Class A-1 Notes Renewal Date” means, with respect to any Series of Class A-1 Notes, the date identified as the “Class A-1 Notes Renewal Date” in the applicable Series Supplement or Variable Funding Note Purchase Agreement.

“Class A-1 Notes Voting Amount” has the meaning set forth in Section 2.1(b)(i) of the Base Indenture or Variable Funding Note Purchase Agreement.

“Class A-1 Quarterly Commitment Fee Amounts” means, for any Interest Accrual Period, with respect to each Series of Class A-1 Notes Outstanding, the aggregate amount of commitment fees due and payable, with respect to such Interest Accrual Period, on such Series of Class A-1 Notes that is identified as “Class A-1 Quarterly Commitment Fee Amounts” in the applicable Series Supplement or Variable Funding Note Purchase Agreement. “Class A-1 Quarterly Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.14(b)(iii) of the Base Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the 1934 Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Banking, societe anonyme and any successor entity. “Closing Date” means April 6, 2022.

“Closing Date Securitization IP” means all Intellectual Property (other than the Excluded IP and Excepted Securitization IP Assets) created, developed, authored, acquired or owned by or on behalf of, or (to the extent of the rights licensed) licensed to or on behalf of, Manager, the Holding Company Guarantor, the Master Issuer, any other IP Contributing Non-Securitization Entity, or the Franchisor as of the Closing Date covering, reading on, embodied in or otherwise relating to (i) the European Wax Center System or European Wax Center Brand, (ii) products or

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services sold or distributed via the European Wax Center System under the European Wax Center Brand, (iii) the Centers, or (iv) the Franchised Center Business.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Business Documents” means, collectively, the Franchise Documents, the Securitized Supply Agreements and the Contribution Agreements.

“Collateral Exclusions” has the meaning set forth in Section 3.1(a) of the Base Indenture.

“Collateral Protection Advance” means any advance of (a) payment of taxes, rent, assessments, insurance premiums, and other related or similar costs and expenses necessary to protect, preserve or restore the Collateral and (b) payments of any Securitization Operating Expenses (excluding (i) any indemnification obligations, (ii) business and/or asset related operating expenses, (iii) fees and expenses of external legal counsel that are not directly related to the maintenance or preservation of the Collateral, and (iv) damages, costs, or expenses relating to fraud, bad faith, willful misconduct, violations of law, bodily injury, property damage or misappropriation of funds) to the extent not previously paid pursuant to a Manager Advance.

“Collateral Protection Payment Request” has the meaning set forth in Section 5.3(d) of the Base Indenture.

“Collateral Protection Payments” means any payment of (a) taxes, rent, assessments, insurance premiums and other costs and expenses necessary to protect, preserve or restore the Collateral and (b) any expenses of any Securitization Entity, to the extent not previously paid pursuant to a Manager Advance.

“Collateral Protection Withdrawal Cap” means, for the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, an amount such that, immediately after giving effect to the withdrawal of such amount from such account, there would be an amount remaining in such account equal to (x) with respect to the Senior Notes Interest Reserve Account, the Senior Notes Quarterly Interest Amount due on the next Quarterly Payment Dates (assuming (i) that amounts available under each Variable Funding Note Purchase Agreement at such time (after giving effect to any commitment reductions and corresponding principal payments on such date) are fully drawn and (ii) the rate on each Class A-1 Note is equivalent to the rate on a Class A-2 Note with the shortest time until its Series Anticipated Repayment Date) or (y) with respect to the Senior Subordinated Notes Interest Reserve Account, the Senior Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date.

“Collateral Transaction Documents” means the Contribution Agreements, the Charter Documents of each Securitization Entity, the IP License Agreements, the Control Party Agreement,

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the Account Control Agreements, the Management Agreement and the Back-Up Management Agreement.

“Collateralized Letters of Credit” has the meaning set forth in Section 5.14(d)(iii) of the Base Indenture.

“Collection Account” means account no. 13214400 entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Collection Account”, which account is required to be maintained by the Trustee pursuant to Section 5.7 of the Base Indenture or any successor securities account maintained pursuant to Section 5.7 of the Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.8 of the Base Indenture.

“Collections” means, with respect to each Weekly Collection Period, all amounts received by or for the account of the Securitization Entities during such Weekly Collection Period, including (without duplication):

(i)
Royalty Payments deposited into any Concentration Account;

(ii)
Franchise Fees deposited into any Concentration Account;

(iii)
Other Franchisee Payments deposited into any Concentration Account;

(iv)
all amounts received under the IP License Agreements and all other license fees, including Retained Corporate-Owned Center IP License Fees and other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(v)
Product Revenue Payments deposited into any Concentration Account or Distributor Operating Account;

(vi)
Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and (without duplication) all other amounts received upon the disposition of the Securitized Assets, including proceeds received upon the disposition of property expressly excluded from the definition of Asset Disposition Proceeds, in each case that are required to be deposited into any Concentration Account or the Collection Account;

(vii)
the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date;

(viii)
Investment Income earned on amounts on deposit in the Accounts, provided, that Investment Income will only be considered “Collections” if it is greater than or equal to $100 per Account with respect to such Weekly Collection Period;

(ix)
equity contributions made to the Master Issuer directed to be deposited to any Concentration Account;

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(x)
to the extent not otherwise included above, payments from Franchisees or any other Person in respect of Excluded Amounts deposited in any Concentration Account or otherwise included in Collections; and

(xi)
any other payments or proceeds received with respect to the Securitized

Assets.

“Commitment” has the meaning set forth in the applicable Series Supplement. “Company Order” means a written order or request signed in the name of the Master Issuer by any Authorized Officer of the Master Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national out-of-home waxing service concept (including a Franchisee); provided, however, that (i) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of less than 5.0% of the Equity Interests in a “Competitor” and (ii) a franchisee will only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept; and provided, further, that (iii) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of between 5.0% and 15% of the Equity Interests in a “Competitor” so long as (a) such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a noteholder or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national out-of-home waxing service concept and (b) such Person is a passive investor in a “Competitor” as described in Rule 13d-1(b)(1) of the 1934 Act (or would be described as a passive investor under such rule if the “Competitor” were a publicly-traded company and the securities held were publicly-traded equity securities) and is not a franchisor, franchisee, owner (other than in its capacity as a passive investor as described in Rule 13d-1(b)(1) of the 1934 Act) or operator of a large regional or national out-of-home waxing service concept (including a Franchisee).

“Concentration Accounts” means one or more deposit accounts maintained in the name of the Master Issuer, the Franchisor, the Distributor or any other Securitization Entity, as applicable, in each case that is required to be subject to an Account Control Agreement, and required to be pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.12(e) of the Base Indenture or any successor account established for the Master Issuer, the Franchisor or the Distributor, as applicable, for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.12(b) of the Base Indenture.

“Concentration Reserve Amount” means, as of any date of determination, an amount determined by the Manager to be retained in one or more Concentration Account(s) for working capital expenses not to exceed an aggregate amount equal to the greater of (x) 2.5% of Retained Collections and (y) $2,500,000.

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“Consent Recommendation” means a written recommendation by the Control Party to the Controlling Class Representative with respect to any Consent Request that requires the consent of the Controlling Class Representative.

“Consent Request” means any request for a direction, waiver, amendment, consent or certain other action under the Related Documents.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for such period.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and

(y)
any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributed Assets” means all assets contributed under the Contribution Agreements. “Contributed Franchise Agreements” means all Franchise Agreements and related guaranty agreements existing as of the Closing Date that are contributed to any Securitization

Entity on the Closing Date pursuant to the applicable Contribution Agreements.

“Contributed Multi-Unit Development Agreements” means all Multi-Unit Development Agreements and related guaranty agreements existing as of the Closing Date that are contributed to any Securitization Entity on the Closing Date pursuant to the applicable Contribution Agreements to any Securitization Entity on the Closing Date pursuant to the applicable Contribution Agreements.

Annex A-15

“Contributed Securitized Supply Agreements” means all Supply Agreement existing as of the Closing Date that are contributed to the Distributor on the Closing Date pursuant to the applicable Contribution Agreements.

“Contribution Agreements” means the following agreements:

1.
EW P&T, LLC – EWC Franchisor LLC Contribution Agreement, dated as of April 6, 2022, between EW P&T, LLC and EWC Franchisor LLC.

2.
EW Holdco, LLC – EWC Holding Guarantor LLC (Equity Interests of Franchisor) – Contribution Agreement, dated as of April 6, 2022, between EW Holdco, LLC and EW Holding Guarantor LLC.

3.
EWC Holding Guarantor LLC – EWC Master Issuer LLC (Equity Interests of Franchisor) – Contribution Agreement, dated as of April 6, 2022, between EW Holding Guarantor LLC and EWC Master Issuer LLC.

4.
EW Holdco, LLC – EWC Holding Guarantor LLC (Franchise Agreements, Area Development Agreements and Supply Agreements) – Contribution Agreement, dated as of April 6, 2022, between EW Holdco, LLC and EWC Holding Guarantor LLC.

5.
EWC Holding Guarantor LLC – EWC Master Issuer LLC (Franchise Agreements, Area Development Agreements and Supply Agreements) – Contribution Agreement, dated as of April 6, 2022, between EWC Holding Guarantor LLC and EWC Master Issuer LLC.

6.
EWC Master Issuer LLC – EWC Franchisor LLC (Franchise Agreements and Area Development Agreements) – Contribution Agreement, dated as of April 6, 2022, between EWC Master Issuer LLC and EWC Franchisor LLC.

7.
EWC Master Issuer LLC – EWC Distributor LLC (Supply Agreements), dated as of April 6, 2022, between EWC Master Issuer LLC and EWC Distributor LLC.

“Control Party” means Drivetrain Agency Services, LLC, as Control Party, under the Control Party Agreement, and any successor thereto.

“Control Party Agreement” means the Control Party Agreement, dated as of the Closing Date, entered into by and among the Control Party, the Securitization Entities, the Manager and the Trustee.

“Control Party Fee” has the meaning set forth in the Control Party Agreement. “Control Party Standard” has the meaning set forth in the Control Party Agreement.

“Control Party Termination Event” has the meaning set forth in the Control Party Agreement.

Annex A-16

“Control Party Transition Period” has the meaning set forth in the Control Party Agreement.

“Control Party Transition Period Actions” has the meaning set forth in Section 11.4(g) of the Base Indenture.

“Controlled Foreign Corporation” has the meaning given to such term in Section 957 of the Code.

“Controlled Group” means a group of trades or businesses that includes any trade or business (whether or not incorporated) that, together with any Securitization Entity, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series of Notes then Outstanding.

“Controlling Class Member” means, with respect to a Book-Entry Note of the Controlling Class, a Note Owner of such Note, and with respect to a Definitive Note of the Controlling Class, a Noteholder of such Definitive Note (excluding, in each case, any Securitization Entity or Affiliate thereof).

“Controlling Class Representative” means, at any time during which one or more Series of Notes is outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of the Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of the Base Indenture, the Control Party will be entitled (but not required) to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Control Party Termination Events.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.” “Corporate Trust Office” means the corporate trust office of the Trustee at (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust – EWC Master Issuer LLC and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust – EWC Master Issuer LLC or call 1- (888) 855-9695 to obtain Citibank, N.A. account manager’s email address, or such other address as the Trustee may designate from time to time by notice to the holders, the Rating Agency and the Master Issuer or the principal corporate trust office of any successor Trustee.

“Corporate-Owned Centers” means any Center and any Future Brand store owned and operated by a Non-Securitization Entity or a Securitization Entity; provided, that with respect to any such Future Brand stores, such stores are operated in the United States.

“Covenant Adjusted EBITDA” means net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of items that European Wax Center does not consider in its evaluation of the ongoing performance of its core operations, which adjustments may include,

Annex A-17

among others, (i) purchase accounting adjustments, (ii) management fees, (iii) information technology system upgrade costs, (iv) transaction fees, (v) stock offering-related costs, (vi) compensation expense, (vii) severance costs, (viii) pre-opening costs, (ix) early lease termination costs, (x) gain (loss) from the early extinguishment of indebtedness or hedging obligation, (xi) gain (loss) attributable to asset disposition, and (xii) other costs, charges and gains that European Wax Center believes does not reflect its underlying business performance.

“Cut-Off Date” is on or about April 3, 2022.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (i) the Senior Notes Quarterly Interest Amount plus (ii) the Senior Subordinated Notes Quarterly Interest Amount plus (iii) the Class A-1 Quarterly Commitment Fee Amount plus (iv) with respect to any Class of Senior Notes Outstanding, the aggregate amount of Scheduled Principal Payments due and payable on such Quarterly Payment Date, as such Scheduled Principal Payments may be ratably reduced by the aggregate amount of any (A) payments of Indemnification Amounts, Asset Disposition Proceeds or Insurance/Condemnation Proceeds, (B) repurchases and cancellations of such Class of Notes or (C) optional prepayments of principal of such Class of Notes, but without giving effect to any reductions of Scheduled Principal Payments available due to the satisfaction of the applicable Series Non-Amortization Test. For the purposes of calculating the DSCR as of the first Quarterly Payment Date after the Closing Date, Debt Service will be deemed to be the sum of (A) the product of (x) the sum of the amounts referred to in clauses (i), (ii) and (iii) of the definition of “Debt Service” multiplied by (y) a fraction, the numerator of which is ninety (90) and the denominator of which is the actual number of days elapsed during the period commencing on and including the Closing Date and ending on but excluding the first Quarterly Payment Date after the Closing Date, plus (B) the amount referred to in clause (iv) of the definition of “Debt Service.” For purposes of determining whether a Manager Termination Event or an Event of Default has occurred, the DSCR will be calculated without any application of clause (iv) of the definition of “Debt Service” (the DSCR so calculated, the “Interest-Only DSCR”).

“Debt Service Advance” means an advance made on or prior to a Quarterly Payment Date in an amount equal to the excess of the Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date over the amount on deposit in the Indenture Trust Accounts (or under the Interest Reserve Letter of Credit) that are available and required to be used to pay such amount on such Quarterly Payment Date in accordance with Section 5.14(a) of this Base Indenture.

“Debt Service Shortfall” means that, as of any Quarterly Calculation Date (after any Quarterly Reallocation Event and other reallocation of amounts pursuant to Section 5.14(a)(ii) on such date, as applicable), the funds available in the Senior Notes Interest Payment Account and the Senior Notes Interest Reserve Account (and amounts available to be drawn from any Interest Reserve Letter of Credit relating to the Senior Notes) are insufficient to pay the Senior Notes Quarterly Interest Amount due on the related Quarterly Payment Date.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Series” has the meaning set forth in Section 12.1(c) of the Base Indenture.

Annex A-18

“Definitive Notes” has the meaning set forth in Section 2.12(a) of the Base Indenture. “Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Master Issuer, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Distributor” means EWC Distributor LLC, a Delaware limited liability company, and its successors and assigns.

“Distributor IP License” means the Distributor IP License, dated as of the Closing Date, by and between the Franchisor and Distributor, as amended, supplemented or otherwise modified from time to time.

“Distributor Operating Account” means one or more accounts maintained in the name of the Distributor and subject to an Account Control Agreement, into which the Manager is required to cause amounts to be deposited pursuant to Section 5.12(c) of the Base Indenture or any successor account established for the Distributor for such purpose pursuant to the Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.2(b) of the Base Indenture.

“Distributor Working Capital Reserve Amount” means, as of any date of determination, an amount determined by the Manager to be retained in a Distributor Operating Account for working capital expenses not to exceed, in the aggregate for all Distributor Operating Accounts, (A) during the first four (4) Quarterly Collection Periods following the Closing Date, $7,500,000, and (B) thereafter, the greater of (i) $7,500,000 and (ii) 15% of the aggregate Product Cash Profit Amounts for the preceding four (4) Quarterly Collection Periods.

“DSCR” means, as of any Quarterly Payment Date, an amount equal to (i) the Net Cash Flow over the four (4) immediately preceding Quarterly Collection Periods, divided by (ii) the Debt Service with respect to such four (4) Quarterly Collection Periods; provided that, for purposes of calculating the DSCR as of the first three (3) Quarterly Calculation Dates, (a) “Net Cash Flow” for the Quarterly Collection Period ending in the calendar quarter ended September 25, 2021 will be deemed to be $20,311,445, “Net Cash Flow” for the Quarterly Collection Period ending in the calendar quarter ended December 25, 2021 will be deemed to be $17,061,594 and “Net Cash Flow” for the Quarterly Collection Period ending in the calendar quarter ended March 26, 2022, will be calculated by the Manager at the time of the first Quarterly Calculation Date and will be based on the financial results of EWC Ventures for the fiscal quarter ended March 26, 2022 and (b) clause

(ii) of such DSCR calculation will be deemed to equal the Debt Service measured for the most recently ended Quarterly Collection Period times four (4).

“DTC” means The Depository Trust Company and any successor thereto.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

Annex A-19

“Eligible Assets” means any asset (other than real property) useful to the Securitization Entities in the operation of their business or assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements and (ii) assets intended to generate revenue for the Securitization Entities.

“Eligible Investments” means (a) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank or trust company that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A-1+” (or then equivalent grade) by S&P and, if it has a short-term rating by KBRA, at least “K1” by KBRA and (iii) has combined capital and surplus of at least

$1,000,000,000, in each case with maturities of not more than one (1) year from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “P-1” (or the then equivalent grade) by Moody’s and at least “A-1+” (or the then equivalent grade) by S&P and, if it has a short-term rating by KBRA, at least “K1” by KBRA, with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (a) above and (e) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the 1940 Act, which have the highest rating obtainable from Moody’s and S&P and, if it has a short-term rating by KBRA, at least “K1” by KBRA, and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a) though (d) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to the Business Day prior to the immediately succeeding Weekly Allocation Date.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, established, maintained or contributed to by a Securitization Entity, or with respect to which any Securitization Entity has any liability.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Holders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Master Issuer in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of the Base Indenture or Variable Funding Note Purchase Agreement.

Annex A-20

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement or Variable Funding Note Purchase Agreement.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interest” means any (a) membership interest in any limited liability company,

(b)
general or limited partnership interest in any partnership, (c) common, preferred or other stock interest in any corporation, (d) share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (e) ownership or beneficial interest in any trust or (f) option, warrant or other right to convert any interest into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“European Wax Center” means European Wax Center, Inc. and its Subsidiaries. “European Wax Center Brand” means the European Wax Center® name and European

Wax Center Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing.

“European Wax Center System” means the system of centers operating under the European Wax Center Brand.

“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:

(a)
a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any

Annex A-21

substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)
such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c)
the Board of Directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of the Base Indenture. “EWC Marketing Subsidiaries” means EWC MFund, LLC, a Florida limited liability company, and EWC Co-Op Fund, LLC a Florida limited liability company.

“EWC Systemwide Sales” means, with respect to any Quarterly Calculation Date, gross sales from same-day services, retail sales and cash collected from Wax Passes, in each case, from all Centers in the European Wax Center System for the four (4) Quarterly Collection Periods ended immediately prior to such Quarterly Calculation Date.

“Excepted Securitization IP Assets” means (i) any right to use third-party Intellectual Property pursuant to a license to the extent such rights are not able or permitted to be pledged; and

(ii)
any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the PTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d); provided, that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, such Trademark application will cease to be considered an Excepted Securitization IP Asset.

“Excess Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Excluded Amounts” means, among other things, (i) fees and expenses paid by or on behalf of any Securitization Entity in connection with registering, maintaining and enforcing the Securitization IP, third-party licensing fees and information technology-related expenses, (ii) account expenses and fees paid to the banks at which the Management Accounts are held,

(iii)
Marketing Fund Contributions (to the extent that any Marketing Fund Contributions are not paid directly to an EWC Marketing Subsidiary), (iv) insurance and condemnation proceeds

Annex A-22

payable by the Securitization Entities to Franchisees, (v) amounts in respect of sales Taxes and other comparable Taxes and other amounts received from Franchised Centers that are due and payable to a Governmental Authority or other unaffiliated third party, (vi) any statutory Taxes included in Collections, but required to be remitted to a Governmental Authority, (vii) amounts paid by Franchisees in respect of fees or expenses payable to unaffiliated third parties for services provided to Franchisees, (viii) amounts in respect of any commissions payable by or on behalf of any Securitization Entity to any area representatives in respect of Royalty Payments received from applicable Franchisees, (ix) amounts paid by Franchisees relating to corporate services provided by the Manager, including employee training, point-of-sale system maintenance and support, gift card and Wax Pass administration, security and maintenance of other information technology systems, to the extent such services are not provided by the Manager pursuant to the Management Agreement, (x) any amounts that are held for payment or indemnification obligations owed by the Franchisor to any third-party payment processor, (xi) any amounts that cannot be transferred to a Concentration Account due to applicable law and (xii) any other amounts deposited into any Concentration Account or otherwise included in Collections that are not required to be deposited into the Collection Account.

“Excluded IP” means (a) any commercially available, off-the-shelf, uncustomized (other than Software and system configurations) Software licensed on standard terms and conditions to or on behalf of any Non-Securitization Entity, (b) rights to any (i) Intellectual Property that arise out of any marketing, advertising, endorsement, sponsorship or other similar third-party arrangements and (ii) social media accounts, names and other identifiers, that are, in each case ((i) and (ii)), conducted and used solely locally by any Franchisees or Centers (and are not conducted across the European Wax Center System or Franchised Center Business), and (c) any Intellectual Property existing in any country other than the United States, unless the Manager, in its sole discretion, causes such Intellectual Property to be created, developed, authored or acquired by or on behalf of, or licensed from any unaffiliated third party to or on behalf of, the Franchisor or another Securitization Entity.

“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Anticipated Repayment Date) with respect to such Series or Class to the Series Anticipated Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement or, to the extent applicable, Variable Funding Note Purchase Agreement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Financial Assets” has the meaning set forth in Section 5.9(b) of the Base Indenture. “Foreign Subsidiary Holding Company” has the meaning set forth in Section 3.1(a) of the

Base Indenture.

“Franchise Agreement” means a franchise agreement (including any related service or license agreement) whereby a Franchisee agrees to operate a Center.

Annex A-23

“Franchise Assets” means, with respect to the Franchisor, (A) the Contributed Franchise Agreements, the Contributed Multi-Unit Development Agreements, and all Royalty Payments, Franchise Fees and Other Franchisee Payments payable thereunder or in respect thereof; (B) the New Franchise Agreements, the New Multi-Unit Development Agreements and all Royalty Payments, Franchise Fees and Other Franchisee Payments payable thereunder or in respect thereof;

(C)
all rights to enter into New Franchise Agreements and New Multi-Unit Development Agreements; and (D) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged, or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to the Franchisor under the Franchise Agreements or the Multi-Unit Development Agreements, as applicable, and all guarantees of such obligations and the rights evidenced by or reflected in the Franchise Agreements or the Multi-Unit Development Agreements, as applicable.

“Franchise Documents” means all Franchise Agreements (including master franchise agreements and related service or license agreements), Multi-Unit Development Agreements and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchise Fee” means the initial franchise fee payable by a Franchisee in connection with signing a Franchise Agreement.

“Franchised Center Business” means the business of owning and operating the Franchised Centers and the provision of ancillary goods and services in connection therewith.

“Franchised Centers” means all Centers that are owned and operated by a Franchisee that is unaffiliated with the Franchisor and its Affiliates.

“Franchisee” means any Person that is a franchisee under a Franchise Agreement. “Franchisee Payments” means all amounts payable to a Securitization Entity by

Franchisees, whether directly or indirectly, pursuant to the Franchise Documents, including Royalty Payments and Other Franchisee Payments, but excluding Excluded Amounts.

“Franchisor” means EWC Franchisor LLC, a Delaware limited liability company, and its successors and assigns.

“Franchisor Capital Account” means the account maintained in the name of the Franchisor and any Additional Securitization Entity that from time to time acts as the franchisor with respect to New Franchise Agreements and New Multi-Unit Development Agreements, as applicable, into which such Securitization Entity causes amounts to be deposited pursuant to Section 5.2(d) of the Base Indenture or any successor account established by such Securitization Entity for such purpose pursuant to the Base Indenture.

“Future Brand” means any name or Trademark (including any Trademarks related to, based on or derivative thereof, but excluding the European Wax Center Brand or any Trademark owned by the Securitization Entities as of the Closing Date) that (i) is acquired or developed by Holdco or any of its Subsidiaries and subsequently contributed to one or more Securitization Entities in a manner consistent with the terms of the Related Documents or (ii) that is acquired or developed

Annex A-24

by the Master Issuer or any one or more Securitization Entities in a manner consistent with the terms of the Related Documents.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect from time to time; provided that, for purposes of computing the Holdco Leverage Ratio (including any financial and accounting terms included in the components thereof), or determining whether an obligation constitutes a Capitalized Lease Obligation, GAAP shall mean generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors in effect on the Closing Date.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning.

Annex A-25

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Guarantors in favor of the Trustee, as amended, supplemented or otherwise modified from time to time.

“Guarantors” means the Subsidiary Guarantors and the Holding Company Guarantor. “Hague Securities Convention” means the Hague Convention on the Law Applicable to

Certain Rights in Respect of Securities Held with an Intermediary, concluded 5 July 2006.

“Hedge Counterparty” means an institution that enters into a Swap Contract with one or more Securitization Entities to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes if and as specified in the applicable Series Supplement.

“Hedge Payment Account” means an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Hedge Payment Account”, which account is required to be maintained by the Trustee pursuant to Section 5.9 of the Base Indenture or any successor securities account required to be maintained pursuant to Section 5.9 of the Base Indenture.

“Holdco” means European Wax Center, Inc., a Delaware corporation, and its successors and assigns.

“Holdco Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Indebtedness of the Non-Securitization Entities and the Securitization Entities (assuming that amounts available under each Class A-1 Note at such time (after giving effect to any commitment reductions on such date) are fully drawn) as of the end of the most recently ended Quarterly Fiscal Period less (ii) the sum of (v) the cash and Eligible Investments of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Advance Funding Reserve Account and the Franchisor Capital Accounts as of the end of the most recently ended Quarterly Fiscal Period, (w) the cash and Eligible Investments of the Securitization Entities maintained in the Management Accounts as of the end of the most recently ended Quarterly Fiscal Period that the Manager reasonably anticipates, pursuant to calculations set forth in a certificate delivered by the Manager to the Trustee on or prior to such date, will be paid to the Manager or constitute the Residual Amount on the next two succeeding Weekly Allocation Dates, (x) the Unrestricted Cash and Eligible Investments of the Non-Securitization Entities as of the end of the most recently ended Quarterly Fiscal Period, (y) without duplication, the amount available under any Cash Collateralized Letters of Credit and (z) without duplication, the available amount of each Interest Reserve Letter of Credit as of the end of the most recently ended Quarterly Fiscal Period to (b) the sum of the Covenant Adjusted EBITDA of the Non-Securitization Entities and the Securitization Entities, for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date and for which financial statements have been finalized. The Holdco Leverage Ratio shall be calculated in accordance with Section 14.18(a) of the Base Indenture.

“Holder” means each Noteholder and, to the extent Notes are held through a Clearing Agency, each Note Owner.

“Holding Company Guarantor” means EWC Holding Guarantor LLC, a Delaware limited liability company, and its successors and assigns.

Annex A-26

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Improvements” means, with respect to Intellectual Property, proprietary rights in any additions, modifications, derivatives, developments, variations, refinements, enhancements or improvements that are derivative works as defined and recognized by applicable Requirements of Law or, with respect to real estate, the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the real property constituting a part of each property.

“Indebtedness” means, as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) the net obligations of such Person under any swap contract, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than

(i)
trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) liabilities associated with customer prepayments and deposits); and (e) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, in the case of the foregoing clauses (a), (b), (c) and (d), to the extent such item would be classified as a liability on a consolidated balance sheet of such Person as of such date; provided, however, that guarantees by Securitization Entities for the benefit of Franchisees in an aggregate principal amount at any time outstanding of up to the greater of (x) $500,000 and (y) 5% of the Net Cash Flow for the preceding four Quarterly Collection Periods most recently ended as of such date and for which financial statements have been prepared will not be considered Indebtedness. For purposes of the foregoing clause (c), the amount of any net obligation under any swap contract on any date will be deemed to the swap termination value thereof. For the avoidance of doubt, guarantees with respect to operating leases (or obligations that would have been accounted for as operating leases under GAAP as in effect on the Closing Date) and product volumes will not be considered Indebtedness.

“Indemnification Amount” means, with respect to any Franchise Asset or Securitized Supply Agreement (and any related Product Revenue Payments) an amount equal to the Allocated Note Amount for such asset and with respect to any Securitization IP, any amount required to reimburse the applicable Securitization Entity for the expenses related to defending or enforcing its rights in such Securitization IP.

“Indemnification Amounts Threshold Amount” means, for any date of determination, (i) if the Threshold DSCR is greater than or equal to 2.75x, $1,000,000 and (ii) otherwise, $500,000.

“Indemnitor” means EWC Ventures, as the Manager or in its individual capacity, or any other Non-Securitization Entity.

Annex A-27

“Indenture” means the Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1 of the Base Indenture. “Indenture Documents” means, collectively, with respect to any Series of Notes, the Base

Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the related Account Control Agreements, any related Variable Funding Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means each of the Collection Account, the Collection Account Administrative Accounts, the Senior Notes Interest Reserve Account (which may also, at the election of the Manager, serve as a Franchisor Capital Account), the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Advance Funding Reserve Account, the Hedge Payment Account, the Series Distribution Accounts and such other accounts as the Master Issuer may establish with the Trustee or the Trustee may establish from time to time pursuant to its authority to establish additional accounts pursuant to the Indenture.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Manager” means, with respect to any corporation, partnership, limited liability company, association or other business entity, an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by Corporation Service Company, CT Corporation, Global Securitization Services, LLC, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company, or, if none of those companies is then providing professional independent managers, another nationally recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of the company and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following

Annex A-28

Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i)
a member, partner, equityholder, manager, director, officer or employee of the company, the member thereof, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the company or an Affiliate of the company that is not in the direct chain of ownership of the company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Manager is employed by a company that routinely provides professional independent managers in the ordinary course of its business);

(ii)
a creditor, supplier or service provider (including provider of professional services) to the company, or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers and other corporate services to the company or any of its equityholders or Affiliates in the ordinary course of its business);

(iii)
a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)
a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or
(iii)
above.

A natural Person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Manager (or independent manager or director) of a “special purpose entity” which is an Affiliate of the company shall be qualified to serve as an Independent Manager of the company, provided that the fees that such individual earns from serving as Independent Manager (or independent manager or director) of any Affiliate of the company in any given year constitute in the aggregate less than five percent (5.0%) of such individual’s annual income for that year.

“Ineligible Account” has the meaning set forth in Section 5.20 of the Base Indenture. “Ineligible Interest Reserve Letter of Credit” means an Interest Reserve Letter of Credit with respect to which (i) the short-term debt credit rating of the L/C Provider with respect to such Interest Reserve Letter of Credit is withdrawn or downgraded by S&P and, if it has a rating by KBRA, KBRA below “A-2” or (ii) the long-term debt credit rating of such L/C Provider is withdrawn or downgraded by S&P and, if it has a rating by KBRA, KBRA below “BBB”.

“Initial Principal Amount” means, with respect to any Series or Class (or Subclass) of Notes, the aggregate initial principal amount of such Series or Class (or Subclass) of Notes specified in the applicable Series Supplement.

“Initial Senior Notes Interest Reserve Amount” means, with respect to the Notes issued on the Closing Date, an amount equal to $● million to be deposited into the Senior Notes Interest Reserve Account and/or arranged for issuance as an Interest Reserve Letter of Credit by the Master Issuer.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and, when used as an adjective, “Insolvent.”

Annex A-29

“Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking minus (ii)(a) any actual and reasonable costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including Taxes (or distributions to a direct or indirect parent for Taxes) paid or reasonably expected to be actually payable with respect to the Securitization Entities’ consolidated group as a result of any gain recognized in connection therewith. For the avoidance of doubt, “Insurance/Condemnation Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance and other insurance procured in the ordinary course of business, which shall be treated as Collections.

“Insurance/Condemnation Proceeds Threshold Amount” means, with respect to any Insurance/Condemnation Proceeds, for any date of determination, (i) if the Threshold DSCR is greater than or equal to 2.75x, $1,500,000 and (ii) otherwise, $1,000,000.

“Insurance Proceeds Account” means the account maintained in the name of the Master Issuer, subject to an Account Control Agreement and pledged to the Trustee, into which the Manager is required to cause Insurance/Condemnation Proceeds to be deposited.

“Intellectual Property” or “IP” means all rights, title and interests in and to intellectual property of any type throughout the world, including: (i) Trademarks; (ii) Patents; (iii) rights in computer programs and mobile apps, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights (as defined below), Patents and Trade Secrets (as defined below) therein (“Software”);

(iv)
copyrights (whether registered or unregistered) in unpublished and published works, works of authorship (whether or not copyrightable), database or design rights, and all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof (“Copyrights”); (v) trade secrets and other confidential or proprietary information, including with respect to technology, unpatented inventions, operating procedures, know how, data, procedures and formulas, specifications, inventory methods, customer service methods, financial control methods, algorithms and training techniques (“Trade Secrets”); (vi) all Improvements of or to any of the foregoing; (vii) all social media account names or identifiers (e.g., Twitter® handle or Facebook® account name); (viii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing; and (ix) for the avoidance of doubt, the sole and exclusive rights to prosecute and maintain any of the foregoing, to enforce any past, present or future infringement, dilution misappropriation or other violation of any of the foregoing, and to defend any pending or future challenges to any of the foregoing.

Annex A-30

“Interest Accrual Period” means (a) solely with respect to any Series of Class A-1 Notes of any Series of Notes, a period commencing on and including the day that is two (2) Business Days prior to a Quarterly Calculation Date and ending on but excluding the day that is two (2) Business Days prior to the next succeeding Quarterly Calculation Date and (b) with respect to any other Class of Notes of any Series of Notes, the period from and including the fifteenth (15th) day of the calendar month in which the immediately preceding Quarterly Payment Date occurred to but excluding the fifteenth (15th) day of the calendar month which includes the then-current Quarterly Payment Date (in each case, without giving effect to any Business Day adjustment); provided, however, that the initial Interest Accrual Period for any Series will commence on and include the Series Closing Date and end on the date specified above, unless otherwise specified in the applicable Series Supplement; provided, further, that the Interest Accrual Period, with respect to each Series of Notes Outstanding, immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest-Only DSCR” has the meaning assigned to such term under the definition of “Debt Service.”

“Interest Reserve Letter of Credit” means any letter of credit issued under a Variable Funding Note Purchase Agreement for the benefit of the Trustee and the Senior Noteholders or the Senior Subordinated Noteholders, as applicable.

“Interest Reserve Release Event” means, as of any date of determination, and with respect to each Series of Senior Notes or Senior Subordinated Notes Outstanding, as applicable, any reduction in (i) the Class A-1 Notes Maximum Principal Amount or (ii) the Outstanding Principal Amount of such Series of Notes, disregarding any Series of Class A-1 Notes.

“Interim Successor Manager” means, upon the resignation or termination of the Manager pursuant to the terms of the Management Agreement and prior to the appointment of any successor to the Manager by the Control Party (acting at the direction of the Controlling Class Representative), the Back-Up Manager.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investments” means, with respect to any Person(s), all investments by such Person(s) in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person(s) (including Affiliates) made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person.

“IP License Agreements” means the Manager IP License, the Distributor IP License, and any Non-Securitization Entity IP Sublicense.

“IRS” means the U.S. Internal Revenue Service.

Annex A-31

“KBRA” means Kroll Bond Rating Agency, LLC, or any successor thereto.

“L/C Provider” means, with respect to any Series of Class A-1 Notes, the party identified as the “L/C Provider” or the “L/C Issuing Bank,” as the context requires, in the applicable Variable Funding Note Purchase Agreement.

“Leadership Team” means the “executive officers” (as defined in Rule 3b-7 of the 1934 Act) of Holdco immediately prior to the date of the occurrence of a Change of Control.

“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to the Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts in respect of such Class or Series of Notes.

“Letter of Credit Reimbursement Agreement” means (i) the Letter of Credit Reimbursement Agreement, dated as of the Closing Date, by and among Holdco, the Manager and the Master Issuer, as amended, supplemented or otherwise modified from time to time and (ii) any additional or replacement letter of credit reimbursement agreement entered into with the consent of the Control Party.

“Licensed Securitization IP” means (a) the portion of the Closing Date Securitization IP that is held or used by EWC Ventures, the Holding Company Guarantor, the Master Issuer, or the Franchisor as of the Closing Date pursuant to any license or grant to such foregoing Person or any similar arrangement with respect thereto; and (b) the portion of After-Acquired Securitization IP that, after the Closing Date, will be held or used by Franchisor pursuant to any license or grant to such foregoing Person or any similar arrangement with respect thereto.

“Licensee-Developed IP” means all Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of any licensee under any IP License Agreement or Franchise Agreement related to (i) the European Wax Center Brand, (ii) products or services sold or distributed under the European Wax Center Brand, (iii) Centers, (iv) the European Wax Center System, (v) the Franchised Center Business, or (vi) the Retained Corporate-Owned Center Business, and all goodwill appurtenant thereto, including, without limitation, all Improvements to any Securitization IP.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Control Party Agreement.

“Majority of Controlling Class Members” means, (x) except as set forth in clause (y), with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class

Annex A-32

A-1
Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity) and (y) with respect to the election of a Controlling Class Representative, Controlling Class Members that hold beneficial interests in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date).

“Management Accounts” means, collectively, the Franchisor Capital Accounts, the Concentration Accounts, the Distributor Operating Account, the Asset Disposition Proceeds Account, the Insurance Proceeds Account, and such other accounts as may be established by the Manager from time to time pursuant to the Management Agreement that the Manager designates as a “Management Account” for purposes of the Management Agreement.

“Management Agreement” means the Management Agreement, dated as of the Closing Date, by and among the Securitization Entities, the Trustee and the Manager, as amended, supplemented or otherwise modified from time to time.

“Management Fee” has the meaning set forth in the Management Agreement.

“Manager” means EWC Ventures, as Manager, under the Management Agreement, and any successor thereto.

“Manager Advances” has the meaning set forth in the Management Agreement. “Manager Deposit Requirements” has the meaning set forth in the Management Agreement. “Manager-Developed IP” means all Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of the Manager related to or intended to be used by (i) the European Wax Center Brand, (ii) products or services sold or distributed under the European Wax Center Brand, (iii) Centers, (iv) the European Wax Center System, or (v) the Franchised Center Business, including without limitation all Improvements to any Securitization IP.

“Manager IP License” means the Manager IP License, dated as of the Closing Date, by and between the Franchisor, as licensor, and Manager, as licensee, as amended, supplemented or otherwise modified from time to time.

“Manager Termination Event” means the occurrence of an event specified in Section 7.1 of the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

Annex A-33

“Marketing Fund Account” means one or more accounts designated by the Manager as a marketing fund account in the name of the EWC Marketing Subsidiaries for the receipt of Marketing Fund Contributions.

“Marketing Fund Contributions” means fees payable in respect of Franchised Centers and Retained Corporate-Owned Centers to fund the national marketing and advertising activities with respect to the European Wax Center Brand (including, with respect to EWC MFund, LLC, search engine optimization fees).

“Master Issuer” means EWC Master Issuer LLC, a Delaware limited liability company, and its successors and assigns.

“Material Adverse Effect” means

(a)
with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Related Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Related Documents;

(b)
with respect to the Collateral, a material adverse effect with respect to the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Trustee thereon;

(c)
with respect to the Securitization Entities, a materially adverse effect on the results of operations, business, properties or financial condition of the Securitization Entities, taken as a whole, or the ability of the Securitization Entities, taken as a whole, to conduct their business or to perform in any material respect their obligations under the Related Documents; or

(d)
with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee, or the Holders under any Related Document or the enforceability of any material provision of any Related Document;

provided that where “Material Adverse Effect” is used without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

Annex A-34

“Maximum Advance Amount” means an amount equal to the “Commitment” under the Advance Funding Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto. “Multiemployer Plan” means any Plan that is a “multiemployer plan” as defined in Section

3(37) or Section 4001(a)(3) of ERISA.

“Multi-Unit Development Agreements” means all area agreements for Franchised Centers pursuant to which a Franchisee, developer or other Person obtains the rights to develop (in order to operate as a Franchisee) one or more Franchised Centers within a designated geographical area.

“Net Cash Flow” means, except as described in the definition of “DSCR” for the first four

(4)
Quarterly Calculation Dates, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Collection Period, the positive difference, if any, of:

(a)
the Retained Collections for such Quarterly Collection Period; minus

(b)
the amount (without duplication) equal to the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period pursuant to priority (v) of the Priority of Payments, (ii) the Management Fees and Supplemental Management Fees paid on each Weekly Allocation Date to the Manager with respect to such Quarterly Collection Period, (iii) the Advance Funding Provider Fees, the Control Party Fees, any expenses and indemnities paid to the Control Party, and any Liquidation Fees and Workout Fees paid to a Liquidation Specialist or Workout Specialist, respectively, on each Weekly Allocation Date with respect to such Quarterly Collection Period; and (iv) the amount of Class A-1 Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Collection Period; minus

(c)
the amount, if any, by which equity contributions included in such Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.18 of the Base Indenture;

provided that funds released from the Cash Trap Reserve Account, the Advance Funding Reserve Account, the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account shall not constitute Retained Collections for purposes of this definition.

“New Contributed Assets” means any assets contributed by the Manager to any Securitization Entity after the Closing Date.

“New Franchise Agreements” means all Franchise Agreements and related guaranty agreements contributed to, or otherwise entered into or acquired by, a Securitization Entity following the Closing Date, in its capacity as franchisor for Centers (including all renewals with respect to Contributed Franchise Agreements).

Annex A-35

“New Multi-Unit Development Agreements” means all Multi-Unit Development Agreements and related guaranty agreements contributed to, or otherwise entered into or acquired by, any Securitization Entity following the Closing Date.

“New Securitized Supply Agreements” means all Supply Agreements that are acquired or entered into by a Securitization Entity after the Closing Date.

“New Series Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Collection Periods most recently ended by (ii) the Debt Service due during such period, in each case on a pro forma basis, calculated as if (a) such Additional Notes had been outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period, and (b) any Notes that have been paid, prepaid or repurchased and cancelled during such period, or any Notes that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“New York UCC” has the meaning set forth in Section 5.9(b) of the Base Indenture. “Non-Securitization Entity” means Holdco and each of its Affiliates (including each of their Subsidiaries, but excluding any Securitization Entity) now existing or hereafter created.

“Non-Securitization Entity IP Sublicense” means that certain Non-Securitization Entity Sublicense, dated as of the Closing Date, by and between the Manager, as licensor, and the other Non-Securitization Entities party to such agreement, as licensee, as amended, supplemented or otherwise modified from time to time.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of the Base Indenture.

“Note Rate” means, with respect to any Series or any Class, Subclass or Tranche of any Series of Notes, the annual rate at which interest (other than contingent additional interest) accrues on the Notes of such Series or such Class, Subclass or Tranche of such Series of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Master Issuer may prescribe.

“Noteholder” means the Person in whose name a Note is registered in the Note Register.

Annex A-36

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest and premium, if any, at any time and from time to time, owing by the Master Issuer on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Master Issuer or the Guarantors arising under the Indenture, the Notes, any other Indenture Document, the Control Party Agreement, the Back-Up Management Agreement, the Advance Funding Agreement or of the Guarantors under the Guarantee and Collateral Agreement and (c) the obligation of the Master Issuer to pay to the Trustee all fees and expenses payable to the Trustee under the Indenture and the other Related Documents to which it is a party when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, Holdco, the Manager or the Back-Up Manager, as the case may be.

“Other Franchisee Payments” means any amounts other than Royalty Payments or Retained Corporate-Owned Center IP License Fees that are payable by any Franchisee, or by any Non-Securitization Entity in respect of a Retained Corporate-Owned Center, to the Franchisor, including technology fees (including, without limitation, point-of-sale system fees and security fees), transfer and renewal fees and fees payable in connection with new Franchise Agreements or Multi-Unit Development Agreements.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, as the case may be, theretofore authenticated and delivered (or registered, in the case of Uncertificated Notes) under the Indenture except:

(i)
Notes theretofore canceled (or de-registered, in the case of Uncertificated Notes) by the Registrar or delivered to the Registrar for cancellation (or de-registration, in the case of Uncertificated Notes);

(ii)
Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii)
Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered (or de-registered, in the case of Uncertificated Notes) pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a Holder in due course;

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(iv)
Notes that have been defeased in accordance with the Base Indenture; and

(v)
Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture;

provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding:

(x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Control Party or the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer or the Trustee has actual knowledge or an Authorized Officer of the Control Party, as applicable, actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means, with respect to each Series of Notes, the amount calculated in accordance with the applicable Series Supplement or Variable Funding Note Purchase Agreement, which amount with respect to any Series of Class A-1 Notes may include outstanding amounts under letter of credit subfacilities thereunder.

“Owned Securitization IP” means (a) the portion of the Closing Date Securitization IP that is owned by EWC Ventures, the Holding Company Guarantor, the Master Issuer, or the Franchisor as of the Closing Date; and (b) the portion of the After-Acquired Securitization IP that, after the Closing Date, will be owned by the Franchisor.

“Parent Company Support Agreement” means that certain Parent Company Support Agreement, dated the Closing Date, by Holdco in favor of the Trustee, as amended, modified or supplemented from time to time.

“Patents” means United States and non-U.S. patents (including, during the term of the patent, the inventions claimed thereunder), patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice), invention disclosures, and applications, divisions, continuations, continuations-in-part, provisionals, reexaminations and reissues for any of the foregoing.

“Paying Agent” has the meaning specified in Section 2.5(a) of the Base Indenture. “PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of the Base Indenture.

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“Permitted Lien” means (a) Liens for (i) Taxes, assessments or other governmental charges not delinquent or (ii) Taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (b) all Liens created or permitted under the Related Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Closing Date, which shall be released on such date, provided that Intellectual Property recordations of Liens need not have been terminated of record on the Closing Date so long as such Intellectual Property recordations of Liens are terminated of record within sixty (60) days of the Closing Date, (d) encumbrances in the nature of (i) a lessor’s fee interest, (ii) zoning, building code and similar laws or rights reserved or vested in any Governmental Authority to control or regulate the use of any real property, (iii) easements, rights-of-way, covenants, restrictions and other title matters shown by the public records, (iv) overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, and (v) conditions, encroachments, protrusions and other similar charges and encumbrances and minor defects in title and survey affecting real property which, in each case (as described in clauses (d)(i) through (v) above), individually or in the aggregate, do not materially detract from the value of the affected property, or impair the use thereof, or materially interfere with the ordinary conduct of the business of any Securitization Entity, (e) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Related Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (f) statutory or common law Liens of landlords, lessors, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business, in each case securing obligations (i) that are not yet due and payable or not overdue for more than forty-five (45) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (g) restrictions under federal, state or foreign securities laws on the transfer of securities, (h) any Liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management system (including credit card and processing arrangements), (i) Liens arising from judgment, decrees or attachments in circumstances not constituting an Event of Default, (j) Liens arising in connection with any Capitalized Lease Obligations, sale-leaseback transaction or in connection with any Indebtedness, in each case that is permitted under the Indenture, (k) Liens not securing Indebtedness that attach to any Collateral in an aggregate outstanding amount not exceeding

$5,000,000 at any time, (l) Liens on Collateral that has been pledged pursuant to a Variable Funding Note Purchase Agreement with respect to letters of credit issued thereunder, and (m) any encumbrance on Securitization IP created by entering into (i) any licenses of Securitization IP under the IP License Agreements and to the Manager in connection with the performance of its Services under the Management Agreement and (ii) other non-exclusive licenses of Securitization IP (A) granted in the ordinary course of business, (B) that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement and (C) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole).

“Permitted Recipient Certification” means a confirmation in the form of Exhibit D to the effect that such party (i) is a Permitted Recipient, (ii) understands that the materials contain

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confidential information, (iii) is requesting the information solely for use in evaluating such party’s investment or potential investment, as applicable, in the Notes (or is otherwise a Permitted Recipient) and will keep such information strictly confidential (provided, however, (x) such materials have not been filed or furnished with the SEC and are not otherwise publicly available and (y) that such party may disclose such information only (A) to (1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat such information as confidential information, or

(3) a regulatory or self-regulatory authority pursuant to Requirements of Law or (B) by judicial process; provided, that it may disclose to any and all Persons without limitation of any kind, the tax treatment and tax structure of the transaction and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under

U.S. Treasury Regulations Section 1.6011-4(b)(3)), and (iv) is not a Competitor or a Tax- Restricted Affiliate. Notwithstanding the foregoing, a recipient of such materials may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011- 4(b)(3).

“Permitted Recipients” means the Holders and prospective noteholders, the Manager, the Back-Up Manager, the Control Party and third-party investor diligence or service providers (including, without limitation, Bloomberg and Intex).

“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in (i) or (ii) for purposes of Title I of ERISA and/or Section 4975 of the Code.

“Post-ARD Contingent Interest” means any Senior Notes Quarterly Post-ARD Contingent Interest Amount, Senior Subordinated Notes Quarterly Post-ARD Contingent Interest Amount and Subordinated Notes Quarterly Post-ARD Contingent Interest Amount.

“Post-ARD Rapid Amortization Cure Period” has the meaning set forth in Section 9.1 of the Base Indenture.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event; provided that any occurrence or event which, with the giving of notice, the passage of time or both,

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would constitute a Rapid Amortization Event as described in clause (e) of the definition of Rapid Amortization Event, shall not constitute a Potential Rapid Amortization Event.

“Prime Rate” means, for any day, the per annum rate of interest for such day that is published as the ‘prime rate’ in (i) the Wall Street Journal or (ii) if for any reason such rate is no longer published in the Wall Street Journal, such source as the Manager and the Advance Funding Administrative Agent shall select in accordance with the Managing Standard.

“Principal Release Amount” means, with respect to any Series and any Quarterly Payment Date on which the related Series Non-Amortization Test is satisfied in accordance with the applicable Series Supplement, all or part of the amounts allocated with respect to such Scheduled Principal Payment to the applicable Collection Account Administrative Account pursuant to the Priority of Payments during the immediately preceding Quarterly Collection Period which the Master Issuer does not elect to make as a Scheduled Principal Payment with respect to such Series on such Quarterly Payment Date.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture. “Priority of Payments” means the allocation and payment obligations described in

Section 5.13 and Section 5.14 of the Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement.

“pro forma event” has the meaning set forth in Section 14.18 of the Base Indenture. “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC. “Product Cash Profit Amount” means, with respect to any Weekly Collection Period, the amount (not less than zero) equal to (a) Product Revenue Payments over such period, minus (b) all Product Costs paid in cash out of funds in deposit in the Distributor Operating Account in connection with the sale of Wax Supplies and Branded Products over such period.

“Product Costs” means, collectively, operating expenses that are incurred by or allocated to, in accordance with the Managing Standard, the Distributor in the ordinary course of business relating to the operation of the Distributor, such as the cost of goods sold (including all payments for the purchase of Wax Supplies and Branded Products under Securitized Supply Agreements or otherwise), freight costs, insurance (including self-insurance), any advertising expenses, rebates payable in connection with purchases of Wax Supplies and Branded Products, litigation and settlement costs relating to the Securitized Assets and other operating costs included in cost of sales.

“Product Revenue Payments” means all amounts payable by Franchisees and Non- Securitization Entities in respect of any Retained Corporate-Owned Centers and retail consumers for the purchase of Wax Supplies and Branded Products.

“PTO” means the U.S. Patent and Trademark Office and any successor U.S. federal office.

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“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “Baa1” by Moody’s and “BBB+” by S&P or KBRA.

“Quarterly Calculation Date” means the date four (4) Business Days prior to each Quarterly Payment Date.

“Quarterly Collection Period” means each period commencing on, and including the first day of a Quarterly Fiscal Period and ending on, but excluding the first day of the immediately following Quarterly Fiscal Period. The first Quarterly Period shall be the period from the Closing Date to and including June 25, 2022.

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(c) of the Base Indenture.

“Quarterly Fiscal Period” means the following quarterly fiscal periods of the Securitization Entities: (a) with respect to each of the Securitization Entities’ 52-week fiscal years, four 13-week quarters and (b) with respect to each of the Securitization Entities’ 53-week fiscal years, three 13- week quarters followed by one 14-week quarter. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Securitization Entities is the Saturday closest to December 31. References to “weeks” mean the Securitization Entities’ fiscal weeks, which commence on and include each Sunday of a week and end on but exclude Sunday of the following week.

“Quarterly Noteholders’ Report” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit C to the applicable Series Supplement, including the Manager’s statement specified in such exhibit.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the fifteenth (15th) day of each March, June, September and December, or if such day is not a Business Day, the next succeeding Business Day, commencing on the Quarterly Payment Date in September 2022. Any reference to a Quarterly Collection Period relating to a Quarterly Payment Date means the Quarterly Collection Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

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“Rapid Amortization DSCR Threshold” means a DSCR equal to 1.20x.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of the Base Indenture.

“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of the Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” means KBRA and any successor or successors thereto. In the event that at any time the rating agencies rating the Notes do not include KBRA, references to rating categories of KBRA in the Indenture will be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Notes as of the most recent date on which such other rating agency and KBRA published ratings for the type of security in respect of which such alternative rating agency is used. If the applicable Series Supplement or Variable Funding Note Purchase Agreement specifies an additional rating agency, then “Rating Agency” as used herein also refers to such additional rating agency.

“Rating Agency Condition” means, with respect to any Outstanding Series of Notes and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Related Document, a condition that is satisfied if the Manager has notified the Master Issuer, the Control Party and the Trustee in writing that the Manager has provided the Rating Agency with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via email and telephone) a Rating Agency Confirmation from the Rating Agency, and the Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action; provided that:

(i)
except in connection with the issuance of Additional Notes, as to which the conditions of clause (ii) below will apply in all cases, the Rating Agency Condition in respect of any Rating Agency will be required to be satisfied in connection with any such event or action only if the Manager determines in its sole discretion that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation; and

(ii)
the Rating Agency Condition will not be required to be satisfied in respect of any Rating Agency if the Manager provides an Officer’s Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related email correspondence) to the Master Issuer, the Control Party and the Trustee certifying that:

(a)
the Manager has not received any response from such Rating Agency after the Manager has repeated such active solicitation (by request via telephone and by email) on or about the tenth (10th) Business Day and the fifteenth (15th) Business Day following the date of delivery of the initial solicitation; and

(b)
the Manager has no reason to believe that such event or action would result in such Rating Agency withdrawing its credit ratings on such Outstanding Series of Notes or assigning credit ratings on such Outstanding Series of Notes

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below the lower of (1) the then-current credit ratings on such Outstanding Series of Notes or (2) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications); and

(c)
solely in connection with any issuance of Additional Notes, either:

(1)
at least one (1) Rating Agency has provided a Rating Agency Confirmation; or

(2)
the Rating Agency has rated the Additional Notes no lower than the lower of (x) the then-current credit rating assigned by such Rating Agency or (y) the initial credit rating assigned by such Rating Agency (in each case, without negative implications) to each Outstanding Series of Notes ranking on the same priority as the Additional Notes, or, if no Outstanding Series of Notes ranks on the same priority as such Additional Notes, the Control Party (acting at the direction of the Controlling Class Representative, or, if there is no Controlling Class Representative at such time, a Majority of Controlling Class Members) will have provided its written consent to the issuance of such Additional Notes.

provided, that in the case of clause (c), a Rating Agency Confirmation of KBRA will be required for each Series of Notes then rated by KBRA at the time of such issuance of Additional Notes (other than any Series of Notes that will be repaid in full from the proceeds of issuance of the Additional Notes or otherwise on the applicable Series Closing Date for such Additional Notes).

“Rating Agency Confirmation” means, with respect to any Outstanding Series of Notes, a confirmation from each Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such Outstanding Series of Notes or (ii) the assignment of credit ratings on such Outstanding Series of Notes below the lower of (A) the then-current credit ratings on such Outstanding Series of Notes or (B) the initial credit ratings assigned to such Outstanding Series of Notes by such Rating Agency (in each case, without negative implications).

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to each Rating Agency for each Series of Notes Outstanding setting forth in reasonable detail such action or occurrence.

“Reacquired Center” means a Center reacquired by a Non-Securitization Entity for financial and other reasons until such time as such Center is re-franchised to a Franchisee.

“Record Date” means, with respect to any Quarterly Payment Date, (i) the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date occurs or (ii) in the case of a Noteholder of a Definitive Note, fifteen

(15) days (without regard to whether such day is a Business Day) prior to the applicable Quarterly Payment Date; provided, however, that with respect to any redemption or optional prepayment, the Record Date shall be the Business Day prior to the date of such redemption or optional prepayment.

“Registrar” has the meaning specified in Section 2.5(a) of the Base Indenture.

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“Related Documents” means the Indenture, the Notes, the Guarantee and Collateral Agreement, each Account Control Agreement, the Management Agreement, the Control Party Agreement, the Advance Funding Agreement, the Back-Up Management Agreement, any Series Hedge Agreement, the Contribution Agreements, any agreement pursuant to which New Contributed Assets are contributed to the Securitization Entities, any Variable Funding Note Purchase Agreement, each other note purchase agreement pursuant to which Notes are purchased, the IP License Agreements, any Enhancement Agreement, the Charter Documents, each Letter of Credit Reimbursement Agreement, the Parent Company Support Agreement and any additional document identified as a “Related Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Reportable Event” means any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

“Required Rating” means (i) a short-term certificate of deposit rating from S&P of at least “A-2” and if it is rated by KBRA, from KBRA of at least “K2” and (ii) a long-term unsecured debt rating of not less than “BBB-” by S&P and if it is rated by KBRA, of an unsecured debt rating of not less than “BBB-” by KBRA.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including, without limitation, usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts).

“Residual Amount” means for any Weekly Allocation Date with respect to any Quarterly Collection Period the amount, if any, by which the amount allocated to the Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxx) of the Priority of Payments.

“Retained Collections” means, with respect to any specified period of time, the amount equal to the sum of (A) Collections (other than Product Revenue Payments) received over such period, plus, without duplication, (B) the Product Cash Profit Amount, minus, without duplication,

(C) the Excluded Amounts over such period. Funds released from the Cash Trap Reserve Account or the Advance Funding Reserve Account shall not constitute Retained Collections for purposes of this definition.

“Retained Collections Contribution” means, with respect to any Quarterly Collection Period, an equity contribution made to the Master Issuer, at any time prior to the Series Legal Final Maturity Date with respect the last Series of Notes Outstanding, to be included in Net Cash Flow in accordance with Section 5.18 of the Base Indenture, which for all purposes of the Related Documents, except as otherwise specified therein, will be treated as Retained Collections received

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during such Quarterly Collection Period; provided that any Retained Collections Contribution made will be excluded from Net Cash Flow for purposes of calculations undertaken in the following circumstances: (i) the New Series Pro Forma DSCR or (ii) compliance with the applicable Series Non-Amortization Test.

“Retained Corporate-Owned Center Business” means the business of owning and operating the Retained Corporate-Owned Centers and the provision of ancillary goods and services in connection therewith.

“Retained Corporate-Owned Centers” means the Corporate-Owned Centers owned and operated by any Non-Securitization Entity. The Retained Corporate-Owned Centers may include certain Reacquired Centers from time to time.

“Royalty Payments” means the weekly royalty payments that are payable by any Franchisee to the Franchisor pursuant to each Franchise Agreement.

“Rule 144A” means Rule 144A under the 1933 Act.

“S&P” means S&P Global Ratings (and any successor or successors thereto).

“Scheduled Principal Payments” means, with respect to each Series or any Class of any Series of Notes, each payment scheduled to be made pursuant to the applicable Series Supplement that reduces the amount of principal Outstanding with respect to such Series or Class on a periodic basis that is identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Collection Period, as of the last Weekly Allocation Date with respect to such Quarterly Collection Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Weekly Allocation Date with respect to such Quarterly Collection Period is less than the aggregate amount of Senior Notes Quarterly Scheduled Principal Amounts due and payable on all such Senior Notes for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(d) of the Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the Trustee, for the benefit of (i) itself, (ii) the noteholders, (iii) the Advance Funding Administrative Agent and the Advance Funding Providers, (iv) the Control Party, (v) the Manager, (vi) the Back-Up Manager, (vii) each Hedge Counterparty, if any, and

(viii) the Enhancement Provider, if any, together with their respective successors and assigns. “Securities Intermediary” has the meaning set forth in Section 5.9(a) of the Base Indenture.

“Securitization Entities” means, collectively, the Master Issuer and the Guarantors, and each Subsidiary thereof.

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“Securitization IP” means, collectively, the Closing Date Securitization IP and the After- Acquired Securitization IP, except that “Securitization IP” will not include, solely for purposes of the licenses granted under the IP License Agreements, any rights to use licensed third-party Intellectual Property to the extent that such rights are not sublicensable without the consent of or any payment to such third party, or any other action by the licensee thereof, unless such consent has been obtained or payment has been made.

“Securitization Operating Expense Account” has the meaning set forth in Section 5.8(a)(xi) of the Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Related Documents to which they are a party (other than those paid for from the Concentration Accounts or Distributor Operating Accounts as described below and any fees, expenses or indemnities owed to any entity incurred in the performance of its role as Control Party), including (i) accrued and unpaid Taxes (other than federal, state, local and foreign Taxes based on income, profits or capital, including franchise, excise, withholding or similar Taxes), filing fees and registration fees payable by and attributable to the Securitization Entities to any federal, state, local or foreign Governmental Authority; (ii) fees and expenses payable to (A) the Trustee under the Indenture or the other Related Documents to which it is a party, (B) the Back-Up Manager as Back-Up Manager Fees, (C) each Rating Agency, (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) or external legal counsel and (E) any stock exchange on which any Notes may be listed; (iii) the indemnification obligations of the Securitization Entities under the Related Documents to which they are a party (including any interest thereon at the Advance Interest Rate, if applicable); and (iv) independent director and independent manager fees and expenses.

“Securitized Assets” means all assets owned by the Securitization Entities, including but not limited to the Collateral.

“Securitized Supply Agreements” means the Contributed Securitized Supply Agreements and the New Securitized Supply Agreements.

“Senior ABS Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the aggregate Outstanding Principal Amount of each Series of Senior Notes Outstanding (assuming the amounts available under each Class A-1 Note at such time (after giving effect to any commitment reductions on such date) are fully drawn) as of the end of the most recently ended Quarterly Collection Period less (ii) the sum of (x) the cash and Eligible Investments of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Cash Trap Reserve Account, the Advance Funding Reserve Account and the Franchisor Capital Accounts as of the end of the most recently ended Quarterly Collection Period, and (y) the available amount of the Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Collection Period to (b) the sum of the Net Cash Flow for the preceding four (4) Quarterly Collection Periods most recently ended as of such date and for which a Quarterly Noteholders’ Report has been prepared. The Senior ABS Leverage Ratio shall be calculated in accordance with Section 14.18(b) of the Base Indenture.

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“Senior Noteholder” means any Holder of Senior Notes of any Series.

“Senior Notes” or “Class A Notes” means the issuance of Notes under the Indenture by the Master Issuer that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Notes to the right to receive interest and principal on any Subordinated Notes.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Senior Notes Outstanding, the amount identified as “Senior Notes Accrued Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Senior Notes Outstanding, the amount identified as “Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” in the applicable Series Supplement.

“Senior Notes Accrued Quarterly Scheduled Principal Amount” means with respect to each Weekly Allocation Date, and with respect to all Senior Notes Outstanding, the aggregate amounts identified as the “Senior Notes Accrued Quarterly Scheduled Principal Amount” in each applicable Series Supplement.

“Senior Notes Collateral Protection Percentage” means, as of any date of determination, the ratio, expressed as a percentage, of (x) the sum of (A) the Outstanding Principal Amount of all Senior Notes (other than any Class A-1 Notes) and (B) the Class A-1 Notes Maximum Principal Amount, in each case, as of such date to (y) the sum of (I) the Outstanding Principal Amount of all Senior Notes (other than any Class A-1 Notes), (B) the Class A-1 Notes Maximum Principal Amount and (C) the Outstanding Principal Amount of the Senior Subordinated Notes, in each case, as of such date.

“Senior Notes Interest Payment Account” has the meaning set forth in Section 5.8(a)(i) of the Base Indenture.

“Senior Notes Interest Reserve Account” means account no. 13213900 entitled “Citibank,

N.A. f/b/o EWC Master Issuer LLC, Senior Notes Interest Reserve Account”, which account is maintained by the Trustee pursuant to Section 5.3 of the Base Indenture or any successor securities account maintained pursuant to Section 5.3 of the Base Indenture.

“Senior Notes Interest Reserve Account Deficiency Amount” means, as of any date of determination the excess, if any, of the Senior Notes Interest Reserve Amount over the sum of

(a) the amount on deposit in the Senior Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes.

“Senior Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Notes Quarterly Interest Amount due on the next Quarterly Payment Date (with the interest and Class A- 1 Quarterly Commitment Fee Amount payable with respect to the Class A-1 Notes on such Quarterly Payment Date being based on the good faith utilization estimate of the Manager as set

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forth in the applicable Weekly Manager’s Certificate) and assuming that the rate on each Class A- 1 Note is equivalent to the rate on a Class A-2 Note with the shortest time until its Series Anticipated Repayment Date; provided that, with respect to the first Interest Accrual Period following the Closing Date, the Senior Notes Interest Reserve Amount will be an amount equal to the Initial Senior Notes Interest Reserve Amount.

“Senior Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.7 of the Base Indenture

“Senior Notes Principal Payment Account” has the meaning set forth in Section 5.8 of the Base Indenture.

“Senior Notes Quarterly Interest Amount” means for each Quarterly Payment Date, with respect to each Class of Senior Notes Outstanding, the aggregate amounts identified as the “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Notes Quarterly Interest Shortfall Amount” has the meaning set forth in Section 5.14(a)(iii) of the Base Indenture.

“Senior Notes Quarterly Post-ARD Contingent Interest Amount” means for each Quarterly Payment Date, with respect to each Class of Senior Notes Outstanding, the amounts identified as “Senior Notes Quarterly Post-ARD Contingent Interest Amount” in the applicable Series Supplement.

“Senior Notes Quarterly Scheduled Principal Amounts” means, with respect to each Class of Senior Notes Outstanding, each Scheduled Principal Payment with respect to such Class of Senior Notes.

“Senior Notes Quarterly Scheduled Principal Deficiency Amount” means with respect to each Weekly Allocation Date, and with respect to all Senior Notes Outstanding, the aggregate amounts identified as the “Senior Notes Quarterly Scheduled Principal Deficiency Amount” in each applicable Series Supplement.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any

Series.

“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the

Master Issuer that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet, together with all Subclasses or Tranches thereof.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Senior Subordinated Notes Outstanding, the amount identified as the “Senior Subordinated Notes Accrued Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Senior Subordinated Notes Outstanding, the amount identified as “Senior

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Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Scheduled Principal Amount” means, with respect to each Weekly Allocation Date, and with respect to all Senior Subordinated Notes Outstanding, the aggregate amounts identified as the “Senior Subordinated Notes Accrued Quarterly Scheduled Principal Amount” in each applicable Series Supplement.

“Senior Subordinated Notes Collateral Protection Percentage” means, as of any date of determination, the ratio, expressed as a percentage, of (x) the Outstanding Principal Amount of the Senior Subordinated Notes as of such date to (y) the sum of (I) the Outstanding Principal Amount of all Senior Notes (other than any Class A-1 Notes), (B) the Class A-1 Notes Maximum Principal Amount and (C) the Outstanding Principal Amount of the Senior Subordinated Notes, in each case, as of such date.

“Senior Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.8(a)(ii) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account” means an account entitled “Citibank, N.A. f/b/o EWC Master Issuer LLC, Senior Subordinated Notes Interest Reserve Account” maintained by the Trustee pursuant to Section 5.4(a) of the Base Indenture or any successor securities account maintained pursuant to Section 5.4(a) of the Base Indenture.

“Senior Subordinated Notes Interest Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Senior Subordinated Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes.

“Senior Subordinated Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Subordinated Notes Quarterly Interest Amount due on the next Quarterly Payment Date.

“Senior Subordinated Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.8 of the Base Indenture.

“Senior Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.8 of the Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, for each Quarterly Payment Date, with respect to each Class of Senior Subordinated Notes Outstanding, the aggregate amounts identified as the “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Senior Subordinated Notes Quarterly Post-ARD Contingent Interest Amount” means, for each Quarterly Payment Date, with respect to each Class of Senior Subordinated Notes Outstanding, the amounts identified as “Senior Subordinated Notes Quarterly Post-ARD Contingent Interest Amount” in the applicable Series Supplement.

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“Senior Subordinated Notes Quarterly Scheduled Principal Amounts” means, with respect to each Class of Senior Subordinated Notes Outstanding, each Scheduled Principal Payment with respect to such Class of Senior Subordinated Notes.

“Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amount” means with respect to each Weekly Allocation Date, and with respect to all Senior Subordinated Notes Outstanding, the aggregate amounts identified as the “Senior Subordinated Notes Quarterly Scheduled Principal Deficiency Amount” in each applicable Series Supplement.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series of Notes, Class, Subclass or Tranche thereunder, the “Anticipated Repayment Date” as set forth in the related Series Supplement, which will be the Series Anticipated Repayment Date for such Series of Notes, or Class, Subclass or Tranche thereunder, as adjusted pursuant to the terms of the applicable Series Supplement.

“Series Closing Date” means, with respect to any Series of Notes or Additional Notes, the date of issuance of such Series of Notes or Additional Notes, as specified in the applicable Series Supplement or Supplement to the related Series Supplement for Additional Notes issued under an existing Series, Class, Subclass or Tranche of Notes.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of the Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

“Series Hedge Agreement” means, with respect to any Series of Notes, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means all amounts payable by the Master Issuer under a Series Hedge Agreement including any termination payment payable by the Master Issuer.

“Series Hedge Receipts” means all amounts received by the Securitization Entities under a Series Hedge Agreement.

“Series Legal Final Maturity Date” means, with respect to any Series, the “Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Non-Amortization Test” means, with respect to any Series or Class of Notes, the test specified in the applicable Series Supplement or, if not specified therein, means a test that will be satisfied on any Quarterly Payment Date only if both (a) the Holdco Leverage Ratio is less than or equal to 5.00x as calculated on the Quarterly Calculation Date immediately preceding such Quarterly Payment Date and (b) no Rapid Amortization Event has occurred and is continuing.

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“Series Obligations” means, with respect to a Series, Class, Subclass or Tranche of Notes,

(a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, at any time and from time to time, owing by the Master Issuer on such Series, Class, Subclass or Tranche of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series, Class, Subclass or Tranche of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Master Issuer or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series, Class, Subclass or Tranche of Notes.

“Series of Notes” or “Series” means each series of Notes issued and authenticated pursuant to the Base Indenture and the applicable Series Supplement.

“Series Supplement” means a supplement to the Base Indenture in conjunction with the issuance of a Series of Notes complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Services” has the meaning set forth in the Management Agreement.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” has the meaning set forth in the definition of “Intellectual Property.” “Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non- substantive consolidation of the Securitization Entities with Holdco.

“Specified Indenture Trust Accounts” shall mean the Senior Notes Interest Payment Account, the Class A-1 Notes Commitment Fees Account, the Senior Subordinated Notes Interest Payment Account, the Subordinated Notes Interest Payment Account, the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, the Subordinated Notes Principal Payment Account, the Senior Notes Post-ARD Contingent Interest Account, the Senior Subordinated Notes Post-ARD Contingent Interest Account, the Subordinated Notes Post- ARD Contingent Interest Account, the Hedge Payment Account, the Cash Trap Reserve Account and the Advance Funding Reserve Account.

“Standby Investment” means BlackRock Treasury Trust Fund – Dollar Shares (TTDXX) Fund 063 or such other Eligible Investment as may be directed in writing from time to time by the Master Issuer to the Trustee.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Master Issuer that are part of a Class with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet, together with all Subclasses or Tranches thereof.

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“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Subordinated Notes Outstanding, the amount identified as “Subordinated Notes Accrued Quarterly Interest Amount” in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, and with respect to any Subordinated Notes Outstanding, the amount identified as “Subordinated Notes Accrued Quarterly Post-ARD Contingent Interest Amount” in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Scheduled Principal Amount” means, with respect to each Weekly Allocation Date, and with respect to all Subordinated Notes Outstanding, the aggregate amounts identified as the “Subordinated Notes Accrued Quarterly Scheduled Principal Amount” in each applicable Series Supplement.

“Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.8(a)(iii) of the Base Indenture.

“Subordinated Notes Post-ARD Contingent Interest Account” has the meaning set forth in Section 5.8 of the Base Indenture.

“Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.8 of the Base Indenture.

“Subordinated Notes Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Notes, the terms of such Subordinated Notes will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Notes issued on the Closing Date, the principal of any Subordinated Notes will not be permitted to be repaid out of the Priority of Payments unless such Senior Notes are no longer Outstanding, (b) if the Senior Notes issued on the Closing Date are refinanced on or prior to the Series Anticipated Repayment Date of such Senior Notes and any such Subordinated Notes having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Notes are not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Notes, such Subordinated Notes will begin to amortize on the date that the Senior Notes are refinanced pursuant to a Scheduled Principal Payment schedule to be set forth in the applicable Series Supplement and

(c) if the Senior Notes issued on the Closing Date are not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Closing Date, such Subordinated Notes will not be permitted to be refinanced.

“Subordinated Notes Quarterly Interest Amount” means for each Quarterly Payment Date, with respect to each Class of Subordinated Notes Outstanding, the aggregate amounts identified as the “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Subordinated Notes Quarterly Interest Shortfall” has the meaning set forth in Section 5.14(f)(iii) of the Base Indenture.

“Subordinated Notes Quarterly Post-ARD Contingent Interest Amount” means, for each Quarterly Payment Date, with respect to each Class of Subordinated Notes Outstanding, the

Annex A-53

amounts identified as “Subordinated Notes Quarterly Post-ARD Contingent Interest Amount” in the applicable Series Supplement.

“Subordinated Notes Quarterly Scheduled Principal Amounts” means, with respect to each Class of Subordinated Notes Outstanding, each Scheduled Principal Payment with respect to such Class of Subordinated Notes.

“Subordinated Notes Quarterly Scheduled Principal Deficiency Amount” means with respect to each Weekly Allocation Date, and with respect to all Subordinated Notes Outstanding, the aggregate amounts identified as the “Subordinated Notes Quarterly Scheduled Principal Deficiency Amount” in each applicable Series Supplement.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means, collectively, the Franchisor, the Distributor and the Additional Securitization Entities.

“Successor Manager” means any successor to the Manager selected by the Control Party (at the direction of the Controlling Class Representative) upon the termination, removal, resignation or replacement of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager in connection with the termination, removal, resignation and replacement of the Manager under the Management Agreement.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article XIII of the Base Indenture.

“Supplemental Management Fee” means for each Weekly Allocation Date with respect to any Quarterly Collection Period the amount (if any), approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to such Quarterly Collection Period, (A) the sum of (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Collection Period in connection with the performance of the Manager’s obligations under the Management Agreement, and (ii) any current or projected Tax Payment Deficiency, if applicable exceeds (B) the Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Collection Period.

“Supply Agreements” means all supply agreements with third-party manufacturers and/or vendors to purchase Wax Supplies and Branded Products.

Annex A-54

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tax” means (i) any U.S. federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax-Restricted Affiliate” means any Person that, directly or indirectly, owns or has any plan or intention to own (or, to its knowledge, is related, within the meaning of Treasury Regulations Section 1.752-4(b), to a Person that, directly or indirectly, owns or has any plan or intention to own) Equity Interests of the Master Issuer or the Manager unless such Person owns (or will own) such Equity Interests indirectly by way of (i) a direct or indirect Equity Interest in Holdco or (ii) the direct or indirect ownership of less than 80% of the Equity Interests of an entity that is a corporation for U.S. federal income tax purposes and that in turn owns a direct or indirect Equity Interest of the Manager.

“Tax Lien Reserve Amount” means any funds contributed by Holdco or a Subsidiary thereof to satisfy Liens filed by the IRS pursuant to Section 6323 of the Code against any Securitization Entity.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to be delivered in connection with the issuance of each new Series of Notes to the effect that, for U.S. federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the U.S. federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) treated as debt at the time of their issuance, (b) each Securitization Entity organized in the United States in existence as of the date of the delivery of such opinion (other than any Additional Securitization Entity that is a corporation) (i) will as of the date of issuance be treated as a disregarded entity for U.S. federal income tax purposes and (ii) will not as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (c) such new Series of Notes will as of the date of issuance be treated as debt for U.S. federal income tax purposes.

Annex A-55

“Tax Payment Deficiency” means any Tax liability of Holdco (or, if Holdco is not the taxable parent entity of any Securitization Entity, such other taxable parent entity) (including Taxes imposed under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities that the Manager determines cannot be satisfied by Holdco (or such other taxable parent entity) from its available funds.

“Threshold DSCR” means, with respect to any Indemnification Amount or any Insurance/Condemnation Proceeds, the DSCR as of the Quarterly Payment Date occurring in the month of December immediately preceding the date on which (i) in the case of any Insurance/Condemnation Proceeds, a Securitization Entity receives the Net Cash Proceeds with respect to the applicable Insurance/Condemnation Proceeds, or (ii) in the case of an Indemnification Amount, the Manager would be required to pay such Indemnification Amount to the applicable Securitization Entity but for the potential application of the materiality thresholds set forth in the definition of “Indemnification Amounts Threshold Amount;” provided that for the period commencing on the Closing Date and ending on the first Quarterly Payment Date occurring in the month of December thereafter, the Threshold DSCR shall be deemed to be greater than 2.75x.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” means all trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use of or symbolized thereby.

“Tranche” means, with respect to any Class of Notes, any one of the tranches of Notes of such Class as specified in the applicable Series Supplement.

“Transition Control Party” has the meaning set forth in Section 11.4(g) of the Base Indenture.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time will be such officers, in each case having direct responsibility for the administration of this Indenture, and also any officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder. On the Closing Date, the Trustee shall be Citibank, N.A., a national banking association.

“Trustee Accounts” has the meaning set forth in Section 5.9(a) of the Base Indenture. “UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

Annex A-56

“Uncertificated Note” means any Note issued in uncertificated, fully-registered form evidenced by entry in the Registrar.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unrestricted Cash” means as of any date, unrestricted cash and Eligible Investments owned by the Non-Securitization Entities that are not, and are not presently required under the terms of any agreement or other arrangement binding any Non-Securitization Entity on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of any Non-Securitization Entity or (b) otherwise segregated from the general assets of the Non- Securitization Entities, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Non-Securitization Entities. It is agreed that cash and Eligible Investments held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by any Non-Securitization Entity will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depository institutions or security intermediaries.

“U.S. Dollars” or “$” refers to lawful money of the United States of America.

“Variable Funding Note Purchase Agreement” means any note purchase agreement entered into by the Master Issuer in connection with the issuance of Class A-1 Notes that is identified as a “Variable Funding Note Purchase Agreement” in the applicable Series Supplement.

“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Warm Back-Up Management Trigger Event” means the occurrence and continuation of

(i) any event that causes a Cash Trapping Period to begin and that continues for at least two (2) consecutive Quarterly Calculation Dates or (ii) a Rapid Amortization Event, in each case, that has not been waived or approved by the Control Party (at the direction of the Controlling Class Representative), provided that any Rapid Amortization Event pursuant to clause (ii) of the definition thereof shall not be a Warm Back-Up Management Trigger Event unless such Rapid Amortization Event has not been cured within six (6) months from the date of such Rapid Amortization Event.

“Wax Supplies” means wax and wholesale products consumed in the application of wax services.

“Weekly Allocation Date” means the fourth Business Day immediately following the last day of each Weekly Collection Period, commencing on April 21, 2022.

“Weekly Collection Period” means each weekly period commencing at 12:00 a.m. (Eastern time) on each Sunday and ending at 11:59:59 p.m. (Eastern time) on the following Saturday, except that the first Weekly Collection Period will be the period commencing at 12:00 a.m. (Eastern time) on the Cut-Off Date and ending at 11:59:59 p.m. (Eastern time) on the following Saturday (April 16, 2022).

Annex A-57

“Weekly Manager’s Certificate” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

“Workout Fees” has the meaning set forth in the Control Party Agreement.

Exhibit A

WEEKLY MANAGER’S CERTIFICATE

[ON FILE WITH MASTER ISSUER]

Exhibit B-1 FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS (the “Notice”)

is made and entered into as of [ ], by and between [SECURITIZATION ENTITY] a Delaware limited liability company located at 5830 Granite Parkway, 3rd Floor, Plano, Texas 75024 (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, New York 10013 (“Trustee”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of April 6, 2022, by EWC Franchisor LLC, a Delaware limited liability company, EWC Distributor LLC, a Delaware limited liability company, and EWC Holding Guarantor LLC, a Delaware limited liability company, each as a Guarantor, in favor of the Trustee (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks, and the right to bring an action at law or in equity for any infringement, dilution, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Trademark Collateral”); and

WHEREAS, pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of recording the same with the United States Patent and Trademark Office (“USPTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture (as defined below) and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing and acceptance of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d), provided that at such time as the grant and/or enforcement of the security interest will not cause such application to be deemed invalidated, cancelled, or abandoned, such Trademark application will not be excluded from the Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of April 6, 2022 by and among EWC Master Issuer LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.
The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the USPTO to file and record this Notice together with the annexed Schedule 1.

2.
Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.
THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.
This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[SECURITIZATION ENTITY],

as Grantor

By:_____________

Name:___________

Title:____________

Notice of Grant of Security Interest in Trademarks

Schedule 1 Trademarks

Mark	Class	App. No.	App. Date	Reg. No.	Reg. Date	Owner	Status

Exhibit B-2 FORM OF NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS (the “Notice”) is

made and entered into as of [ ], by and between [SECURITIZATION ENTITY], a Delaware limited liability company located at 5830 Granite Parkway, 3rd Floor, Plano, Texas 75024 (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, New York 10013 (“Trustee”).

WHEREAS, Grantor is the owner of the United States patents and patent applications (including the associated registrations) set forth in Schedule 1 attached hereto (collectively, the “Patents”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of April 6, 2022, by EWC Franchisor LLC, a Delaware limited liability company, EWC Distributor LLC, a Delaware limited liability company, and EWC Holding Guarantor LLC, a Delaware limited liability company, each as a Guarantor, and in favor of the Trustee (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents, and the right to bring an action at law or in equity for any infringement, dilution, misappropriation, or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of recording the same with the United States Patent and Trademark Office (“USPTO”) to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture (as defined below) and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of a security interest hereunder shall not include any application for a Patent that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing and acceptance of a statement of use or amendment to alleged use pursuant to 15 U.S.C. Section 1051(c) or (d), provided that at such time as the grant or enforcement of the security interest will not cause such application to be deemed invalidated, cancelled, or abandoned, such Patent application will not be excluded from the Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.
The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and

Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the USPTO to file and record this Notice together with the annexed Schedule 1.

2.
Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.
THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.
This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SECURITIZATION ENTITY],

as Grantor

By:_________

Name:_______

Title:________

Notice of Grant of Security Interest in Patents

Schedule 1 Patents

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner	Status

Exhibit B-3

FORM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

This GRANT OF SECURITY INTEREST IN COPYRIGHTS (the “Grant”) is made and entered into as of [ ], by and between [SECURITIZATION ENTITY], a Delaware limited liability company located at 5830 Granite Parkway, 3rd Floor, Plano, Texas 75024 (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, New York 10013 (“Trustee”).

WHEREAS, Grantor is the owner of the United States copyrights (including the associated registrations) set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of April 6, 2022, made by EWC Franchisor LLC, a Delaware limited liability company, EWC Distributor LLC, a Delaware limited liability company, and EWC Holding Guarantor LLC, a Delaware limited liability company, each as a Guarantor, in favor of the Trustee (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, dilution, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Grant for purposes of recording the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture (as defined below) and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Grant, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.
The parties intend that this Grant is for recordation purposes. The terms of this Grant shall not modify the applicable terms and conditions of the Indenture or the Guarantee and

Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Grant to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the United States Copyright Office to file and record this Grant together with the annexed Schedule 1.

2.
Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.
THIS GRANT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.
This Grant may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SECURITIZATION ENTITY],

as Grantor

By:______________

Name:___________

Title:____________

Schedule 1 Copyrights

Title	Reg. No.	Reg. Date	Owner	Status

Exhibit C-1

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN

TRADEMARKS (the “Notice”) is made and entered into as of [ ], by and between [SECURITIZATION ENTITY] a Delaware limited liability company located at 5830 Granite Parkway, 3rd Floor, Plano, Texas 75024 (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 (“Trustee”).

WHEREAS, Grantor is the owner of the United States trademarks and service marks (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Trademarks”) and goodwill connected with the use of or symbolized by such Trademarks; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of April 6. 2022, made by EWC Franchisor LLC, a Delaware limited liability company, EWC Distributor LLC, a Delaware limited liability company, and EWC Holding Guarantor LLC, a Delaware limited liability company, each as a Guarantor, in favor of the Trustee (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Trademarks and the goodwill connected with the use of or symbolized by the Trademarks, and the right to bring an action at law or in equity for any infringement, dilution, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Trademark Collateral”); and

WHEREAS, pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of recording the same with the United State Patent and Trademark Office (“USPTO”) to confirm, evidence and perfect the security interest in the Trademark Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture (as defined below) and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Trademark Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing and acceptance of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d), provided that at such time as the grant and/or enforcement of the security interest will not cause such application to be deemed invalidated, cancelled or abandoned, such Trademark application will not be excluded from the Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.
The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Trademark Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Trademark Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the USPTO to file and record this Notice together with the annexed Schedule 1.

2.
Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Trademark Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.
THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK0.

4.
This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS to be duly executed by its duly authorized officer as of the date and year first written above.

[SECURITIZATION ENTITY],

as Grantor

By:_________

Name:_______

Title:________

Supplemental Notice of Grant of Security Interest in Trademarks

Schedule 1 Trademarks

Mark	Class	App. No.	App. Date	Reg. No.	Reg. Date	Owner	Status

Exhibit C-2

FORM OF SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

This SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

(the “Notice”) is made and entered into as of [ ], by and between [SECURITIZATION ENTITY], a Delaware limited liability company located at 5830 Granite Parkway, 3rd Floor, Plano, Texas 75024 (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 (“Trustee”).

WHEREAS, Grantor is the owner of the United States patents and patent applications (including the associated registrations and applications for registration) set forth in Schedule 1 attached hereto (collectively, the “Patents”) and goodwill connected with the use of or symbolized by such Patents; and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of April 6, 2022, by EWC Franchisor LLC, a Delaware limited liability company, EWC Distributor LLC, a Delaware limited liability company, and EWC Holding Guarantor LLC, a Delaware limited liability company, each as a Guarantor, and in favor of the Trustee (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Patents, and the right to bring an action at law or in equity for any infringement, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Patent Collateral”); and

WHEREAS, pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Notice for purposes of recording the same with the United States Patent and Trademark Office (“USPTO”) to confirm, evidence and perfect the security interest in the Patent Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture (as defined below) and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Patent Collateral, to the extent now owned or at any time hereafter acquired by Grantor; provided that the grant of security interest hereunder shall not include any application for a Patent that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of such security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing and acceptance of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d), provided that at such time as the grant and/or enforcement of the security interest will not cause such application to be deemed invalidated, cancelled or abandoned, such Patent application will not be excluded from the Notice.

Capitalized terms used in this Notice (including the preamble and the recitals hereto), and not defined in this Notice, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (the “Indenture”).

1.
The parties intend that this Notice is for recordation purposes. The terms of this Notice shall not modify the applicable terms and conditions of the Indenture or the Guarantee and Collateral Agreement, which govern the Trustee’s interest in the Patent Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Notice to create a security interest in the Patent Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the USPTO to file and record this Notice together with the annexed Schedule 1.

2.
Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Patent Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.
THIS NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.
This Notice may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SECURITIZATION ENTITY],

as Grantor

By:____________

Name: __________

Title:____________

Supplemental Notice of Grant of Security Interest in Patents

Schedule 1 Patents

Title	App. No.	Filing Date	Patent No.	Issue Date	Owner	Status

Exhibit C-3 FORM OF SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS

This SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS (the

“Grant”) is made and entered into as of [ ], by and between [SECURITIZATION ENTITY], a Delaware limited liability company located at 5830 Granite Parkway, 3rd Floor, Plano, Texas 75024 (“Grantor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee, located at 388 Greenwich Street, New York, NY 10013 (“Trustee”).

WHEREAS, Grantor is the owner of the United States copyrights (including the associated registrations) set forth in Schedule 1 attached hereto (collectively, the “Copyrights”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, dated as of April 6, 2022, made by EWC Franchisor LLC, a Delaware limited liability company, EWC Distributor LLC, a Delaware limited liability company, and EWC Holding Guarantor LLC, a Delaware limited liability company, each as a Guarantor, and in favor of the Trustee (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), to secure the Obligations, Grantor has granted to the Trustee for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under certain intellectual property of Grantor, including the Copyrights and the right to bring an action at law or in equity for any infringement, dilution, misappropriation or other violation thereof, and to collect all damages, settlements and proceeds relating thereto, and, to the extent not otherwise included, all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing (collectively, the “Copyright Collateral”); and

WHEREAS, pursuant to Section 3.5(a) of the Guarantee and Collateral Agreement, Grantor agreed to execute and deliver to the Trustee this Grant for purposes of recording the same with the United States Copyright Office (the “Copyright Office”) to confirm, evidence and perfect the security interest in the Copyright Collateral granted under the Guarantee and Collateral Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all applicable terms and conditions of the Indenture (as defined below) and the Guarantee and Collateral Agreement, which are incorporated by reference as if fully set forth herein, to secure the Obligations, Grantor hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in Grantor’s right, title and interest in, to and under the Copyright Collateral, to the extent now owned or at any time hereafter acquired by Grantor.

Capitalized terms used in this Grant (including the preamble and the recitals hereto), and not defined in this Grant, shall have the meanings assigned to such terms in Annex A attached to the Base Indenture, dated as of April 6, 2022, by and between EWC Master Issuer LLC, a Delaware limited liability company, and Citibank, as Trustee and Securities Intermediary (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

1.
The parties intend that this Grant is for recordation purposes. The terms of this Grant shall not modify the applicable terms and conditions of the Indenture or the Guarantee and

Collateral Agreement, which govern the Trustee’s interest in the Copyright Collateral and which shall control in the event of any conflict. Grantor hereby acknowledges the sufficiency and completeness of this Grant to create a security interest in the Copyright Collateral in favor of the Trustee for the benefit of the Secured Parties, and Grantor hereby requests the United States

Copyright Office to file and record this Grant together with the annexed Schedule 1.

2.
Grantor and Trustee hereby acknowledge and agree that the grant of security interest in, to and under the Copyright Collateral made hereby may be terminated only in accordance with the terms of the Indenture and the Guarantee and Collateral Agreement and shall terminate automatically upon the termination of the Indenture or the Guarantee and Collateral Agreement.

3.
THIS GRANT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5- 1401 AND 5-1402 OF THE GENERAL OBLIGATOINS LAW OF THE STATE OF NEW YORK).

4.
This Grant may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this SUPPLEMENTAL GRANT OF SECURITY INTEREST IN COPYRIGHTS to be duly executed by its duly authorized officer as of the date and year first written above.

[SECURITIZATION ENTITY],

as Grantor

By:____________

Name:__________

Title:___________

Schedule 1 Copyrights

Title	Reg. No.	Reg. Date	Owner	Status

Exhibit D

FORM OF PERMITTED RECIPIENT CERTIFICATION

Citibank, N.A., as Trustee 388 Greenwich Street New York, NY 10013

Email: anthony.bausa@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

Attention: Agency & Trust – EWC Master Issuer LLC

Pursuant to Section 4.3 of the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and Securities Intermediary (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”), the undersigned hereby certifies and agrees to the following conditions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

1.
The undersigned is a [[Noteholder][Note Owner][prospective purchaser] of Series [ ], Class [ ] Notes (the “Notes”)][third-party investor diligence provider][third- party servicer provider].

2.
In the case that the undersigned is a Note Owner, the undersigned is a beneficial owner of Notes. In the case that the undersigned is a prospective purchaser, the undersigned has been designated by a Noteholder or a Note Owner as a prospective transferee of Notes.

3.
The undersigned is requesting all information and copies of all documents that the Trustee is required to deliver to such Noteholder, Note Owner, prospective purchaser, or is otherwise a Permitted Recipient, as the case may be, pursuant to Section 4.3 of the Base Indenture. In the case that the undersigned is a Noteholder or a Note Owner, pursuant to Section 4.3 of the Base Indenture, the undersigned is also requesting access for the undersigned to the password-protected area of the Trustee’s website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) relating to the Notes.

4.
The undersigned is requesting such information solely for use in [evaluating the undersigned’s investment in the Notes] [evaluating the undersigned’s potential investment in the Notes] [its capacity as a third-party investor diligence provider] [its capacity as a third-party service provider].

5.
The undersigned is not a Competitor or a Tax-Restricted Affiliate.

6.
The undersigned understands [documents it has requested] [and] [the Trustee’s website] contain[s] confidential information.

7.
In consideration of the Trustee’s disclosure to the undersigned, the undersigned will keep the information strictly confidential, and such information will not be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, without the prior written consent of the Trustee; provided, however, that the undersigned shall be permitted to disclose such information to (A) to

(1) those personnel employed by it who need to know such information, (2) its attorneys and outside auditors which have agreed to keep such information confidential and to treat such information as confidential information, or (3) a regulatory or self-regulatory authority pursuant to Requirements of Law or (B) by judicial process; provided, that it may disclose to any and all Persons without limitation of any kind, the tax treatment and tax structure of the transaction and any related tax strategies to the extent necessary to prevent the transaction from being described as a “confidential transaction” under U.S. Treasury Regulations Section 1.6011-4(b)(3)).

8.
The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act or the Exchange Act or would require registration of any non-registered security pursuant to the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer.

[Name of [Noteholder][Note Owner][prospective purchaser][third-party investor diligence provider][third-party service provider]]

By:____________

Title:___________

Date: ___________

Name: __________

Exhibit E

FORM OF CCR ELECTION NOTICE

CITIBANK, N.A.

EWC MASTER ISSUER LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date: [insert date five (5) Business Days after Closing Date or any CCR Re- election Event]_

Notice Record Date:

Responses Due By: 5:00 p.m. (New York City time) on [insert date five (5) Business Days after the date of this notice]

Re: Election for Controlling Class Representative

Dear Noteholder:

Reference is hereby made to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by each Series Supplement thereto (each, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, a “Series Supplement”) between the Master Issuer and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(b) of the Base Indenture, you are hereby notified that:

1.
There will be an election for a Controlling Class Representative.

2.
If you wish to make a nomination, please do so by submitting a completed nomination form in the form of Exhibit F to the Base Indenture by [insert date five (5) Business Days after the date of this notice to the below address:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust – EWC Master Issuer LLC

Email: anthony.bausa@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

[Signature Page Follows]

Very truly yours, CITIBANK, N.A., as Trustee

By: _____________

Name: ___________

Title: ____________

cc: EWC Ventures, LLC, as Manager

EWC Master Issuer LLC, as Master Issuer

Exhibit F

FORM OF NOMINATION FOR CONTROLLING CLASS REPRESENTATIVE

I hereby submit the following nomination for election as the Controlling Class Representative:

Nominee:

By my signature below, I, (please print name) _ hereby certify that:

(1)
As of [insert a date that is not more than [five (5) Business Days prior to the date of the CCR Election Notice], I was the (please check one):

 Note Owner

 Noteholder

of the [Insert CUSIP Information][Insert Outstanding Principal Amount of Notes]1[Insert Original Face Amount][Insert Class A-1 Notes Voting Amount]2 of the Controlling Class set forth below.

$ of the Series [ ] Class [ ] Notes

(2)
The candidate that I nominated above for election as Controlling Class Representative is a (please check one):

 Controlling Class Member or

1 In the case of the Class A-2 Notes. For your reference, the “Outstanding Principal Amount” is with respect to any one or more Series, Classes, Subclasses or Tranches of Notes, as applicable at any time, an amount equal to (a) the initial principal amounts of such Series, Class, Subclass or Tranche minus

(b) the aggregate amount of principal payments made to such Series, Class, Subclass or Tranche on or prior to such date.

2 In the case of the Class A-1 Notes. For your reference, the “Class A-1 Notes Voting Amount” is with respect to each Series of Class A-1 Notes Outstanding, the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Series of Class A-1 Notes (after giving effect to any canceled commitments) and (2) the Outstanding Principal Amount of such Series of Class A-1 Notes.

 Eligible Third-Party Candidate3

(3)
Contact Information for candidate nominated (it being acknowledged that such contact information will be posted on the Trustee’s internet website)

[Signature Page Follows]

3 An “Eligible Third-Party Candidate” is a candidate that is able to certify that it (i) is an established enterprise in the busines of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Master Issuer and (ii) is not (w) a Competitor, (x) a Tax- Restricted Affiliate, (y) a Franchisee or (z) formed solely to act as the Controlling Class Representative.

By: _________

Name: _________

Date submitted: ___________

Exhibit G

FORM OF BALLOT FOR CONTROLLING CLASS REPRESENTATIVE

CITIBANK, N.A.

EWC MASTER ISSUER LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date: Notice Record Date:

Responses Due By: 5:00 p.m. (New York City time) on [insert date five (5) Business Days after the date of this notice]

Re: Election for Controlling Class Representative

To: The Controlling Class Members described below:

Class	CUSIP[4]

Dear Noteholder:

Reference is hereby made to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by each Series Supplement thereto (each, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, a “Series Supplement”) between the Master Issuer and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(c) of the Base Indenture, please indicate your vote by submitting the attached Exhibit A with respect to your vote for Controlling Class Representative within [insert

4 No representation is made as to the correctness or accuracy of the CUSIP numbers either as printed on the Notes or as contained in this Notice. Such numbers are included solely for the convenience of the Holders.

date five (5) Business Days after the date of this notice] (the “CCR Election Period”) to my attention by email to anthony.bausa@citi.com or by calling (888) 855-9695 to obtain Citibank,

N.A. account manager’s email address.

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by the law of the State of New York.

Very truly yours, CITIBANK, N.A., as Trustee

By:_________________

Name:_______________

Title:_______________

cc: EWC Ventures, LLC, as Manager

EWC Master Issuer LLC, as Master Issuer

Ballot for Controlling Class Representative

EXHIBIT A [TO EXHIBIT G]

BALLOT FOR CONTROLLING CLASS REPRESENTATIVE

EWC MASTER ISSUER LLC

Notice Date:

Notice Record Date: Responses Due By:

, 20

, 20

, 20

Please indicate your vote by checking the “Yes” or “No” box next to each candidate. You may only select “Yes” below for a single candidate.

The election outcome will be determined in accordance with Section 11.1(c) of the Base Indenture. Abstentions shall not be considered in the determination of the election outcome.

Yes	No	Nominee	All Book- Entry Notes: List CUSIP and Outstanding Principal Amount[5]	All Definitive Notes or Class A- 1 Notes: List Outstanding Principal Amount or Class A-1 Notes Voting Amount, as applicable[6]
[Nominee 1]
[Nominee 2]
[Nominee 3]

*If the beneficial owner of a book-entry position is completing this, please indicate your DTC custodian’s information below. (To avoid duplication of your vote, please do not respond additionally via your custodian.)

Bank: DTC #

[Signature Page Follows]

5 In the case of the Class A-2 Notes. For your reference, the “Outstanding Principal Amount” means, with respect to any one or more Series, Classes, Subclasses or Tranches of Notes, as applicable at any time, an amount equal to

(a) the initial principal amounts of such Series, Class, Subclass or Tranche minus (b) the aggregate amount of principal payments made to such Series, Class, Subclass or Tranche on or prior to such date.

6 In the case of the Class A-1 Notes. For your reference, the “Class A-1 Notes Voting Amount” means, with respect to each Series of Class A-1 Notes Outstanding, the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Series of Class A-1 Notes (after giving effect to any canceled commitments) and (2) the Outstanding Principal Amount of such Series of Class A-1 Notes.

By my signature below, I, (please print name) , hereby certify that as of the date hereof I am an owner or beneficial owner of the [[Outstanding Principal Amount of Notes]7[Class A-1 Notes Voting Amount]8 of the Controlling Class set forth below:

$ of the Series of [ ] Class [ ] Notes

By:_________________ Name:_______________

Date:________________

[add medallion/notary block]

7 In the case of Class A-2 Notes.

8 In the case of Class A-1 Notes.

Exhibit H

FORM OF NOTE OWNER CERTIFICATE

Sent via email to: anthony.bausa@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

Re: Request to Communicate with Note Owners

Reference is made to Section 11.5(b) of the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”).

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture.

The undersigned hereby certify that they are (i) VFN Noteholders who collectively hold beneficial interests of not less than (x) 5% of the aggregate principal amount of the Class A-1 Notes (including any unfunded commitments of such VFN Noteholders under any Variable Funding Note Purchase Agreement) or (y) 5% of the aggregate principal amount of the Notes or (ii) Noteholders of Notes other than the Class A-1 Notes who hold beneficial interests of not less than 5% of the aggregate principal amount of the Notes.

The undersigned wish to communicate with other Noteholders and VFN Noteholders with respect to their rights under the Indenture or under the Notes and hereby request that the Trustee deliver the enclosed notice or communication to all other Noteholders through the Applicable Procedures of each Clearing Agency, and to the VFN Noteholders through the applicable Class A-1 Administrative Agents, with respect to all Series of Notes Outstanding.

The undersigned agree to indemnify the Trustee for its costs and expenses in connection with the delivery of the enclosed notice or communication.

Note Owner Certificate

Dated:______________

Signed:______________

Printed Name:______________

Dated:______________

Signed:______________

Printed Name:______________

Enclosure(s): [ ]

Exhibit I

FORM OF CCR ACCEPTANCE LETTER

, 9

Re: Acceptance Letter for Controlling Class Representative

Greetings:

Reference is hereby made to the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”), as supplemented by each Series Supplement thereto (each, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, a “Series Supplement”) between the Master Issuer and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

Pursuant to Section 11.1(d) of the Base Indenture, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby agrees to (i) act as the Controlling Class Representative and (ii) provide its name and contact information in the space provided below and permit such information to be shared with the Manager, the Securitization Entities, the Control Party, the Back-Up Manager, each Rating Agency and the Controlling Class Members. In addition, the undersigned, as the [elected][appointed] Controlling Class Representative, hereby represents and warrants that it is [a Controlling Class Member][an Eligible Third-Party Candidate].

[Signature Page Follows]

9 Insert date that is within [five (5) Business Days (if appointed)[fifteen (15) Business Days (if elected)] of receipt.

Very truly yours,

[NAME OF CCR ENTITY]

By:

Name: [NAME OF SIGNATORY] Title: [TITLE OF SIGNATORY]

Contact Information:

[NAME OF CCR ENTITY] [ADDRESS] [ATTENTION]

[EMAIL] [TELEPHONE]

CCR Acceptance Letter

EXHIBIT J

FORM OF NOTICE OF NON-ELECTION OF CONTROLLING CLASS REPRESENTATIVE

CITIBANK, N.A.

EWC MASTER ISSUER LLC

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE REGISTERED AND BENEFICIAL OWNERS OF THE SUBJECT NOTES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES IN A TIMELY MANNER.

Notice Date:

Notice Record Date:

Re: Election for Controlling Class Representative To Controlling Class Members described below:

Class	CUSIP[10]

Dear Noteholder:

Reference is hereby made to (i) the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Base Indenture”) and (ii) [the CCR Election Notice, dated [ ] (the “CCR Election Notice”) pursuant to which the Trustee provided notice of an election for a Controlling Class Representative and requested that any nominations for a Controlling Class Representative be submitted to the Trustee no later than five (5) Business Days from the date thereof]11[the CCR Ballot for Controlling Class Representative, dated [ ] (the “CCR Ballot”), pursuant to which the Trustee

10 No representation is made as to the correctness or accuracy of the CUSIP numbers either as printed on the Notes or as contained in this Notice. Such numbers are included solely for the convenience of the Holders.

11 Insert if no nominations were received by the date indicated in the CCR Election Notice.

provided a ballot for the proposed election of a Controlling Class Representative]12. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Base Indenture and the Series Supplements, as applicable.

[Pursuant to Section 11.1(c) of the Base Indenture, you are hereby notified that the Trustee received no valid nominations for Controlling Class Representative and, therefore, no election will occur. [Since there is currently a Controlling Class Representative, pursuant to Section 11.1(c)(iii) of the Base Indenture, the current Controlling Class Representative is deemed reelected and will remain the Controlling Class Representative]13]14

[Pursuant to Section 11.1(c) of the Base Indenture, you are hereby notified that (i) there is currently no Controlling Class Representative and (ii) [no CCR Candidate (as set forth in the CCR Ballot) received at least 50% of the CCR Voting Amount][votes were submitted by less than the CCR Quorum Amount]. Accordingly, pursuant to Section 11.1(c) of the Base Indenture, you are hereby notified that that no Controlling Class Representative has been elected. Until a CCR Re-election Event occurs and a new Controlling Class Representative is elected or selected pursuant to the terms set forth in Article XI of the Base Indenture, (i) unless otherwise expressly provided in the Related Documents, the Control Party shall exercise the rights of the Controlling Class Representative in accordance with the Control Party Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Related Document shall be delivered to the Control Party.]15

This Notice shall be construed in accordance with, and this Notice and any matters arising out of or relating in any way whatsoever to this Notice (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Very truly yours, CITIBANK, N.A., as Trustee

12 Insert if no CCR Candidate received the requisite percentage of votes.

13 Insert if there is an existing Controlling Class Representative.

14 Insert if no CCR nominations were received by the date indicated in the CCR Election Notice.

15 Insert if no CCR Candidate received the requisite percentage of votes.

By:

Name:

Title:

cc: EWC Master Issuer LLC, as Master Issuer EWC Ventures, LLC, as Manager

Drivetrain Agency Services, LLC, as Control Party FTI Consulting, Inc., as Back-Up Manager Controlling Class Members

Exhibit K

FORM OF COLLATERAL PROTECTION PAYMENT REQEST

Citibank, N.A., as Trustee 388 Greenwich Street New York, NY 10013

Attention: Agency & Trust– EWC Master Issuer, LLC

[Pursuant to Section 5.3(d) of the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (the “Base Indenture”), the Manager hereby requests, pursuant to the Management Agreement, that the Trustee (i) withdraw from the Senior Notes Interest Reserve Account, an amount equal to $[ ] (which amount is equal to the lesser of (x) Senior Notes Collateral Protection Percentage of the amount of such Collateral Protection Payment and (y) the Collateral Protection Withdrawal Cap with respect to the Senior Notes Interest Reserve Account), and (ii) remit such amount to the Manager.]

[Pursuant to Section 5.3(d) of the Base Indenture, dated as of April 6, 2022, by and among EWC Master Issuer LLC, a Delaware limited liability company, as Master Issuer (the “Master Issuer”), and Citibank, as Trustee (in such capacity, the “Trustee”) and Securities Intermediary (the “Base Indenture”), the Manager hereby requests, pursuant to the Management Agreement, that the Trustee (i) withdraw from the Senior Subordinated Notes Interest Reserve Account, an amount equal to $[ ] (which shall be an amount equal to the lesser of (x) the Senior Subordinated Notes Collateral Protection Percentage of the amount of such Collateral Protection Payment and (y) the Collateral Protection Withdrawal Cap with respect to the Senior Subordinated Notes Interest Reserve Account), and (ii) remit such amount to the Manager.]16

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A to the Base Indenture

[Signature Page Follows]

16 If a certificate is submitted pursuant to Section 5.3(d), a concurrent Collateral Protection Payment Request must be submitted to the Trustee with respect to amounts held in the Senior Notes Interest Reserve Account for an amount equal to the lesser of (x) the Senior Notes Collateral Protection Percentage of the amount of such Collateral Protection Payment and (y) the Collateral Protection Withdrawal Cap with respect to the Senior Notes Interest Reserve Account.

Very truly yours,

EWC, VENTURES, LLC, as

Manager

By:

Name: Title: